EXHIBIT 2.1 AGREEMENT AND PLAN OF MERGER by and among: COLLEGIUM PHARMACEUTICAL, INC., BRISTOL ACQUISITION COMPANY INC. and BIODELIVERY SCIENCES INTERNATIONAL, INC. Dated as of February 14, 2022

i TABLE OF CONTENTS Page ARTICLE 1 DEFINITIONS.......................................................................................................................................... 2 Section 1.1 Definitions....................................................................................................................................... 2 ARTICLE 2 THE OFFER ........................................................................................................................................... 14 Section 2.1 The Offer ....................................................................................................................................... 14 Section 2.2 Company Actions .......................................................................................................................... 16 ARTICLE 3 MERGER TRANSACTION ................................................................................................................... 17 Section 3.1 Merger of Purchaser into the Company ........................................................................................ 17 Section 3.2 Effect of the Merger ...................................................................................................................... 18 Section 3.3 Closing; Effective Time ................................................................................................................ 18 Section 3.4 Certificate of Incorporation and Bylaws; Directors and Officers .................................................. 18 Section 3.5 Conversion of Shares .................................................................................................................... 19 Section 3.6 Surrender of Certificates; Stock Transfer Books .......................................................................... 19 Section 3.7 Dissenters’ Rights ......................................................................................................................... 21 Section 3.8 Treatment of Company Options, Company RSUs and Company Warrants ................................. 22 Section 3.9 Further Action ............................................................................................................................... 23 ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY ................................................... 23 Section 4.1 Due Organization; Subsidiaries, Etc ............................................................................................. 23 Section 4.2 Certificate of Incorporation and Bylaws ....................................................................................... 24 Section 4.3 Authority; Binding Nature of Agreement ..................................................................................... 24 Section 4.4 Capitalization, Etc ......................................................................................................................... 24 Section 4.5 Non-Contravention; Consents ....................................................................................................... 26 Section 4.6 SEC Filings; Financial Statements ................................................................................................ 26 Section 4.7 Absence of Changes ...................................................................................................................... 28 Section 4.8 Intellectual Property ...................................................................................................................... 28 Section 4.9 Privacy and Information Security ................................................................................................. 30 Section 4.10 Contracts ....................................................................................................................................... 30 Section 4.11 No Undisclosed Liabilities ............................................................................................................ 32 Section 4.12 Litigation ....................................................................................................................................... 33 Section 4.13 Compliance with Laws .................................................................................................................. 33 Section 4.14 Regulatory Matters ........................................................................................................................ 33 Section 4.15 Certain Business Practices ............................................................................................................ 34 Section 4.16 Governmental Authorizations ....................................................................................................... 34 Section 4.17 Tax Matters ................................................................................................................................... 35

TABLE OF CONTENTS (continued) Page ii Section 4.18 Employee Matters; Benefit Plans .................................................................................................. 37 Section 4.19 Environmental Matters .................................................................................................................. 39 Section 4.20 Real Property ................................................................................................................................ 39 Section 4.21 Title to Assets ............................................................................................................................... 40 Section 4.22 Insurance ....................................................................................................................................... 40 Section 4.23 Section 203 of the DGCL .............................................................................................................. 40 Section 4.24 Merger Approval ........................................................................................................................... 40 Section 4.25 Opinion of Financial Advisor........................................................................................................ 40 Section 4.26 Brokers and Other Advisors .......................................................................................................... 40 Section 4.27 Ownership of Parent Capital Stock ............................................................................................... 41 Section 4.28 Acknowledgement by the Company on Behalf of the Acquired Companies ................................ 41 ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER .............................. 41 Parent and Purchaser jointly and severally represent and warrant to the Company as follows: .............................. 41 Section 5.1 Due Organization .......................................................................................................................... 41 Section 5.2 Purchaser ....................................................................................................................................... 41 Section 5.3 Authority; Binding Nature of Agreement ..................................................................................... 41 Section 5.4 Non-Contravention; Consents ....................................................................................................... 42 Section 5.5 Disclosure ..................................................................................................................................... 42 Section 5.6 Litigation ....................................................................................................................................... 42 Section 5.7 Ownership of Company Common Stock; Absence of Certain Arrangements .............................. 42 Section 5.8 Brokers and Other Advisors .......................................................................................................... 43 Section 5.9 Sufficient Funds ............................................................................................................................ 43 ARTICLE 6 CERTAIN COVENANTS OF THE COMPANY .................................................................................. 43 Section 6.1 Access and Investigation ............................................................................................................... 43 Section 6.2 Operation of the Company’s Business .......................................................................................... 44 Section 6.3 No Solicitation .............................................................................................................................. 47 Section 6.4 Termination of 401(k) Plans ......................................................................................................... 48 ARTICLE 7 ADDITIONAL COVENANTS OF THE PARTIES ............................................................................... 49 Section 7.1 Company Board Recommendation ............................................................................................... 49 Section 7.2 Filings, Consents and Approvals ................................................................................................... 50 Section 7.3 Employee Communications .......................................................................................................... 52 Section 7.4 Indemnification of Officers and Directors .................................................................................... 53 Section 7.5 Transaction Litigation ................................................................................................................... 54 Section 7.6 Further Assurances ........................................................................................................................ 54 Section 7.7 Public Announcements; Disclosure .............................................................................................. 55

TABLE OF CONTENTS
(continued)

		Page
Section 7.8	Takeover Laws	55
Section 7.9	Section 16 Matters	55
Section 7.10	Rule 14d-10 Matters	55
Section 7.11	Purchaser Stockholder Consent	56
Section 7.12	Stock Exchange Delisting; Deregistration	56
Section 7.13	Payoff Letters	56
Section 7.14	Financing Cooperation.	56
Section 7.15	Employment and Benefit Matters.	58
Section 7.16	Interim Operations of Purchaser	59
ARTICLE 8 CONDITIONS PRECEDENT TO THE MERGER		60
Section 8.1	No Restraints	60
Section 8.2	Consummation of Offer	60
ARTICLE 9 TERMINATION		60
Section 9.1	Termination	60
Section 9.2	Effect of Termination	62
Section 9.3	Expenses; Termination Fee	62
ARTICLE 10 MISCELLANEOUS PROVISIONS		64
Section 10.1	Amendments	64
Section 10.2	Waiver	64
Section 10.3	No Survival	64
Section 10.4	Entire Agreement; Counterparts	64
Section 10.5	Applicable Laws; Jurisdiction; Specific Performance; Remedies	65
Section 10.6	Assignment	66
Section 10.7	No Third-Party Beneficiaries	66
Section 10.8	Notices	66
Section 10.9	Severability	67
Section 10.10	Obligation of Parent	67
Section 10.11	Transfer Taxes	67
Section 10.12	Interpretations	68
Section 10.13	Company Disclosure Schedule References	69
Section 10.14	Parent Disclosure Schedule References	69
Section 10.15	Financing Provisions	69

iii

iv Exhibits Exhibit A Surviving Corporation Certificate of Incorporation Exhibit B Surviving Corporation Bylaws Exhibit C Form of Tender and Support Agreement Annexes Annex I Conditions to the Offer

AGREEMENT AND PLAN OF MERGER This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of February 14, 2022 (the “Agreement Date”), by and among Collegium Pharmaceutical, Inc., a Virginia corporation (“Parent”), Bristol Acquisition Company Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Purchaser”), and BioDelivery Sciences International, Inc., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement shall have the meanings ascribed to such terms in ARTICLE 1. Recitals WHEREAS, Parent has agreed to cause Purchaser to commence a cash tender offer (as it may be amended from time to time as permitted under this Agreement, the “Offer”) to acquire all of the outstanding shares of Company Common Stock (the “Shares”) for $5.60 per Share (the “Offer Price”), in cash, subject to any applicable withholding Taxes and without interest, on the terms and subject to the conditions set forth in this Agreement. WHEREAS, as soon as practicable following the consummation of the Offer, upon the terms and conditions set forth herein and in accordance with the DGCL, Purchaser will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and as a wholly owned Subsidiary of Parent (the “Surviving Corporation”), whereby, (i) each issued and outstanding Share (other than the Excluded Shares and Dissenting Shares) shall be converted into the right to receive the Offer Price; and (ii) the Company shall become a wholly owned Subsidiary of Parent as a result of the Merger. WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (i) approved, adopted and declared advisable this Agreement and the Transactions contemplated hereby, including the Offer and the Merger, (ii) determined that the Transactions contemplated hereby, including the Offer and the Merger, are in the best interests of the Company and its stockholders, (iii) resolved that the Merger shall be governed by and effected under Section 251(h) of the DGCL and (iv) resolved to recommend that the stockholders of the Company accept the Offer and tender their Shares to Purchaser pursuant to the Offer (the “Company Board Recommendation”). WHEREAS, the board of directors of Parent has, on the terms and conditions set forth herein, approved the execution, delivery and performance of this Agreement and the consummation of the Transactions, including the Offer and the Merger. WHEREAS, the board of directors of Purchaser has declared that, on the terms and subject to the conditions set forth herein, this Agreement and the Transactions, including the Offer and the Merger, are advisable and in the best interests of Purchaser and its sole stockholder, and has approved and adopted this Agreement and the Transactions. WHEREAS, each of Parent, Purchaser and the Company hereby acknowledges and agrees that the Merger shall be effected under Section 251(h) of the DGCL and shall, subject to satisfaction of the conditions set forth in this Agreement, be effected as soon as practicable following the consummation of the Offer. WHEREAS, as a condition and inducement to the willingness of Parent and Purchaser to enter into this Agreement, concurrently with the execution and delivery of this Agreement, certain of the Company’s stockholders are entering into tender and support agreements with Parent and Purchaser substantially in the form attached hereto as Exhibit C (each, a “Support Agreement”) pursuant to which, among other things, such stockholders have agreed to tender their Shares to Purchaser in the Offer.

2 NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Purchaser and the Company hereby agree as follows: ARTICLE 1 DEFINITIONS Section 1.1 Definitions. For purposes of this Agreement (including this ARTICLE 1): “Acceptable Confidentiality Agreement” means any confidentiality agreement with the Company that is either (a) in effect as of the execution and delivery of this Agreement or (b) executed, delivered and effective after the execution and delivery of this Agreement, in either case containing provisions that require any counterparty thereto (and any of its Affiliates and Representatives) that receive information of, or with respect to, the Acquired Companies to keep such information confidential; provided, however, that (i) the provisions contained therein are not materially less favorable in the aggregate to the Company than the terms of the Non-Disclosure Agreement (it being agreed that such agreement need not contain any “standstill” or similar provisions that prohibit the making of any Acquisition Proposal) and (ii) such agreement does not contain any provision that prohibits the Company from satisfying its obligations hereunder. Notwithstanding the foregoing, a Person who has within six (6) months prior to the date hereof entered into a confidentiality agreement with the Company shall not be required to enter into a new or revised confidentiality agreement, and such existing confidentiality agreement shall be deemed to be an Acceptable Confidentiality Agreement. “Acquired Companies” means the Company and each of its direct and indirect Subsidiaries. “Acquisition Proposal” means any proposal or offer from any Person (other than Parent and its Affiliates) or “group”, within the meaning of Section 13(d) of the Exchange Act, relating to, in a single transaction or series of related transactions, any (a) acquisition or license of assets (including equity securities of any Subsidiaries) of any of the Acquired Companies equal to 20% or more of the Acquired Companies’ consolidated assets or to which 20% or more of the Acquired Companies’ revenues or earnings on a consolidated basis are attributable, (b) issuance or acquisition of 20% or more of the outstanding Shares or other voting securities representing 20% or more of the combined voting power of the Company, (c) recapitalization, tender offer or exchange offer that if consummated would result in any Person or group beneficially owning 20% or more of the outstanding Shares, (d) merger, consolidation, amalgamation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company that if consummated would result in any Person or group beneficially owning 20% or more of the outstanding Shares or other voting securities representing 20% or more of the combined voting power of the Company or (e) any combination of the foregoing. “Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of voting securities or partnership or other ownership interests, by contract or otherwise. “Agreement” is defined in the Preamble to this Agreement. “Agreement Date” is defined in the Preamble to this Agreement. “Alternative Financing” is defined in Section 7.14(d) of this Agreement.

3 “Anti-Corruption Laws” mean the Foreign Corrupt Practices Act of 1977, the Anti- Kickback Act of 1986, the UK Bribery Act of 2012, and the Anti-Bribery Laws of the People’s Republic of China or any applicable Laws of similar effect. “Antitrust Laws” mean the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, state antitrust laws, and all other applicable Laws (including non-U.S. Laws) issued by a Governmental Body that are designed or intended to preserve or protect competition, prohibit and restrict agreements in restraint of trade or monopolization, attempted monopolization, restraints of trade and abuse of a dominant position, or to prevent acquisitions, mergers or other business combinations and similar transactions, the effect of which may be to lessen or impede competition or to tend to create or strengthen a dominant position or to create a monopoly. “Balance Sheet” is defined in Section 4.21 of this Agreement. “Book-Entry Shares” mean non-certificated Shares represented by book-entry. “Business Day” means a day except a Saturday, a Sunday or other day on which banks in the City of New York are authorized or required by Laws to be closed. “CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, as may be amended from time to time, and any administrative or other guidance published with respect thereto by any Governmental Body (including IRS Notice 2020-22), or any other Law or executive order or executive memorandum (including the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, dated August 8, 2020, IRS Notices 2020-65 or 2021-11, and the Consolidated Appropriations Act, 2021) intended to address the consequences of COVID-19 (in each case, including any comparable provisions of state, local or non-U.S. Law and including any related or similar orders or declarations from any Governmental Body). “Certificated Shares” mean Shares evidenced by Certificates. “Certificates” is defined in Section 3.6(b) of this Agreement. “Closing” is defined in Section 3.3(a) of this Agreement. “Closing Date” is defined in Section 3.3(a) of this Agreement. “Code” means the Internal Revenue Code of 1986. “Collection Costs” is defined in Section 9.3(d)(ii) of this Agreement. “Company” is defined in the Preamble to this Agreement. “Company 401(k) Plan” is defined in Section 6.4 of this Agreement. “Company Adverse Change Recommendation” is defined in Section 7.1(a) of this Agreement. “Company Associate” means each current or former officer or other employee, or individual who is or was an independent contractor, consultant or director, of or to any Acquired Company. “Company Board” is defined in the Recitals of this Agreement. “Company Board Recommendation” is defined in the Recitals of this Agreement.

4 “Company Common Stock” means the common stock, $0.001 par value per share, of the Company. “Company Contract” means any Contract to which an Acquired Company is a party or by which any Acquired Company or any of their assets is legally bound. “Company Disclosure Documents” is defined in Section 4.6(h) of this Agreement. “Company Disclosure Schedule” means the disclosure schedule that has been prepared by the Company in accordance with the requirements of this Agreement and that has been delivered by the Company to Parent on the Agreement Date. “Company Employee Agreement” means each management, employment, severance, retention, transaction bonus, change in control, consulting, relocation, repatriation or expatriation agreement or other Contract between: (a) any Acquired Company and (b) any Company Associate. “Company Equity Plan” means, collectively, the BioDelivery Sciences International, Inc. 2019 Stock Option and Incentive Plan and the BioDelivery Sciences International, Inc. 2011 Equity Incentive Plan, as amended. “Company IP” means all Intellectual Property Rights that are owned or exclusively licensed or purported to be owned or exclusively licensed by any Acquired Company. “Company Lease” means any Company Contract pursuant to which any Acquired Company leases, subleases, uses or occupies (in each case, whether as landlord, tenant, sublandlord, subtenant or by other occupancy arrangement) or has the right to use or occupy, now or in the future, any real property. “Company Loan Agreement” means that certain Loan Agreement, dated as of May 23, 2019, by and among the Company, Arius Pharmaceuticals, Inc., Arius Two, Inc. and BioPharma Credit plc, as amended from time to time. “Company Option” means an option to purchase Shares granted by the Company pursuant to the Company Equity Plan. “Company Preferred Stock” is defined in Section 4.4(a) of this Agreement. “Company Related Parties” is defined in Section 9.3(c) of this Agreement. “Company RSU” means a restricted stock unit award granted pursuant to the Company Equity Plan (including, for the avoidance of doubt, any such performance-based restricted stock unit award). “Company SEC Documents” is defined in Section 4.6(a) of this Agreement. “Company Stock Awards” means all Company Options and all Company RSUs. “Company Warrants” means all outstanding warrants to purchase shares of Company Common Stock. “Competitive Pharmaceutical Product” means each product or product candidate that is competitive with any product or product candidate that is being (or, solely with respect to a post-

5 investigational new drug product candidate, has been) researched, tested, developed, commercialized, manufactured, sold or distributed by or on behalf of the Company or its Subsidiaries. “Consent” means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization). “Contract” means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, bond, debenture, note, option, warrant, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature (except, in each case, ordinary course of business purchase orders that do not contain material terms other than price). “COVID-19” means SARS-CoV-2 or the coronavirus (COVID-19) pandemic, including any evolutions or mutations of SARS-CoV-2 or the coronavirus (COVID-19) disease or related or associated epidemics, pandemics or disease outbreaks. “COVID-19 Measures” means any quarantine, “shelter in place”, “stay at home”, social distancing, shut down, closure, sequester, safety or similar law, directive, protocols or guidelines promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID- 19, including the CARES Act and the Families First Coronavirus Response Act. “CSA” shall mean the Controlled Substances Act (21 U.S.C. § 801 et seq.) and the regulations promulgated thereunder. “DEA” shall mean the United States Drug Enforcement Agency. “Debt Commitment Letter” means any executed debt commitment letter between Parent and any Debt Financing Source party thereto committing to provide, subject solely to (and only to) the terms and conditions expressly set forth therein, debt financing in the amounts set forth therein, including all amendments, exhibits, attachments, appendices and schedules thereto, and as the same may be amended, restated, amended and restated, supplemented or replaced from time to time. “Debt Financing” has the meaning set forth in Section 7.14. “Debt Financing Sources” means the lenders, agents, underwriters, commitment parties and arrangers that have committed to provide or arrange the Debt Financing or other debt financings in connection with the transactions contemplated hereby, including the parties to any commitment letters, engagement letters, joinder agreements, indentures, credit agreements or incremental facility amendments entered pursuant thereto or relating thereto, together with their respective Affiliates and Representatives and their successors and assigns, including any successors or assigns via joinder agreements, indentures or credit agreements relating thereto. “Determination Notice” is defined in Section 7.1(c) of this Agreement. “DGCL” means the Delaware General Corporation Law. “Dissenting Shares” is defined in Section 3.7 of this Agreement. “DOJ” means the U.S. Department of Justice. “DTC” is defined in Section 3.6(g) of this Agreement.

6 “Effect” means any change, effect, circumstance, fact, event or occurrence. “Effective Time” is defined in Section 3.3(b) of this Agreement. “Employee Plan” means any salary, bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option, restricted stock, phantom stock, stock appreciation right, employment, consulting, independent contractor, severance pay, termination pay, change of control, transaction, retention, death or disability benefits, hospitalization, medical, life or other insurance, cafeteria, flexible benefits, supplemental unemployment benefits, fringe benefit, profit-sharing, pension, retirement plan, or other compensation or benefit plan, policy, program, practice, agreement or arrangement of any kind (including each “employee benefit plan,” as defined in Section 3(3) of ERISA, whether or not subject to ERISA) (i) that is sponsored, maintained, contributed to or required to be contributed to by any Acquired Company or any ERISA Affiliate (or to which any Acquired Company or any ERISA Affiliate is a party) for the benefit of any current or former Company Associate (or the spouse, domestic partner, dependent or beneficiary of any such individual) or (ii) with respect to which any Acquired Company or any ERISA Affiliate has or could reasonably be expected to have any liability (including contingent liability) but excluding regular wages and base salary, but excluding the Retention Awards. “Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or other similar restriction (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset). “End Date” is defined in Section 9.1(b) of this Agreement. “Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity. “Environmental Law” means any federal, state, local or foreign Law relating to pollution or protection of human health, worker health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. “ERISA” means the Employee Retirement Income Security Act of 1974. “ERISA Affiliate” means any Person that is (or at any relevant time was) treated as a single employer together with any Acquired Company under Section 414(b), (c), (m) or (o) of the Code. “Exchange Act” means the Securities Exchange Act of 1934. “Excluded Shares” means the Shares to be canceled pursuant to and in accordance with Section 3.5(a)(i) and Section 3.5(a)(ii) of this Agreement. “Expiration Date” is defined in Section 2.1(c) of this Agreement. “Extension Deadline” is defined in Section 2.1(c) of this Agreement. “FDA” means the U.S. Food and Drug Administration.

7 “Fee Letter” means each fee letter entered into by Parent or any of its Affiliates in connection with the Debt Financing. “Financing Information” means (a) the audited consolidated balance sheets of the Company for each of the three (3) most recent fiscal years ending at least ninety (90) days prior to the Closing Date and the related audited consolidated statements of income, cash flows and stockholders’ equity of the Company for such fiscal year, (b) unaudited consolidated balance sheets of the Company for each fiscal quarter ending after the date of the most recent balance sheets delivered pursuant to clause (a) (other than the fourth fiscal quarter of any year) and at least forty-five (45) days prior to the Closing and the related unaudited consolidated statements of income and cash flows of each of the Company for the portion of the fiscal year then ended. “FTC” means the U.S. Federal Trade Commission. “GAAP” is defined in Section 4.6(b) of this Agreement. “Governmental Authorization” means any (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law or (b) right under any Contract with any Governmental Body. “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental authority of any nature including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court, arbitrator or other tribunal. “Hazardous Materials” mean any waste, material, or substance that is listed, regulated or defined under any Environmental Law and includes any pollutant, chemical substance, hazardous substance, hazardous waste, special waste, solid waste, asbestos, mold, radioactive material, polychlorinated biphenyls, per and polyfluoroalkyl substances, petroleum or petroleum-derived substance or waste. “Healthcare Laws” means all applicable health care Laws, including, (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.) and the Public Health Service Act (42 U.S.C. §§ 201 et seq.); (ii) applicable federal, state, local and foreign health care related fraud and abuse laws, including, the federal health care Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), criminal false claims provisions including 42 U.S.C. § 1320a-7b(a)), 18 U.S.C. §§ 286, 287, 1347 and 1349 of the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), the exclusion law (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), and the U.S. Physician Payments Sunshine Act (42 U.S.C. § 1320a- 7h); (iii) the Medicare and Medicaid statutes (Titles XVIII and Title XIX of the Social Security Act); (iv) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 1320d et seq., 42 U.S.C. §§ 17921 et seq.); (v) the Comprehensive Drug Abuse Prevention and Control Act of 1970 and any amendments thereto; (vi) the Controlled Substances Act and any amendments thereto; (vii) the regulations promulgated pursuant to all such laws; and (viii) other similar local, state, federal, or foreign laws and regulations. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976. “In-the-Money Option” is defined in Section 3.8(a) of this Agreement. “In-the-Money Option Consideration” is defined in Section 3.8(a) of this Agreement.

8 “Inbound License” is defined in Section 4.8(d) of this Agreement. “Incremental Extended End Date” is defined in Section 9.1(b) of this Agreement. “Indebtedness” means (a) any indebtedness for borrowed money (including the issuance of any debt security) to any Person other than another Acquired Company, (b) any obligations evidenced by notes, bonds, debentures or similar Contracts to any Person other than the Company, (c) any obligations in respect of letters of credit and bankers’ acceptances (other than undrawn letters of credit , bank guarantees, surety bonds and similar instruments, (d) all obligations in respect of leases required to be capitalized under GAAP, (e) any securitization transaction, (f) net obligations under any interest rate, swap, currency swap, interest rate contract or similar arrangements, (g) any conditional sale or deferred purchase price obligations (including any contingent or “earnout” consideration or milestone payment), (h) any severance payments, change of control payments, stay or retention bonuses, exit bonuses or similar payment obligations owed to any Company Associate, whether accrued, due or payable in connection with the Transactions or (i) any guaranty of any such obligations described in clauses (a) through (h) of any Person other than another Acquired Company (but only to the extent called upon or drawn, and other than, in any case, accounts payable to trade creditors and accrued expenses, in each case, arising in the ordinary course of business). For the avoidance of doubt and solely to avoid any double counting or duplication, “Indebtedness” shall not include (i) letters of credit, to the extent undrawn or (ii) any intercompany Indebtedness between the Company, on the one hand, and one or more of its Subsidiaries, on the one hand, or solely between Subsidiaries of the Company. “Indemnified Persons” is defined in Section 7.4(a) of this Agreement. “Indemnifying Parties” is defined in Section 7.4(b) of this Agreement. “Initial End Date” is defined in Section 9.1(b) of this Agreement. “Intellectual Property Rights” means and includes all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights, software, databases, and mask works; (b) trademarks, service marks, trade dress, logos, trade names and other source identifiers, domain names and URLs and similar rights and any goodwill associated therewith; (c) rights associated with trade secrets, know how, inventions, invention disclosures, methods, processes, protocols, specifications, techniques and other forms of technology; (d) patents, patent applications and industrial property rights; (e) other proprietary rights in intellectual property of every kind and nature; (f) rights of publicity; and (g) all registrations, renewals, extensions, combinations, statutory invention registrations, provisionals, substitutions, reexaminations, continuations, continuations-in-part, divisions, or reissues of, and applications for, any of the rights referred to in clauses (a) through (f) (whether or not in tangible form and including all tangible embodiments of any of the foregoing, such as samples, studies and summaries), along with all rights to prosecute and perfect the same through administrative prosecution, registration, recordation or other administrative proceeding, all rights (whether in law, in equity by contract or otherwise) to use or otherwise exploit any of the foregoing and all causes of action and rights to sue or seek other remedies arising from or relating to the foregoing. “Intervening Event” means any positive event, fact, circumstance, development or occurrence that (x) was not known or reasonably foreseeable by the Company Board as of the date hereof, and (y) does not relate to (i) the effect resulting from the public announcement of this Agreement, (ii) the receipt, existence or terms of an Acquisition Proposal or any matter relating thereto or consequence thereof, (iii) the fact that, in and of itself, the Company exceeds any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any change in the price or trading volume of the Company Common Stock or any other securities of the Company (except that in either case the underlying causes of such changes

9 may constitute or be taken into account in determining whether there has been an Intervening Event) or (iv) any regulatory, preclinical or clinical, competitive, pricing, reimbursement or manufacturing change, occurrence, or effect relating to any Competitive Pharmaceutical Product (including, but not limited to, (A) any suspension, filing or approval or delay in obtaining or making or maintaining any regulatory application with respect to any Competitive Pharmaceutical Product, (B) any regulatory actions, requests, recommendations, determinations or decisions of any Governmental Body related to any Competitive Pharmaceutical Product, (C) any results, outcomes or data, adverse events, approval by the FDA or another Governmental Body, or market entry or threatened market entry of any Competitive Pharmaceutical Product, and (D) any recommendations, statements, orders, judgments, decisions or other pronouncements made, published or proposed by professional medical organizations, payors, Governmental Bodies or representatives of any of the foregoing related to any Competitive Pharmaceutical Product). “IRS” means the U.S. Internal Revenue Service. “Knowledge” means (i) when used with respect to the Company, the actual knowledge of the individuals listed on Section 1.1(a) of the Company Disclosure Schedule after reasonable inquiry and (ii) when used with respect to Parent, the actual knowledge of any of the officers or directors of Parent or Purchaser. “Law” means any federal, state, local, municipal, foreign or other law (including common law), statute, constitution, principle of common law, resolution, order, ordinance, code, edict, judgment, decree, rule, regulation, ruling or requirement issued, pronounced, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body. “Leased Real Property” is defined in Section 4.20(b) of this Agreement. “Legal Proceeding” means any action, suit, charge, complaint, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel. “Material Adverse Effect” means any Effect which, individually or in the aggregate, (a) has had, or would reasonably be expected to have, a material adverse effect on the business, assets, condition (financial or otherwise), financial prospects or results of operations of the Company or (b) would reasonably be expected to prevent, materially delay or materially impair the ability of the Company to consummate the Transactions by the End Date; provided, that in the case of clause (a), none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there is, or would reasonably be expected to be, a Material Adverse Effect: (i) any Effect generally affecting the U.S. or foreign economies, financial or securities markets, or political, legislative, or regulatory conditions, or the industries in which the Company operates; (ii) any Effect arising out of or otherwise relating to fluctuations in the value of any currency exchange, interest or inflation rates or tariffs; (iii) any Effect arising out of or otherwise relating to any change (or proposed change) in any Law or GAAP (or interpretations of any Law or GAAP), in each case, arising after the date hereof; (iv) any Effect arising out of or otherwise relating to any act of terrorism, cyberterrorism (whether or not or sponsored by a Governmental Body), outbreak of hostilities, acts of war, trade war, national or international calamity or any other similar event (or the escalation of any of the foregoing);

10 (v) any acts of god, natural disasters, force majeure events, weather or environmental events, health emergencies, pandemics (including COVID-19) or epidemics (or the escalation of any of the foregoing) and any governmental or industry responses thereto; (vi) any change in the market price or trading volume of the Company’s stock or change in the Company’s credit ratings or any failure (in and of itself) of the Company to meet internal or analysts’ expectations, projections, forecasts, guidance or estimates, including the results of operations of the Company (provided, that the underlying cause(s) of any such change or failure may be taken into account in determining whether a Material Adverse Effect has occurred); (vii) any regulatory, preclinical or clinical, competitive, pricing, reimbursement or manufacturing change, occurrence, or effect relating to any Competitive Pharmaceutical Product (including, but not limited to, (a) any suspension, filing or approval or delay in obtaining or making or maintaining any regulatory application with respect to any Competitive Pharmaceutical Product, (b) any regulatory actions, requests, recommendations, determinations or decisions of any Governmental Body related to any Competitive Pharmaceutical Product, (c) any results, outcomes or data, adverse events, approval by the FDA or another Governmental Body, or market entry or threatened market entry of any Competitive Pharmaceutical Product, and (d) any recommendations, statements, orders, judgments, decisions or other pronouncements made, published or proposed by professional medical organizations, payors, Governmental Bodies or representatives of any of the foregoing related to any Competitive Pharmaceutical Product); (viii) the execution or announcement of this Agreement or the pendency or consummation of the Transactions, including the impact thereof on the relationships, contractual or otherwise, of the Company with employees, customers, investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, payors, any Governmental Body or other third parties related thereto or any litigation, or the identity of Parent or any of its Affiliates as the acquiror of the Company, or any facts or circumstances concerning Parent or any of its Affiliates; (ix) any action required to be taken by this Agreement or the failure to take any action prohibited by this Agreement; (x) any Transaction Litigation or any demand or Legal Proceeding for appraisal of the fair value of any shares of Company Common Stock pursuant to the DGCL in connection herewith; or (xi) the availability or cost of equity, debt or other financing to Parent, Purchaser or the Surviving Corporation; provided, however, that in the cases of clauses (i) through (v), such effect may be taken into account in determining whether or not there has been a Material Adverse Effect to the extent such effect has a disproportionate adverse Effect on the Company and its Subsidiaries relative to other companies in the industries in which the Company operates, in which case only the incremental disproportionate Effect may be taken into account in determining whether or not there has been or would reasonably be expected to be a Material Adverse Effect. “Material Contract” is defined in Section 4.10(a) of this Agreement. “Merger” is defined in the Recitals of this Agreement. “Merger Consideration” is defined in Section 3.5(a)(iii) of this Agreement. “Minimum Condition” is defined in Annex I to this Agreement.

11 “Nasdaq” means the Nasdaq Global Select Market. “Non-Disclosure Agreement” means that certain Confidential Disclosure Agreement, dated as of December 29, 2021, by and between Parent and the Company. “Offer” is defined in the Recitals of this Agreement. “Offer Acceptance Time” is defined in Section 7.1(b) of this Agreement. “Offer Commencement Date” means the date on which Purchaser commences the Offer, within the meaning of Rule 14d-2 under the Exchange Act. “Offer Conditions” is defined in Section 2.1(b) of this Agreement. “Offer Documents” is defined in Section 2.1(e) of this Agreement. “Offer Price” is defined in the Recitals of this Agreement. “Offer to Purchase” is defined in Section 2.1(b) of this Agreement. “Order” means, with respect to any Person, any order, judgment, decision, decree, corporate integrity agreement, deferred prosecution agreement, settlement agreement, injunction, ruling, writ, assessment or other similar requirement issued, enacted, adopted, promulgated or applied by any Governmental Body of competent jurisdiction that is binding on or applicable to such Person or its property. “Outbound License” is defined in Section 4.8(d) of this Agreement. “Owned IP” means all Intellectual Property Rights that are owned or purported to be owned by any Acquired Company. “Parent” is defined in the Preamble to this Agreement. “Parent Material Adverse Effect” means any Effect that would, individually or in the aggregate, prevent, materially delay or materially impair the ability of Parent or Purchaser to consummate the Transactions. “Parent Related Parties” is defined in Section 9.3(b) of this Agreement. “Parties” mean Parent, Purchaser and the Company. “Paying Agent” is defined in Section 3.6(a) of this Agreement. “Payment Fund” is defined in Section 3.6(a) of this Agreement. “Permitted Encumbrance” means (a) any Encumbrance for Taxes, assessments or other governmental charges or levies that are not yet due and payable or the validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the consolidated financial statements of the Acquired Companies in accordance with GAAP, (b) any Encumbrance representing the rights of customers, suppliers, service providers and subcontractors in the ordinary course of business under the terms of any Contracts to which the relevant party is a party or under general principles of commercial or government contract Law (including mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar liens granted or that arise in the ordinary course of business) for amounts which are not delinquent or are not, individually or in the

12 aggregate, material to the business, operations, and financial condition of the relevant Person or its Subsidiaries, (c) in the case of any Contract, Encumbrances that are restrictions against the transfer or assignment thereof that are included in the terms of such Contract or any nonexclusive license of Intellectual Property Rights granted in the ordinary course of business, (d) in the case of real property, Encumbrances that are easements, rights-of-way, encroachments, restrictions, conditions and other similar Encumbrances incurred or suffered in the ordinary course of business and that, individually or in the aggregate, do not and would not materially impair the use (or contemplated use), utility or value of the applicable real property or otherwise materially impair the present or contemplated business operations at such location, or zoning, entitlement, building and other land use regulations imposed by Governmental Bodies having jurisdiction over such real property or that are otherwise set forth on a title report, in each case, solely to the extent the use or occupancy of the Leased Real Property is in compliance therewith, (e) in the case of Leased Real Property, any Encumbrances to which the underlying fee (or the land on which or the building in which the leased premises may be located) is subject, including rights of the landlord under the lease and all superior, underlying and ground leases and renewals, extensions, amendments or substitutions thereof, (f) Encumbrances incurred or deposits made in the ordinary course of business and on a basis consistent with past practice in connection with workers’ compensation, unemployment insurance or other types of social security, and (g) Encumbrances set forth on Section 1.1(b) of the Company Disclosure Schedule. “Person” means any individual, Entity or Governmental Body. “Personal Data” means information Processed by an Acquired Company (or by any Person on behalf of an Acquired Company) that constitutes “personal data”, “personal information” or similar term as defined by applicable Law. “Pre-Closing Period” is defined in Section 6.1 of this Agreement. “Processed” or “Processing” means any operation performed on information, including the collection, creation, receipt, access, use, handling, compilation, processing, analysis, monitoring, maintenance, storage, purchase, sale, transmission (including cross-border), transfer, protection, disclosure, deletion, destruction, or disposal of information. “Purchaser” is defined in the Preamble to this Agreement. “Reference Date” means February 12, 2022. “Registered IP” means all Intellectual Property Rights that are registered or issued under the authority of any Governmental Body, including all patents, registered copyrights, registered mask works, and registered trademarks, service marks and trade dress, registered domain names and all applications for any of the foregoing. “Release” means any presence, emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, or release of Hazardous Materials from any source into or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage, or disposal systems. “Representatives” means, with respect to an Entity, its directors, officers, employees, attorneys, accountants, investment bankers, consultants, agents, financial advisors, other advisors and other representatives. “Reverse Termination Fee” is defined in Section 9.3(d)(i) of this Agreement. “RSU Consideration” is defined in Section 3.8(c) of this Agreement.

13 “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002. “Safety Notice” is defined in Section 4.14(a) of this Agreement. “Schedule 14D-9” is defined in Section 2.2(a) of this Agreement. “Schedule TO” is defined in Section 2.1(e) of this Agreement. “SEC” means the U.S. Securities and Exchange Commission. “Securities Act” means the Securities Act of 1933. “Shares” is defined in the Recitals of this Agreement. “Specified Agreement” is defined in Section 7.1(a) of this Agreement. “Subsidiary” means, with respect to any Person, any Entity of which such Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s Board of Directors or equivalent governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity. “Superior Offer” means a bona fide written Acquisition Proposal on terms that the Company Board (or a committee thereof) has determined in good faith, after consultation with the Company’s financial advisor and outside legal counsel, (i) is reasonably likely to be consummated in accordance with its terms and (ii) if consummated, would be more favorable, from a financial point of view, to the stockholders of the Company (in their capacity as such) than the Transactions (taking into account any legal, regulatory, timing, financing and other aspects of such Acquisition Proposal (including certainty of closing), the Person making the Acquisition Proposal and any revisions to this Agreement or the Offer made or proposed in writing by Parent pursuant to Section 7.1(b)); provided, that for purposes of the definition of “Superior Offer”, the references to “20%” in the definition of Acquisition Proposal shall be deemed to be references to “80%.” “Superior Offer Determination Notice” is defined in Section 7.1(b) of this Agreement. “Support Agreement” is defined in the Recital of this Agreement. “Surviving Corporation” is defined in the Recitals of this Agreement. “Takeover Laws” means any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions,” or “business combination statute or regulation” or other similar state anti-takeover Laws. “Tax” means any tax of any kind whatsoever, including any U.S. federal, state, local or non-U.S. income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax, payroll tax, alternative or add-on minimum tax, profits tax, lease tax, license tax, employment tax, severance tax, occupation tax, premium tax, disability tax, registration tax, environmental tax or any custom, duty, escheat, or other tax, assessment, charge, duty, fee, levy or similar charges in the nature of a tax imposed by a Governmental Body, whether disputed or not, and including any interest, penalty or addition thereto, in each case imposed, assessed or collected by or under the authority of any Governmental Body.

14 “Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax, and any amendments thereto. “Termination Condition” is defined in Annex I to this Agreement. “Termination Fee” is defined in Section 9.3(b) of this Agreement. “Transaction Litigation” means any claim or Legal Proceeding (including any class action or derivative litigation) asserted or commenced by, on behalf of or in the name of, against or otherwise involving the Company, the Company Board, any committee thereof and/or any of the Company’s directors or officers relating directly or indirectly to this Agreement, the Merger or any of the Transactions or disclosures of a party relating to the Transactions (including any such claim or Legal Proceeding based on allegations that the Company’s entry into this Agreement or the terms and conditions of this Agreement or any of the Transactions constituted a breach of the fiduciary duties of any member of the Company Board or any officer of the Company). “Transactions” means all of the transactions contemplated by this Agreement, including the Offer and the Merger. “Transfer Taxes” is defined in Section 10.11 of this Agreement. “Warrant Consideration” is defined in Section 3.8(e) of this Agreement. “Willful Breach” means a deliberate act or a deliberate failure to act (including a failure to cure) by the Company, Parent or Purchaser, as the case may be, which act or failure to act constitutes in and of itself a material breach of any agreement or covenant in this Agreement, regardless of whether breaching this Agreement was the object of the act or failure to act (it being agreed by the Parties that Purchaser’s failure to purchase all Shares validly tendered (and not validly withdrawn) when required to do so in accordance with the terms of this Agreement shall be deemed to be a “Willful Breach”). ARTICLE 2 THE OFFER Section 2.1 The Offer. (a) Commencement of the Offer. Provided that this Agreement shall not have been terminated in accordance with ARTICLE 9, as promptly as practicable after the Agreement Date (but in no event more than ten (10) Business Days after the Agreement Date, subject to the Company having complied with its obligations under Section 2.1(e)), Purchaser shall (and Parent shall cause Purchaser to) commence (within the meaning of Rule 14d-2 under the Exchange Act) the Offer. (b) Terms and Conditions of the Offer. The obligations of Purchaser to, and of Parent to cause Purchaser to, accept for payment, and pay for, any Shares validly tendered (and not validly withdrawn) pursuant to the Offer are subject to the terms and conditions of this Agreement, including the prior satisfaction of the Minimum Condition and the satisfaction or waiver (to the extent such waiver is permitted by applicable Law) of the other conditions set forth in Annex I (collectively, the “Offer Conditions”). The Offer shall be made by means of an offer to purchase (the “Offer to Purchase”) that contains the terms set forth in this Agreement, the Minimum Condition and the other Offer Conditions. Purchaser expressly reserves the right, to the extent permitted by Law, to (i) increase the Offer Price, (ii) waive any Offer Condition (other than the Minimum Condition) and (iii) make any other changes in the

15 terms and conditions of the Offer not inconsistent with the terms of this Agreement; provided, however, that unless otherwise provided by this Agreement, without the prior written consent of the Company, each of Parent and Purchaser shall not (A) decrease the Offer Price, (B) change the form of consideration payable in the Offer, (C) decrease the maximum number of Shares sought to be purchased in the Offer, (D) impose conditions or requirements to the Offer in addition to the Offer Conditions, (E) amend or modify any of the Offer Conditions in a manner that adversely affects, or that would reasonably be expected to have an adverse effect on, any holder of Shares or that would, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the Offer or prevent, materially delay or materially impair the ability of Parent or Purchaser to consummate the Offer, the Merger or the other Transactions, (F) amend, modify, change or waive the Minimum Condition or the Termination Condition, (G) terminate the Offer or accelerate, extend or otherwise change the Expiration Date, except in accordance with Section 2.1(c) or Section 2.1(d) or (H) provide any “subsequent offering period” within the meaning of Rule 14d-11 promulgated under the Exchange Act. (c) Expiration and Extension of the Offer. The Offer shall initially be scheduled to expire at one (1) minute following 11:59 p.m., Eastern Time, on the date that is the twentieth (20th) Business Day following the Offer Commencement Date, determined as set forth in Rule 14d-1(g)(3) and Rule 14e- 1(a) under the Exchange Act, unless otherwise agreed to in writing by Parent and the Company (such date or such subsequent date to which the expiration of the Offer is extended in accordance with the terms of this Agreement, the “Expiration Date” and the initial Expiration Date, or such later expiration date and time to which the Offer has been so extended, the “Expiration Time”). Subject to the Parties’ respective termination rights under ARTICLE 9: (i) if, as of the then scheduled Expiration Date, any Offer Condition is not satisfied and has not been waived by Parent or Purchaser if permitted hereunder, then Purchaser shall and Parent shall cause Purchaser to (and without the consent of the Company or any other Person), extend the Offer on one or more occasions in consecutive increments, for an additional period of up to ten (10) Business Days per extension (or such longer period as may be requested by the Company), to permit such Offer Conditions to be satisfied (subject to the right of Parent or Purchaser to waive any Offer Condition, other than the Minimum Condition); and (ii) Purchaser shall (and Parent shall cause Purchaser to) extend the Offer from time to time for any period required by any Law, any interpretation or position of the SEC, the staff thereof or Nasdaq applicable to the Offer; provided, however, that in no event shall Purchaser be required (or, without the prior written consent of the Company, permitted) to extend the Offer beyond a date later than the End Date. Purchaser agrees that it shall not, and Parent shall not permit or authorize Purchaser to, terminate or withdraw the Offer prior to any scheduled Expiration Date without the prior written consent of the Company except in the event that this Agreement is terminated in accordance with ARTICLE 9. (d) Termination of Offer. In the event that this Agreement is terminated pursuant to Section 9.1, Purchaser shall (and Parent shall cause Purchaser to) promptly (and, in any event, within twenty-four (24) hours of such termination), irrevocably and unconditionally terminate the Offer and shall not acquire any Shares pursuant to the Offer. If the Offer is terminated or withdrawn by Purchaser, Purchaser shall (and Parent shall cause Purchaser to) promptly return, and shall cause any depository acting on behalf of Purchaser to return, in accordance with applicable Laws, all tendered Shares to the registered holders thereof. (e) Offer Documents. As promptly as practicable on the date of commencement (within the meaning of Rule 14d-2 under the Exchange Act) of the Offer, Parent and Purchaser shall (i) file with the SEC a tender offer statement on Schedule TO with respect to the Offer (together with all amendments and supplements thereto and including the exhibits thereto, the “Schedule TO”) that will contain as an exhibit or incorporate by reference the Offer to Purchase, the form of the related letter of transmittal and other customary ancillary documents in each case related to the Offer and (ii) cause the Offer to Purchase and related documents to be disseminated to the holders of Shares. Each of Parent and Purchaser agrees to cause the Schedule TO and all exhibits (including the Offer to Purchase), amendments

16 or supplements thereto (collectively, the “Offer Documents”) filed by either Parent or Purchaser with the SEC to comply in all material respects with the Exchange Act and other applicable Laws, and to not contain any untrue statement of a material fact or omission of a material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by Parent or Purchaser with respect to information supplied by the Company in writing specifically for inclusion or incorporation by reference in the Offer Documents. The Company shall promptly furnish or otherwise make available to Parent and Purchaser or Parent’s legal counsel all information concerning the Company and the Company’s stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 2.1(e) so as to enable each of Parent and Purchaser to comply with its obligations hereunder. Each of Parent, Purchaser and the Company agrees to promptly correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and Parent further agrees to take all steps necessary to cause the Offer Documents, as so corrected, to be filed with the SEC and to be disseminated to the holders of Shares, in each case as and to the extent required by applicable federal securities Laws. The Company and its counsel shall be given reasonable opportunity to review and comment on the Offer Documents prior to the filing thereof with the SEC. Parent and Purchaser agree to provide the Company and its counsel with prompt notice of any comments (whether written or oral) that Parent, Purchaser or their counsel may receive from the SEC or its staff with respect to the Offer Documents (which notice shall include a copy of any written comments and a summary of any oral comments) and shall provide the Company and its counsel a reasonable opportunity to participate in the formulation of any response to any such comments of the SEC or its staff, including the opportunity to participate in any discussions with the SEC or its staff concerning such comments. Each of Parent and Purchaser shall respond promptly to any comments of the SEC or its staff with respect to the Offer Documents or the Offer. The Company shall provide such reasonable cooperation and assistance as may be requested by Parent or Purchaser in connection with its covenants and obligations under this Section 2.1(e). (f) Acceptance; Payment Funds. On the terms specified herein and subject only to the satisfaction or waiver (to the extent waivable by Parent or Purchaser) of the Offer Conditions, Purchaser shall, and Parent shall cause Purchaser to, irrevocably accept for payment (the time of acceptance for payment, the “Offer Acceptance Time”) and pay the Offer Price for all of the Shares validly tendered (and not validly withdrawn) pursuant to the Offer at or as promptly as practicable after the Expiration Time. Without limiting the generality of Section 10.10, Parent shall cause to be provided to Purchaser, on a timely basis, all of the funds necessary to pay the Offer Price in respect of any Shares that Purchaser becomes obligated to purchase pursuant to the Offer, and shall cause Purchaser to perform, on a timely basis, all of Purchaser’s obligations under this Agreement. Parent and Purchaser shall, and each of Parent and Purchaser shall ensure that all of their respective controlled Affiliates shall, tender any Shares held by them into the Offer. (g) Adjustments. If, between the Agreement Date and the Offer Acceptance Time, the outstanding Shares are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Offer Price shall be appropriately adjusted (it being understood that, for the avoidance of doubt, nothing in this Section 2.1(g) shall be construed to permit the Company to take any action that is otherwise prohibited by the terms of this Agreement). Section 2.2 Company Actions. (a) Schedule 14D-9. On the Offer Commencement Date, the Company shall file with the SEC and disseminate to the holders of Shares, in each case as and to the extent required by applicable federal securities Laws, a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 (together with any exhibits, amendments or supplements thereto, the “Schedule 14D-9”) that, subject to

17 Section 7.1(b), shall reflect the Company Board Recommendation and include the notice and other information required by Section 262(d)(2) of the DGCL. The Company shall set the record date for the Company’s stockholders to receive the notice of appraisal rights as the same date as the Stockholder List Date and shall disseminate the Schedule 14d-9 including such notice of appraisal rights to the Company’s stockholders to the extent required by Section 262(d) of the DGCL. The Company agrees that it shall cause the Schedule 14D-9 to comply in all material respects with the Exchange Act and other applicable Laws, and to not contain any untrue statement of a material fact or omission of a material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by the Company with respect to information supplied by Parent or Purchaser in writing specifically for inclusion or incorporation by reference in the Schedule 14D-9. Parent and Purchaser shall promptly furnish or otherwise make available to the Company or its legal counsel all information concerning Parent and Purchaser and their stockholders that may be required in connection with any action contemplated by this Section 2.2(a) so as to enable the Company to comply with its obligations hereunder. Each of Parent, Purchaser and the Company agrees to promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9, as so corrected, to be filed with the SEC and to be disseminated to the holders of Shares, in each case as and to the extent required by applicable federal securities Laws. Parent and its counsel shall be given reasonable opportunity to review and comment on the Schedule 14D-9 prior to the filing thereof with the SEC. The Company agrees to provide Parent and its counsel with prompt notice of any comments (whether written or oral) that the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 (which notice shall include a copy of any written comments and a summary of any oral comments) and the Company shall provide Parent and its counsel a reasonable opportunity to participate in the formulation of any response to any such comments of the SEC or its staff, including the opportunity to participate in any discussions with the SEC or its staff concerning such comments. The Company shall respond promptly to any comments of the SEC or its staff with respect to the Schedule 14D-9. Each of Parent and Purchaser shall provide such reasonable cooperation and assistance as may be requested by the Company in connection with their respective covenants and obligations under this Section 2.2(a). (b) Stockholder Lists. The Company shall promptly, and in any event no later than one (1) Business Day before the date on which the Offer Documents are first disseminated, furnish Parent with, or shall cause to be promptly furnished to Parent, a list of its stockholders, mailing labels and any available listing or computer file containing the names and addresses of all record holders of Shares and lists of securities positions of Shares held in stock depositories, in each case accurate and complete as of the most recent practicable date, and shall provide to Parent such additional information (including updated lists of stockholders, mailing labels and lists of securities positions) and such other assistance as Parent may reasonably request in connection with the Offer and the Merger. Parent and Purchaser and their Representatives shall hold in confidence in accordance with the Non-Disclosure Agreement the information contained in any such labels, lists and files, shall use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, shall promptly deliver, and shall use their reasonable best efforts to cause their Representatives to deliver, to the Company (or destroy) all copies and any extracts or summaries from such information then in their possession or control, and, if requested by the Company, promptly certify to the Company in writing that all such material has been returned or destroyed. ARTICLE 3 MERGER TRANSACTION Section 3.1 Merger of Purchaser into the Company. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL (including Section 251(h) of the DGCL), at the Effective Time, the Company and Parent shall consummate the Merger, whereby Purchaser

18 shall be merged with and into the Company, the separate existence of Purchaser shall cease and the Company will continue as the Surviving Corporation. The Merger shall be effected under Section 251(h) of the DGCL as soon as practicable following the consummation of the Offer. Section 3.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Purchaser shall become the debts, liabilities and duties of the Surviving Corporation. Section 3.3 Closing; Effective Time. (a) Unless this Agreement shall have been terminated pursuant to ARTICLE 9, and unless otherwise mutually agreed in writing between the Company, Parent and Purchaser, the consummation of the Merger (the “Closing”) shall take place remotely by electronic exchange of documents, as soon as practicable following (but in any event no later than the second Business Day following) the Offer Acceptance Time except if, subject to Section 2.1(b), the condition set forth in Section 8.1 shall not be satisfied or waived by such date, in which case on no later than the first (1st) Business Day on which the condition set forth in Section 8.1 is satisfied or waived. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.” (b) Subject to the provisions of this Agreement, as early as practicable on the Closing Date, the Company and Purchaser shall file or cause to be filed a certificate of merger with the Secretary of State of the State of Delaware with respect to the Merger, in such form as required by, and executed and acknowledged in accordance with, the applicable provisions of the DGCL. The Merger shall become effective upon the date and time of the filing of such certificate of merger with the Secretary of State of the State of Delaware or such later date and time as is agreed upon in writing by the Parties and specified in the certificate of merger (such date and time, the “Effective Time”). Section 3.4 Certificate of Incorporation and Bylaws; Directors and Officers. At the Effective Time: (a) at the Effective Time, the certificate of incorporation of the Company will be amended such that the certificate of incorporation of Purchaser, as in effect immediately prior to the Effective Time, will be the certificate of incorporation of the Surviving Corporation as set forth on Exhibit A, except that all references to Purchaser shall be automatically amended and shall become references to the Surviving Corporation, until thereafter amended as provided by the DGCL and such certificate of incorporation; (b) at the Effective Time, the bylaws of Purchaser, as in effect immediately prior to the Effective Time, will be the bylaws of the Surviving Corporation as set forth on Exhibit B, until thereafter amended as provided by the DGCL, the certificate of incorporation of the Surviving Corporation or such bylaws; (c) the directors of the Surviving Corporation shall be the respective individuals who served as the directors of Purchaser as of immediately prior to the Effective Time, until their respective successors are duly elected and qualified, or their earlier death, resignation or removal; and (d) the officers of the Surviving Corporation shall be the respective individuals who served as the officers of Purchaser as of immediately prior to the Effective Time, until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

19 Section 3.5 Conversion of Shares. (a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Purchaser, the Company or any other stockholder of the Company: (i) any Shares held immediately prior to the Effective Time by any Acquired Company (including Shares held in treasury) shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; (ii) any Shares held immediately prior to the Effective Time by Parent, Purchaser or any other direct or indirect wholly owned Subsidiary of Parent shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; (iii) except for (A) the Excluded Shares, (B) Dissenting Shares and (C) any Shares validly tendered and irrevocably accepted for purchase pursuant to the Offer in accordance with Section 2.1(f), each Share issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the Offer Price in cash, without interest (the “Merger Consideration”), subject to any withholding of Taxes required by applicable Laws in accordance with Section 3.6(e); (iv) Reserved; (v) any Shares validly tendered and irrevocably accepted for purchase pursuant to the Offer in accordance with Section 2.1(f) shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; and (vi) each share of the common stock, $0.001 par value per share, of Purchaser outstanding immediately prior to the Effective Time shall be converted into one (1) share of common stock, $0.001 par value per share, of the Surviving Corporation. (b) If, between the Agreement Date and the Effective Time, the outstanding Shares are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Merger Consideration shall be appropriately adjusted, it being understood that nothing in this Section 3.5(b) shall be construed to permit the Company to take any action that is otherwise prohibited by the terms of this Agreement. Section 3.6 Surrender of Certificates; Stock Transfer Books. (a) Not less than 3 Business Days prior to the Offer Acceptance Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as an agent (the “Paying Agent”) for the holders of Shares to receive the aggregate consideration to which such holders shall become entitled pursuant to Section 2.1(f) and Section 3.5(a)(iii). The Paying Agent Agreement pursuant to which Parent shall appoint the Paying Agent shall be in form and substance reasonably acceptable to the Company. Immediately prior to the Offer Acceptance Time, Parent shall deposit, or shall cause to be deposited, with the Paying Agent cash sufficient to make payment of the cash consideration payable pursuant to Section 2.1(f) and with the Paying Agent cash sufficient to make payment of the aggregate Merger Consideration and (iv) (such deposits with the Paying Agent, collectively, the “Payment Fund”). The Payment Fund shall not be used for any purpose other than to pay the aggregate Offer Price in the Offer and the aggregate Merger Consideration; provided, however, the Payment Fund may be invested by the Paying Agent as directed by the Surviving Corporation; provided, further, that such investments shall be (1) in obligations of or guaranteed by the United States of America in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, (2) in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding

20 $1 billion, or (3) in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, (i) no such investment will relieve Parent, Purchaser, or the Paying Agent from making the payments required by this ARTICLE 3 and (ii) no such investment will have maturities that could prevent or materially delay payments to be made pursuant to this Agreement. (b) Promptly after the Effective Time (but in no event later than three (3) Business Days thereafter), the Surviving Corporation shall cause to be mailed to each Person who was, at the Effective Time, a holder of record of Shares entitled to receive the Merger Consideration pursuant to Section 3.5(a)(iii) or any holder of Company Warrants, as applicable, (1) in the case of holders of record of Certificated Shares, a form of letter of transmittal in reasonable and customary form (which shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such Shares (the “Certificates”) shall pass, only upon proper delivery of the Certificates (or effective affidavits of loss in lieu thereof) to the Paying Agent) and instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal and (2) in the case of Book-Entry Shares or Company Warrants, reasonable and customary provisions regarding delivery of an “agent’s message” with respect to such Book-Entry Shares or Company Warrants, as applicable. Upon surrender to the Paying Agent of Certificates (or effective affidavits of loss in lieu thereof), Book-Entry Shares, together with, in the case of Certificated Shares, such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly evidenced by such Certificates or Book-Entry Shares, and such Certificates and Book-Entry Shares shall then be canceled and of no further effect. In the case of any Company Warrants, upon surrender to the Paying Agent of such Company Warrants pursuant to the first sentence of this Section 3.6(b) and such other documents as may be reasonably required pursuant to such instructions, the holder of such Company Warrant shall be entitled to receive in exchange therefor the applicable Warrant Consideration. No interest shall accrue or be paid on the Merger Consideration or Warrant Consideration payable upon the surrender of any Certificates, Book-Entry Shares or Company Warrants for the benefit of the holder thereof. If the payment of any Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificates formerly evidencing the Shares is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the Person requesting such payment shall have paid all transfer and other similar Taxes required to be paid by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered, or shall have established to the satisfaction of the Surviving Corporation that such Taxes either have been paid or are not applicable. Payment of the Merger Consideration or Warrant Consideration with respect to Book- Entry Shares or Company Warrants, as applicable, shall only be made to the Person in whose name such Book-Entry Shares or Company Warrants are registered. Until surrendered as contemplated hereby, each Certificate, Book-Entry Share and Company Warrant shall be deemed after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by Section 3.5 or the Warrant Consideration as contemplated by Section 3.8(e). (c) At any time following twelve (12) months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds that had been made available to the Paying Agent and not disbursed to the holders of Certificates or of Book-Entry Shares or Company Warrants (including, all interest and other income received by the Paying Agent in respect of all Payment Funds), and, thereafter, such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar Laws) only as general creditors thereof with respect to the Merger Consideration or Warrant Consideration, as applicable, that may be payable upon due surrender of the Certificates or Book-Entry Shares or Company Warrants held by them. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of Certificates or of Book-Entry Shares for the Merger Consideration delivered in respect of such Shares (or, in the case of

21 Company Warrants, to any holder of Company Warrants for the applicable Warrant Consideration) to a public official pursuant to any abandoned property, escheat or other similar Laws. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Body shall become, to the extent permitted by applicable Laws, the property of the Surviving Corporation or its designee, free and clear of all Encumbrances of any Person previously entitled thereto. (d) At the close of business on the day of the Effective Time, the stock transfer books of the Company with respect to the Shares shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable Laws. (e) Each of the Paying Agent, Parent, Purchaser, the Surviving Corporation and any Acquired Company shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement such amounts as it is required to deduct and withhold therefrom under applicable Tax Laws. To the extent that such amounts are so deducted and withheld, each such payor shall take all action as may be necessary to ensure that any such amounts so withheld are timely and properly remitted to the appropriate Governmental Body, and such amounts so remitted shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid. (f) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against Parent, Purchaser, the Surviving Corporation or any of their respective Affiliates with respect to such Certificate (which shall not exceed the Merger Consideration payable with respect to such Certificate), the Paying Agent will pay (less any amounts entitled to be deducted or withheld pursuant to Section 3.6(e)), in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the Shares formerly represented by such Certificate, as contemplated by this ARTICLE 3. (g) Notwithstanding anything to the contrary in this Agreement, no holder of uncertificated Shares held through the Depository Trust Company (“DTC”) will be required to provide a Certificate or an executed letter of transmittal to the Paying Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 3.5(a)(iii). (h) Prior to the Effective Time, each of Parent, Purchaser and the Company will cooperate to establish procedures with the Paying Agent and DTC with the objective that the Paying Agent will transmit to DTC or its nominees on the first (1st) Business Day after the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to the sum of (i) (A) the number of Shares (other than Excluded Shares and Dissenting Shares) held of record by DTC or such nominee immediately prior to the Effective Time, multiplied by (B) the Merger Consideration plus (ii) the aggregate Warrant Consideration payable in respect of all Company Warrants pursuant to Section 3.8(e). Section 3.7 Dissenters’ Rights. Notwithstanding anything to the contrary in this Agreement, Shares issued and outstanding immediately prior to the Effective Time, and held by holders who are entitled to demand appraisal rights under Section 262 of the DGCL and have properly exercised and perfected their respective demands for appraisal of such shares in the time and manner provided in Section 262 of the DGCL and, as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL (the “Dissenting Shares”), shall not be converted into the right to receive the Merger Consideration, but shall, by virtue of the Merger, be automatically canceled and no longer outstanding and shall cease to exist and the holder thereof shall be entitled to only such consideration

22 as shall be determined pursuant to Section 262 of the DGCL in respect of such Shares; provided, that if any such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder’s right to appraisal and payment under the DGCL, such holder’s Shares shall be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration (less any amounts entitled to be deducted or withheld pursuant to Section 3.6(e)), and such Shares shall not be deemed to be Dissenting Shares. The Company shall give prompt notice to Parent of any demands received by the Company for appraisal of any Shares, withdrawals of such demands and any other instruments served to it pursuant to Section 262 of the DGCL, in each case prior to the Effective Time. Unless this Agreement is terminated pursuant to ARTICLE 9, Parent and Purchaser shall have the right to direct and participate in all negotiations and proceedings with respect to such demands, and the Company shall not, without the prior written consent of Parent and Purchaser, settle or offer to settle, or make any payment with respect to, any such demands, or agree or commit to do any of the foregoing. Section 3.8 Treatment of Company Options, Company RSUs and Company Warrants. (a) Each Company Option that is outstanding as of immediately prior to the Effective Time shall automatically accelerate and become fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time. As of the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, Parent, Purchaser or the Company, each Company Option that has a per share exercise price that is less than the Offer Price (each, an “In-the-Money Option”) and is outstanding and unexercised as of immediately prior to the Effective Time shall be canceled and converted into the right to receive cash in an amount equal to the product of (A) the total number of Shares subject to such fully vested In-the-Money Option immediately prior to the Effective Time, multiplied by (B) the excess, if any, of (x) the Offer Price minus (y) the exercise price payable per Share under such In- the-Money Option, which amount shall be paid in accordance with Section 3.8(d) (collectively, the “In-the- Money Option Consideration”). (b) As of the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, each Company Option that has a per share exercise price that is equal to or more than the Offer Price shall be canceled at the Effective Time without any consideration payable therefor whether before or after the Effective Time. (c) Each Company RSU that is outstanding as of immediately prior to the Effective Time shall automatically accelerate and become fully vested immediately prior to, and contingent upon, the Effective Time. As of the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, each Company RSU that is then outstanding as of immediately prior to the Effective Time shall be canceled and converted into the right to receive cash in an amount equal to the product of (A) the total number of Shares issuable in settlement to such Company RSU, immediately prior to the Effective Time, multiplied by (B) the Offer Price, which amount shall be paid in accordance with Section 3.8(d) (the “RSU Consideration”). (d) As soon as reasonably practicable after the Effective Time (but no later than the later of (i) ten (10) Business Days after the Effective Time or (ii) the first (1st) payroll date after the Effective Time), Parent shall, or shall cause the Surviving Corporation to, pay or cause to be paid through the Surviving Corporation’s payroll or other appropriate account the aggregate cash consideration payable with respect to In-the-Money Options pursuant to Section 3.8(a) and the aggregate cash consideration payable pursuant to Section 3.8(c) with respect to Company RSUs, in either case, held by current or former employees of the Acquired Companies (net of any withholding Taxes required to be deducted and withheld by applicable Laws in accordance with Section 3.6(e)); provided, however, that to the extent the holder of an In-the-Money Option or Company RSU did not receive such In-the-Money Option or Company RSU, as applicable, in the holder’s capacity as an employee of an Acquired Company for employment tax purposes, the In-the-Money Option Consideration or RSU Consideration payable pursuant to this Section

23 3.8 with respect to such In-the-Money Option or Company RSU, in either case, shall be deposited in the Payment Fund and paid by the Paying Agent in the manner described in Section 3.6. (e) Each Company Warrant that is outstanding and unexercised as of immediately prior to the Effective Time shall, by virtue of the Merger and without any further action on the part of the holders thereof, Parent, Purchaser or the Company, shall be canceled and converted into the right to receive cash in an amount equal to the product of (A) the total number of Shares subject to such Company Warrant immediately prior to the Effective Time, multiplied by (B) the excess, if any, of (x) the Offer Price minus (y) the exercise price payable per Share under such Company Warrant, which amount shall be paid in accordance with Section 3.6(b) (collectively, the “Warrant Consideration”). (f) Prior to the Closing, and subject to the prior review of Parent, the Company shall take all actions reasonably necessary to (i) provide for and give effect to the transactions contemplated by this Section 3.8, including obtaining all reasonably necessary approvals and consents and delivering evidence satisfactory to Parent that all reasonably necessary determinations by the Company Board or applicable committee of the Company Board to terminate all Company Stock Awards in accordance with this Section 3.8 have been made and (ii) terminate each of the Company Equity Plan as of immediately prior to the Effective Time. The Parties hereby acknowledge and agree that the Merger, if consummated pursuant to the terms of this Agreement, constitutes a “Change in Control” for the purposes of the Company Equity Plan containing a “Change in Control” or other similar provision and that all outstanding restricted Shares (if any) issued pursuant thereto shall be deemed vested as of immediately prior to the Effective Time. Section 3.9 Further Action. The Parties agree to take all necessary action to cause the Merger to become effective in accordance with ARTICLE 3 and subject to the terms and conditions hereof, as soon as practicable following the consummation of the Offer without a meeting or vote of the Company’s stockholders, as provided in Section 251(h) of the DGCL. If, at any time after the Effective Time, any further action is reasonably determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Purchaser and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Purchaser, in the name of the Company and otherwise) to take such action. ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY With respect to any Section of this ARTICLE 4, except (a) as expressly disclosed in the publicly available reports, statements and other documents filed by the Company with the SEC, in each case pursuant to the Exchange Act on or after January 1, 2021 and prior to the Agreement Date (other than any disclosures contained or referenced therein under the captions “risk factors,” “forward-looking statements” and any other disclosures contained or referenced therein of information, factors or risks to the extent that they are predictive, cautionary or forward-looking in nature) and (b) as set forth in the Company Disclosure Schedule (but subject to Section 10.13), the Company hereby represents and warrants to Parent and Purchaser as follows: Section 4.1 Due Organization; Subsidiaries, Etc. (a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has all necessary corporate power and authority (i) to conduct its business in the manner in which its business is currently being conducted and (ii) to own, lease and use its assets in the manner in which its assets are currently owned and used, except where any failure of such power and authority would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company is qualified or licensed to do business as a foreign

24 Entity, and is in good standing (with respect to jurisdictions that recognize such concept), in each jurisdiction where the nature of its business requires such qualification or licensing, except where the failure to be so qualified, licensed or in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. (b) Section 4.1(b) of the Company Disclosure Schedule identifies each Subsidiary of the Company and indicates the jurisdiction of organization and the percentage ownership of each such Subsidiary’s equity interests as well as the holder(s) thereof. (c) Each Subsidiary of the Company is (i) duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of jurisdiction of its organization, (ii) has all necessary corporate (or, in the case of any Subsidiary that is not a corporation, other) power and authority (A) to conduct its business in the manner in which its business is currently being conducted and (B) to own and use its assets in the manner in which its assets are currently owned and used, except where any failure of such power and authority has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (iii) is qualified or licensed to do business as a foreign Entity, and is in good standing, in each jurisdiction where the nature of its business requires such qualification or licensing, except where the failure to be so qualified, licensed or in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company does not own, directly or indirectly through one or more Acquired Companies, any capital stock of, or any other equity interest of, or any equity interest of any nature in, any Entity, other than the Entities identified in Section 4.1(c) of the Company Disclosure Schedule. Section 4.2 Certificate of Incorporation and Bylaws. The Company has delivered or made available to Parent or Parent’s Representatives accurate and complete copies of the certificate of incorporation and bylaws and other charter and organizational documents of each of the Acquired Companies, including all amendments thereto, as in effect on the Agreement Date. Section 4.3 Authority; Binding Nature of Agreement. The Company has the corporate power and authority to enter into and deliver and to perform its obligations under this Agreement and to consummate the Transactions contemplated hereby. The Company Board has (a) approved, adopted and declared advisable this Agreement and the Transactions contemplated hereby, including the Offer and the Merger, (b) determined that the Transactions contemplated hereby, including the Offer and the Merger, are in the best interests of the Company and its stockholders, (c) resolved that the Merger shall be effected under Section 251(h) of the DGCL and (d) resolved to recommend that the stockholders of the Company accept the Offer and tender their Shares to Purchaser pursuant to the Offer, which resolutions, as of the Agreement Date, have not been subsequently withdrawn or modified. This Agreement has been duly executed and delivered by the Company, and assuming due authorization, execution and delivery by Parent and Purchaser, this Agreement constitutes the legal, valid and binding obligations of the Company and is enforceable against the Company in accordance with its terms, subject to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Section 4.4 Capitalization, Etc. (a) The authorized capital stock of the Company consists of: (i) 235,000,000 shares of Company Common Stock, $0.001 par value per share, of which 104,801,264 shares are issued and 101,535,580 shares are outstanding as of the close of business on the Reference Date; and (ii) 5,000,000 shares of the Company’s preferred stock, $0.001 par value per share (the “Company Preferred Stock”), consisting of (A) 2,709,300 shares of Series A Non-Voting Convertible Preferred Stock, none of which are outstanding as of the close of business on the Reference Date, (B) 5,000 shares of Series B Convertible Preferred Stock, par value $0.001 per share, none of which are outstanding as of the closing of business on

25 the Reference Date and (C) 2,285,700 undesignated and unissued shares of Company Preferred Stock. All of the outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable. (b) (i) None of the outstanding Shares are entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right; (ii) none of the outstanding Shares is subject to any right of first refusal in favor of the Company; (iii) there are no outstanding bonds, debentures, notes or other Indebtedness of any Acquired Company having a right to vote on any matters on which the stockholders of the Company have a right to vote; and (iv) there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any Shares. The Company is not under any obligation, nor is it bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding Shares or other securities. The Company Common Stock constitutes the only outstanding class of securities of the Acquired Companies registered under the Securities Act. Other than the Support Agreements, there are no Contracts (including any voting trusts) with respect to the voting of any Shares. (c) As of the close of business on the Reference Date: (i) 14,230,910 Shares are subject to issuance pursuant to outstanding Company Options; (ii) 1,223,900 Shares are subject to or otherwise deliverable in connection with outstanding time-vested Company RSUs; (iii) 0 Shares are subject to or otherwise deliverable in connection with outstanding performance-based Company RSUs, assuming a target level of performance under such performance-based Company RSUs; (iv) 2,255,934 Shares are reserved for future issuance under the Company Equity Plan; and (v) 2,051,033 Shares are reserved for future issuance upon exercise of the Company Warrants. Section 4.4(c) of the Company Disclosure Schedule contains a true, correct and complete list, as of the close of business on the Reference Date, of (A) the name of each holder of Company Options, Company RSUs or Company Warrants, (B) the number of Shares subject to each such outstanding Company Option, Company RSU or Company Warrant, (C) the vesting schedule of each such Company Option and Company RSU, (D) the grant date of each such Company Option and Company RSU, and (E) the per share exercise price and expiration date of each such Company Option and Company Warrant. The Company has delivered or made available to Parent or Parent’s Representatives copies of the Company Equity Plan covering the Company Stock Awards outstanding as of the Agreement Date, the forms of all agreements evidencing such Company Stock Awards, and each Contract governing the terms of each outstanding Company Warrant. Each Company Stock Award that is outstanding as of the Agreement Date has been made in accordance with applicable Law and the Company Equity Plan, in each case, in all material respects. Other than as set forth in this Section 4.4(c) and Section 4.4(b), there is no issued, reserved for issuance, outstanding or authorized stock option, restricted stock unit award, stock appreciation, phantom stock, profit participation or similar rights or equity-based awards with respect to the Acquired Companies. (d) Except as set forth in Section 4.4(d) of the Company Disclosure Schedule, as of the Reference Date, there are no (i) outstanding shares of capital stock, or other equity interest in, any Acquired Company, (ii) outstanding subscriptions, options, calls, warrants, rights or obligations (whether or not currently exercisable) to acquire any shares of the capital stock, restricted stock unit, stock-based performance unit or any other rights or obligations that are linked to, or the value of which is in any way based on or derived from the value of any shares of capital stock of, ordinary shares of, other equity interests in or other securities of any Acquired Company; and (iii) outstanding securities, instruments, bonds, debentures, notes or obligations that are or may become convertible into or exchangeable for any shares of capital stock of, ordinary shares of, other equity interests in or other securities of any Acquired Company. There is no stockholder rights plan, “poison pill,” anti-takeover plan or other similar device in effect to which the Company is a party or by which it is otherwise bound. (e) All of the outstanding capital stock or other voting securities of, or ownership interests in, each Subsidiary of the Company has been duly authorized, validly issued, is fully paid and

26 nonassessable, was issued in accordance with applicable Law, is not subject to or issued in violation of any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance, right of first refusal or any similar right, and is owned by the Company, directly or indirectly, beneficially and of record, free and clear of all Encumbrances and any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests), except for such Encumbrances and restrictions of general applicability as may be provided under the Securities Act or other applicable securities laws. Section 4.5 Non-Contravention; Consents. Assuming compliance with the applicable provisions of the DGCL, the HSR Act and the rules and regulations of Nasdaq, the execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions will not: (a) cause a violation of any of the provisions of the certificate of incorporation, bylaws, charters, or organizational documents of any of the Acquired Companies; (b) cause a violation by the Company of any Law applicable to any Acquired Company or to which any Acquired Company is subject; or (c) conflict with, result in breach of, or constitute a default under, any Material Contract, except in the case of clauses (b) and (c), for such violations, conflicts, breaches or defaults would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as may be required by the Exchange Act, the DGCL, the HSR Act and the rules and regulations of Nasdaq, none of the Acquired Companies is required to give notice to, make any filing with, or obtain any Consent from any Governmental Body at any time prior to the Closing in connection with the execution and delivery of this Agreement by the Company, or the consummation by the Company of the Merger, except those filings, notifications, approvals, notices or Consents that the failure to make, obtain or receive are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. Section 4.6 SEC Filings; Financial Statements. (a) Since January 1, 2019, the Company has filed or furnished on a timely basis all reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed or furnished by the Company with the SEC (the “Company SEC Documents”). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents and, except to the extent that information contained in such Company SEC Document has been revised, amended, modified or superseded (prior to the Agreement Date) by a later filed Company SEC Document, none of the Company SEC Documents when filed or furnished contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No executive officer of the Company has failed to make the certifications required of such executive officer under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any Company SEC Document filed or furnished by the Company with the SEC since January 1, 2019. (b) The consolidated financial statements (including any related notes and schedules) contained or incorporated by reference in the Company SEC Documents: (i) complied in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or as permitted by Regulation S-X, or, in the case of unaudited financial statements, as permitted by Form 10-Q, Form 8-K or any successor form under the Exchange Act; and (iii) fairly present, in all material respects, the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby (except subject, in the case of the unaudited financial statements, to the absence of footnote disclosure and to normal and recurring year- end adjustments that are not, individually or in the aggregate, material). No financial statements of any

27 Person other than the consolidated Subsidiaries of the Company are required by GAAP to be included in the consolidated financial statements of the Company. (c) The Company has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a–15(f) and 15d–15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting. The Company has designed and maintains disclosure controls and procedures (as defined in Rules 13a–15(e) and 15d–15(e) of the Exchange Act) to provide reasonable assurance that all information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, Processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. Since January 1, 2019, any material change in internal control over financial reporting required to be disclosed in any Company SEC Document has been so disclosed. (d) No Acquired Company is party to or has any obligation or other commitment to become a party to any securitization transaction, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose Entity, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)) where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Acquired Companies in the Company’s published financial statements or other Company SEC Documents. (e) Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Company SEC Documents, and the statements contained in such certifications are true and accurate in all material respects. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. The Company is also in compliance in all material respects with all of the other applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of Nasdaq. (f) Since January 1, 2019, no Acquired Company nor, to the Knowledge of the Company, any Representative or auditor of any Acquired Company has received or otherwise obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Acquired Companies or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that any Acquired Company has engaged in questionable accounting or auditing practices. (g) There are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any Company SEC Documents and none of the Company SEC Documents is the subject of ongoing SEC review. To the Knowledge of the Company, there are no SEC inquiries or investigations pending, or threatened, in each case regarding any accounting practices of the Company. (h) Each document required to be filed by the Company with the SEC in connection with the Offer (the “Company Disclosure Documents”) (including the Schedule 14D-9), and any amendments or supplements thereto, when filed, distributed or disseminated, as applicable, will comply as to form in all material respects with the applicable requirements of the Exchange Act. The Company Disclosure Documents, at the time of the filing of such Company Disclosure Documents or any supplement or amendment thereto with the SEC and at the time such Company Disclosure Documents or any

28 supplements or amendments thereto are first distributed or disseminated to the Company’s stockholders, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The information with respect to the Company that the Company furnishes to Parent or Purchaser in writing specifically for inclusion or incorporation by reference in the Schedule TO and the Offer Documents, at the time of the filing of the Schedule TO and at the time of any distribution or dissemination of the Offer Documents, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Purchaser for inclusion or incorporation by reference in the Company Disclosure Documents. Section 4.7 Absence of Changes. (a) Since the date of the Balance Sheet through the Agreement Date, there has not occurred any Effect that, individually or in the aggregate, has had or would be reasonably expected to have a Material Adverse Effect, and (b) Since the date of the Balance Sheet, the Acquired Companies have operated in all material respects in the ordinary course of business (except for matters relating to the Transactions, this Agreement or other potential strategic transactions and other than in connection with modifications, suspensions and/or alterations of operations resulting from, or determined by the Company to be advisable and reasonably necessary in response to, COVID-19 or any COVID-19 Measures). Section 4.8 Intellectual Property. (a) Section 4.8(a) of the Company Disclosure Schedule identifies (i) the name of the applicant/registrant, (ii) the jurisdiction of application/registration, (iii) the application or registration number, and (iv) any co-owners or exclusive licensees for each item of Registered IP included in the Company IP. Each of the patents and patent applications included in such Registered IP properly identifies by name each and every inventor of the claims thereof as determined in accordance with applicable Laws of the United States. No interference, opposition, reissue, reexamination or other proceeding of any nature (other than initial examination proceedings) is pending or, to the Knowledge of the Company, threatened in writing, in which the scope, validity, enforceability, inventorship or ownership of any Registered IP listed or required to be listed on Section 4.8(a) of the Company Disclosure Schedule is being or has been contested or challenged. All such Registered IP that has issued: is in full force and effect and is subsisting; to the Knowledge of the Company is valid and enforceable; and has been obtained and maintained in compliance, in all material respects, with all applicable Laws. (b) The Acquired Companies own and possess all right, title and interest in and to all material Owned IP it purports to own, free and clear of all Encumbrances (other than Permitted Encumbrances) and have the right, pursuant to valid and enforceable agreements to practice all material Company IP licensed to the Acquired Companies necessary for the operation of the business of the Acquired Companies as presently conducted; and, such ownership or valid right to use such Intellectual Property Rights will not be materially and adversely affected by the execution, delivery and performance of this Agreement or the consummation of the Transactions. There are no outstanding obligations to pay any amounts or provide other consideration to any other Person arising from the practice of any material Owned IP. No Company Associate or other Person (other than as disclosed on Section 4.8(b) of the Company Disclosure Schedule) owns or has any claim, right (whether or not currently exercisable) or interest to or in any material Company IP. Each Company Associate who has alone or with others contributed, in any manner, or was involved in the creation or development of any material Intellectual Property Rights,

29 pursuant to such Company Associate’s activities on behalf of any Acquired Company, has entered into a written agreement pursuant to which such Company Associate presently assigns to an Acquired Company the Intellectual Property Rights arising from such activities, agrees to reasonably maintain the confidentiality of the Company IP, and waives all rights to royalties or other compensation or other non- assignable rights with respect to any Company IP. To the Knowledge of the Company, all Company Associates are in compliance with such written agreements. (c) None of the Acquired Companies have used funding, facilities or personnel of any Governmental Body or any university, college, research institute or other educational institution to create any Company IP, except for any such funding or use of facilities or personnel that does not result in such Governmental Body or institution obtaining ownership or rights to practice rights to any such Company IP or the right to receive royalties. (d) Section 4.8(d) of the Company Disclosure Schedule sets forth each license agreement pursuant to which each Acquired Company (i) has a license or option to or a covenant not to sue under any material Company IP that is (A) incorporated into or distributed with any product or product candidate of an Acquired Company or (B) is otherwise material to any Acquired Company (other than in the case of Section 4.8(d)(i)(B) any transfer agreements, service agreements, clinical trial agreements, non- disclosure agreements, or commercially available Software-as-a-Service offerings, off-the-shelf software licenses) (each an “Inbound License”) or (ii) has granted a license or option to or a covenant not to sue under any material Owned IP (other than any non-exclusive, non-perpetual license that is granted pursuant to any transfer agreements, services agreements, clinical trial agreements, or other agreement, that in each case: (1) permits a third party to use such Owned IP solely to perform services for an Acquired Company; and (2) is entered into in the ordinary course of business) (each an “Outbound License”). (e) To the Knowledge of the Company, the operation of the business of the Acquired Companies and the products commercialized by any of the Acquired Companies does not infringe any valid and enforceable Registered IP or misappropriate or otherwise violate any other Intellectual Property Right owned by any other Person. Except as set forth on Section 4.8(e) of the Company Disclosure Schedule, to the Knowledge of the Company, no other Person is infringing, misappropriating or otherwise violating any Company IP. Except as set forth on Section 4.8(e) of the Company Disclosure Schedule, no Legal Proceeding is pending (or, to the Knowledge of the Company, is being threatened) against any Acquired Company or by an Acquired Company relating to any actual, alleged or suspected infringement, misappropriation or other violation of any Intellectual Property Rights of another Person or of the Company IP. To the Knowledge of the Company, as of the date hereof, no Acquired Company has waived or forfeited, or taken any action that would reasonably be expected to waive or forfeit, or otherwise prejudice any material defense or claim available to it in connection with any such Legal Proceeding, including without limitation in the Legal Proceedings set forth in Section 4.8(e) of the Company Disclosure Schedule. To the Knowledge of the Company, no Person has made any indemnification demand of any of the Acquired Companies concerning any infringement, misappropriation or other violation of any Intellectual Property Rights. Since January 1, 2019, none of the Acquired Companies have received any written notice or other written communication relating to any actual, alleged or suspected infringement, misappropriation or other violation of any Intellectual Property Right of another Person by an Acquired Company. (f) The Acquired Companies have taken reasonable security and other measures to protect all trade secrets included in the Company IP, including measures against unauthorized disclosure and to protect the secrecy, confidentiality, and value of its trade secrets. None of the Acquired Companies has disclosed or delivered any material trade secrets of the Acquired Companies included in the Company IP to any other Person, other than to a Company Associate or to a third party under an Outbound License, in each case, in the ordinary course of business consistent with past practice and subject to obligations of confidence. Each Company Associate, as a matter of course, who has access to confidential information of

30 any Acquired Company, has entered into a written Contract with an Acquired Company that requires such Company Associate to protect such confidential information. (g) The Acquired Companies are not now, nor since January 1, 2019, have been, a member or promoter of, or a contributor to, any industry standards body or any similar organization that would require or obligate an Acquired Company to grant or offer to any other Person any license or right to any material Company IP. (h) None of the Owned IP, and to the Knowledge of the Company any other Company IP, is subject to any pending or outstanding Order or other disposition of dispute that adversely and materially restricts the practice, transfer, registration or licensing of any such Company IP by an Acquired Company. Section 4.9 Privacy and Information Security. Each Acquired Company maintains commercially reasonable procedures and external and internal policies that comply with applicable Laws governing Personal Data and are designed to protect Personal Data from unauthorized access, use, and disclosure. Since January 1, 2019, each Acquired Company has been in compliance in all material respects with (i) the respective Acquired Company’s external and internal written policies, as applicable, governing the security, privacy, transfer and use of Personal Data; (ii) applicable Laws governing Personal Data; and (iii) all applicable Company Contracts governing Personal Data. Since January 1, 2019, except as would not reasonably be expected to have a Material Adverse Effect, no Acquired Company has experienced any unauthorized access, acquisition, theft, destruction, or disclosure of Personal Data. Since January 1, 2019, none of the Acquired Companies have been legally required to provide any notices to data owners in connection with an unauthorized disclosure of Personal Data and none of the Acquired Companies have provided any such notice. There are no claims pending or, to the Knowledge of the Company, threatened in writing against any of the Acquired Companies alleging a violation of any Person’s Personal Data or any Law applicable to the Processing of Personal Data. To the Knowledge of the Company, since January 1, 2019, no Acquired Company has been under investigation by any Governmental Body regarding its protection, storage, use, disclosure, and transfer of Personal Data. Section 4.10 Contracts. (a) Section 4.10(a) of the Company Disclosure Schedule identifies each Company Contract that constitutes a Material Contract as of the Agreement Date. Each of the following Company Contracts shall be deemed to constitute a “Material Contract” for purposes of this Agreement: (i) any Company Contract that requires by its terms or is reasonably likely to require the payment or delivery of cash or other consideration by or to an Acquired Company in an amount having an expected value in excess of $100,000 during the fiscal year ending December 31, 2021 and cannot be canceled by such Acquired Company without penalty or further payment without more than ninety (90) days’ notice (other than payments for services rendered to date); (ii) any Company Contract pursuant to which any of the Acquired Companies have contingent obligations that upon satisfaction of certain conditions precedent will result in the payment by an Acquired Company of more than $100,000 in the aggregate over a twelve (12)-month period, in either milestone payments or royalties, upon (A) the achievement of regulatory or commercial milestones or (B) the receipt of revenue or income based on product sales; (iii) any Company Contract relating to the Company’s material products containing terms, addressing or relating to (A) drug development, research services, pilot programs, clinical trials or other testing programs (other than clinical trial agreements entered into in the ordinary course), including any material collaboration, joint development or other similar agreement, (B) the marketing, supply, manufacturing, commercialization, purchase or sale of the Company’s material products (including

31 any sole source supply, co-promotion, sales representative, distribution, wholesaler, reseller or other similar agreement) or (C) the pricing or reimbursement terms for the Company’s material products, in each case, (1) that does not otherwise constitute a Material Contract under another subclause of Section 4.10(a) and (2) that requires by its terms or is reasonably likely to require the payment or delivery of cash or other consideration by or to an Acquired Company in an amount having an expected value in excess of $100,000 in the fiscal year December 31, 2021; (iv) any Company Contract (A) prohibiting or limiting the right of any Acquired Company (1) to compete in any line of business, (2) to conduct business with any Person or in any geographical area, or (3) to develop or commercialize compounds with respect to any therapeutic area, class of drugs or mechanism of action or otherwise make use of any material Company IP, (B) obligating any Acquired Company to purchase or otherwise obtain any product or service exclusively from a single party, to purchase a specified minimum amount of goods or services, or sell any product or service exclusively to a single party, (C) under which any Person has been granted the right to manufacture, sell, market or distribute any product of any Acquired Company on an exclusive basis to any Person or group of Persons or in any geographical area; or (D) containing any “most favored nations” terms and conditions (including with respect to pricing) granted by an Acquired Company; (v) any Company Contract that is a partnership, joint venture, limited liability company agreement or similar Contract relating to the formation, creation, operation, management or control of any joint ventures, partnerships, co-development, co-promotion, collaborations or similar arrangements (other than any such Contract solely between and among the Acquired Companies); (vi) any Company Contract that is a collective bargaining agreement or Contract with any labor union, trade organization or other employee representative body (other than any statutorily mandated agreement in non-U.S. jurisdictions); (vii) any Company Employee Agreement or any Company Contract pursuant to which an Acquired Company is or may become obligated to (A) make any severance, termination, or similar payment to any Company Associate or any spouse or heir of any such Company Associate, (B) make any bonus, change in control, retention, or similar payment or award to any Company Associate, or (C) grant or accelerate the vesting of, or otherwise modify, any Company Stock Award (other than accelerated vesting provided in the Company Equity Plan); (viii) any Company Contract with any Affiliate, director, executive officer (as such term is defined in the Exchange Act), holder of 5% or more of Shares, or to the Knowledge of the Company, any of their Affiliates (other than an Acquired Company) or immediate family members (other than offer letters that can be terminated at will without severance obligations and Company Contracts pursuant to Company Stock Awards); (ix) any Company Contract (A) relating to the disposition or acquisition, directly or indirectly (by merger, sale of stock, sale of assets, or otherwise), by any Acquired Company of any material assets or any equity interests in any Person (1) after the date of this Agreement, other than the sale of inventory in the ordinary course of business consistent with past practice, or (2) prior to the date hereof, which contains any material ongoing liabilities (including sale of inventory, indemnification, “earn- out” or other contingent liabilities) or (B) pursuant to which any Acquired Company will acquire or dispose of any material ownership interest in any other Person other than any Acquired Company; (x) any Company Contract with any Governmental Body; (xi) any Company Contract with any payor, wholesaler, distributor, pharmacy or governmental payor;

32 (xii) any Company Contract that is a settlement, conciliation, corporate integrity, deferred prosecution, consent decree or similar agreement with or approved by any Governmental Body pursuant to which (A) an Acquired Company will be required after the Agreement Date to pay any monetary obligations or (B) that contains material obligations or limitations on an Acquired Company’s conduct; (xiii) any Company Contract relating to Indebtedness in excess of $100,000 (whether incurred, assumed, guaranteed or secured by any asset) of an Acquired Company; (xiv) any Company Contract relating to the voting or registration of any securities; (xv) any Company Contract containing a right of first refusal, right of first negotiation or right of first offer in favor of a party other than the Acquired Companies; (xvi) any Company Lease; (xvii) any hedging, swap, derivative or similar Company Contract; and (xviii) any other Company Contract that is currently in effect and has been filed (or is required to be filed) by an Acquired Company as an exhibit pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act. (b) As of the Agreement Date, the Company has either delivered or made available to Parent or Parent’s Representatives an accurate and complete copy of each Material Contract or has publicly made available such Material Contract in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC on an unredacted basis. Neither any of the Acquired Companies nor, to the Knowledge of the Company, any other party is in material breach of or material default under any Material Contract and, neither any of the Acquired Companies, nor, to the Knowledge of the Company, any other party has taken or failed to take any action that with or without notice, lapse of time or both would constitute a material breach of or material default under any Material Contract or permit termination, modification or acceleration, under such Material Contract. Each Material Contract is, with respect to the Company and, to the Knowledge of the Company, the other party, a valid agreement, binding, and in full force and effect. To the Knowledge of the Company, each Material Contract is enforceable by the applicable Acquired Company in accordance with its terms, subject to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Since January 1, 2019 through the Agreement Date, no Acquired Company has received any written notice regarding any violation or breach or default under any Material Contract that has not since been cured, except for violations or breaches that are not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect. No Acquired Company has waived in writing any rights under any Material Contract, the waiver of which would have or be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect. Section 4.11 No Undisclosed Liabilities. No Acquired Company has any material liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise) of any nature, whether or not of the type required to be disclosed in the liabilities column of a consolidated balance sheet prepared in accordance with GAAP, except for: (i) liabilities disclosed on the Balance Sheet; (ii) liabilities or obligations incurred pursuant to the terms of this Agreement or in connection with the Transactions contemplated hereby; (iii) liabilities arising in the ordinary course of business in connection with performance obligations of the Acquired Companies under the Company Contracts (other than those liabilities resulting from any breach by an Acquired Company thereof); or (iv) liabilities incurred since the date of the Balance Sheet in the ordinary course of business.

33 Section 4.12 Litigation. There is no, and since January 1, 2019, there has not been any, (a) Legal Proceeding pending (or, to the Knowledge of the Company, threatened) against any Acquired Company or (b) material legally-binding settlement or Order to which an Acquired Company is subject. To the Knowledge of the Company, no investigation or review by any Governmental Body with respect to an Acquired Company is or, since January 1, 2019, has been, pending or threatened that is expected by the Company to have a Material Adverse Effect. Section 4.13 Compliance with Laws. The Acquired Companies are, and since January 1, 2019, the Acquired Companies have been, in compliance with all applicable Laws, except where the failure to be in compliance has not had and would not reasonably be expected to have a Material Adverse Effect and, since January 1, 2019 through the Agreement Date, to the Company’s Knowledge, no Acquired Company has been given written notice of, or been charged with, any unresolved violation of any Law, except, in each case, for any such violation that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 4.14 Regulatory Matters. (a) Except as would not, individually or in the aggregate, reasonably be expected to be material to the business of the Acquired Companies, taken as a whole: (i) the Acquired Companies own, possess or validly have the right to use all permits required to research, develop, manufacture, market, commercialize, distribute and sell its products; (ii) all products of the Acquired Companies are and, since January 1, 2019, have been researched, developed, manufactured and marketed in accordance with applicable specifications, Permits and applicable Laws, including GMPs, GLPs, GCPs, GDPs and GVPs; (iii) since January 1, 2019, (A) no product of the Acquired Companies or manufacturing site has shut down, been subject to any import or export prohibition, received any FDA Form 483 or other Governmental Body notice of inspectional observations, “warning letters,” “untitled letters” or requests or requirements to make changes to any product of the Acquired Companies or any manufacturing operations for any product of the Acquired Companies and (B) there have been no recalls, field notifications, field corrections, warnings, “dear doctor” letters, investigator notices, safety alerts or other written notices of action issued by a Governmental Body or the Acquired Companies relating to an alleged lack of safety, efficacy, or regulatory compliance of any product of the Acquired Companies (collectively, “Safety Notices”). Each Acquired Company has complied in all material respects with its obligations to make filings, declarations, listings, registrations, reports or submissions with the applicable regulatory authorities (including the FDA and the DEA or any other Governmental Body performing functions similar to those performed by the FDA and the DEA) relating to Acquired Company drug products, including but not limited to adverse event reports. Except as would not reasonably be expected, individually or in the aggregate, to be material to the business of the Acquired Companies, taken as a whole, no written deficiencies have been asserted by any applicable Governmental Body with respect to any such filings, declarations, listing, registrations, reports or submissions. (b) Except as would not reasonably be expected, individually or in the aggregate, to be material to the business of the Acquired Companies, taken as a whole, no Acquired Company has (i) made an untrue statement of a material fact statement to the FDA or any Governmental Body, (ii) failed to disclose a material fact required to be disclosed to the FDA or (iii) committed any other act, made any statement or failed to make any statement, that (in any such case) establishes a reasonable basis for the FDA to invoke its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Final Policy. As of the Agreement Date, the Company is not the subject of any pending or, to the Knowledge of the Company, threatened investigation by the FDA pursuant to its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Final Policy. Neither any of the Acquired Companies nor, to the Knowledge of the Company, any officers, directors, employees, agents or clinical investigators of any of the Acquired Companies or, to the Acquired Companies’ Knowledge, anyone acting on behalf of the Acquired Companies, is, has been, or is threatened in writing to be: (i) excluded, debarred, suspended or otherwise

34 ineligible to participate in federal health care programs or in federal procurement or non-procurement programs (as that term is defined in 42 U.S.C. § 1320a- 7b(f)) (“Excluded”); (ii) convicted of a crime for which a Person or entity can be debarred or Excluded; (iii) listed on the General Services Administrative published list of parties excluded from federal procurement programs and non-procurement programs or (iv) party to a corporate integrity agreement with the Office of Inspector General of the United States Department of Health and Human Services or otherwise has any continuing reporting obligations pursuant to any deferred prosecution or settlement with any Governmental Authority. To the Acquired Companies’ Knowledge, there are no facts or circumstances reasonably likely to result in such a debarment or exclusion with respect to its business. (c) Except as would not reasonably be expected, individually or in the aggregate, to be material to the business of the Acquired Companies, taken as a whole, the Acquired Companies are in compliance and, since January 1, 2019, have been in compliance with all Healthcare Laws applicable to the operation of its business as currently conducted. As of the Agreement Date, to the Knowledge of the Company no enforcement, regulatory or administrative proceeding is pending, and no such enforcement, regulatory or administrative proceeding has been threatened in writing, against the Company under the Healthcare Laws, other than any such proceeding that would not reasonably be expected, individually or in the aggregate, to be material to the business of the Acquired Companies, taken as a whole. None of the Acquired Companies has received any written notice, warning letter, or similar written communication that (A) alleges a material violation of, or asserts a material failure to comply with, any applicable Healthcare Law, or (B) imposes a written obligation to undertake, or to bear all or any portion of the cost of, any remedial action of any nature. (d) Since January 1, 2019 , the Company and its Subsidiaries have performed periodic audits of all manufacturing sites that supply regulatory starting materials, drug substances, drug product intermediates, drug products or finished products to the Company or the Subsidiaries to the extent permitted by any Contract relating to such manufacturing site or required by applicable Healthcare Law. To the Knowledge of the Company, there are no written findings deemed critical by the auditor or inspector resulting from such audits or inspections since January 1, 2019 that have not been remediated in all material respects. To the Knowledge of the Company, any such manufacturing site has performed in all material respects all tasks required by such written remediation plans. The Company has made available to Parent complete and accurate copies of all reports from all regulatory audits or inspections conducted since January 1, 2019 by the Company and its Subsidiaries or, to the extent in the possession or control of the Company and its Subsidiaries, by their Representatives or any Governmental Bodies. Section 4.15 Certain Business Practices. Since January 1, 2019, neither the Acquired Companies, nor, to the Knowledge of the Company, any of their directors, officers, employees or agents (in each case, acting in the capacity of a Company Associate) has (i) used any funds (whether of an Acquired Company or otherwise) for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or (iii) violated any provision of any Anti-Corruption Laws or any rules or regulations promulgated thereunder, anti-money laundering laws or any rules or regulations promulgated thereunder or any applicable Law of similar effect. Since January 1, 2019 through the Agreement Date, no Acquired Company has received any written communication from a Governmental Body that alleges any of the foregoing. Section 4.16 Governmental Authorizations. Each of the Acquired Companies hold all Governmental Authorizations necessary to enable it to conduct its business in the manner in which its business is currently being conducted, except where failure to hold such Governmental Authorizations has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Acquired Companies are, and since January 1, 2019 have been, in compliance with the terms

35 and requirements of such Governmental Authorizations, except where failure to be in compliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 4.17 Tax Matters. (a) (i) Each income and other material Tax Return required to be filed by any of the Acquired Companies with any Governmental Body has been filed on or before the applicable due date (taking into account any extensions of such due date duly obtained), and all such Tax Returns are accurate and complete in all material respects and were prepared in substantial compliance with applicable Law, (ii) all material Taxes due and owing by each Acquired Company (whether or not shown as due on any Tax Returns) have been paid in full and (iii) each Acquired Company has withheld and paid over (or set aside for payment when due) to the appropriate taxing authority all material Taxes required to have been withheld and paid over in connection with amounts paid to any employee, independent contractor, stockholder, creditor or other third party, and has complied in all material respects with the Tax reporting requirements associated with payments made to Persons providing services on behalf of such Acquired Company, including applicable IRS Forms W-2 and 1099 required with respect thereto. The unpaid Taxes of any Acquired Company as of the date of the Balance Sheet have been reserved for in accordance with GAAP and no Acquired Company has incurred any material liability for Taxes since the date of the Balance Sheet other than in the ordinary course of business or in connection with the Transactions. There are no Encumbrances for Taxes (other than Taxes not yet due or payable) upon any assets of any Acquired Company. (b) All material sales and use Taxes have been properly and timely collected and paid, or all sales tax exemption certificates or other proof of the exempt nature of sales of such products or services have been properly collected and, to the extent required, submitted to the appropriate Governmental Body. (c) No deficiency for any material Tax has been asserted or assessed by a taxing authority in writing against any Acquired Company, which deficiency has not been paid in full, settled in the entirety or completely withdrawn (or a combination thereof). No written claim has been made by any taxing authority that any Acquired Company is subject to Tax in a jurisdiction where it has not filed Tax Returns. No audits, examinations, or other proceedings with respect to material Taxes or Tax Returns of any Acquired Company are currently in process, pending or threatened in writing. (d) No Acquired Company is a party to or is bound by any material Tax sharing, allocation or indemnification agreement or arrangement that would have a continuing effect after the Closing Date (other than such agreements or arrangements made in the ordinary course of business the principal purpose of which is not Tax and other than agreements or arrangements solely among the Acquired Companies). No Acquired Company has (i) been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated federal income Tax Return (other than a group the common parent of which is or was the Company) or (ii) had any liability for the Taxes of another Person (other than an Acquired Company) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, or otherwise by operation of Law. No Acquired Company is (or has been) a party to any joint venture, partnership or other Contract that is treated as a partnership for U.S. federal income Tax purposes. (e) No Acquired Company has been either a “distributing corporation” or a “controlled corporation” or otherwise distributed the equity interests of another Person or had its equity interests distributed in a distribution of stock intended to qualify in whole or in part for tax-free treatment under Section 355 or 361 of the Code. (f) No Acquired Company has entered into any “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(1).

36 (g) No Acquired Company has agreed to make any adjustment under Section 481(a) of the Code (or any corresponding or similar provision of state, local, or non-U.S. income Tax Law) by reason of a change in accounting method, including any change from the cash method of Tax accounting to the accrual method of Tax accounting. No Acquired Company will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of any: (i) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or non-U.S. income Tax Law) executed on or prior to the Closing Date; (ii) installment sale or open transaction disposition made on or prior to the Closing Date; (iii) prepaid amount received or unearned revenue accrued on or prior to the Closing Date outside the ordinary course of business,; or (iv) election under Section 965 of the Code (or any corresponding or similar provision of state, local, or non-U.S. income Tax Law) made on or prior to the Closing Date. Each Acquired Company that was incorporated in the United States uses the accrual method of income Tax accounting. (h) Each Acquired Company has disclosed on its Tax Returns all positions taken therein that could give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code. (i) No power of attorney is currently in effect with respect to any Taxes of or relating to any Acquired Company that will remain in force after the Closing Date. (j) No Acquired Company has a permanent establishment (as defined in any applicable Tax treaty or convention) or other fixed place of business in any country other than the country in which it was formed. (k) No Acquired Company has received a private letter ruling from the IRS (or any comparable ruling from any other Governmental Body). (l) The Company is not, and has never been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. (m) Each Acquired Company is properly classified as a “C corporation” for U.S. federal and applicable state and local income Tax purposes. (n) None of the Acquired Companies (i) is (or has ever been), or directly or indirectly holds, any interest in a Person that is (or has ever been) a “controlled foreign corporation” within the meaning of Section 957 of the Code or a “passive foreign investment company” within the meaning of Section 1297 of the Code, or (ii) has made an election under Section 965(h)(1) of the Code to pay any net Tax liability under Section 965 of the Code in installments. (o) All transactions between or among the Acquired Companies materially comply and have materially complied with applicable requirements under Section 482 of the Code (to the extent applicable thereto) and comparable provisions of applicable Law for all periods for which the applicable statute of limitations has not expired. No Governmental Body has asserted a written claim against any Acquired Company under Section 482 of the Code or any similar provision of applicable Law. (p) Each Share is or, prior to the Closing Date, will be property that is “substantially vested” under Section 83 of the Code and Treasury Regulations Section 1.83-3(b). (q) The Company has delivered or made available to Parent all third-party Code Section 382 studies or analyses, if any, undertaken by the Company.

37 (r) Neither the execution of this Agreement nor the consummation of the Transactions will (either alone or together with any other event) result in any payment or benefit that would be, individually or in combination with any other payment or benefit, characterized or could be characterized as an “excess parachute payment” within the meaning of Section 280G of the Code (or any similar provision of state, local, or non-U.S. Law). (s) No Acquired Company has deferred the payment of any payroll Taxes under the CARES Act. Section 4.18 Employee Matters; Benefit Plans. (a) Except as required by applicable Laws, the employment of each of any of the Acquired Companies’ employees is terminable at-will by such Acquired Company. (b) The Company has made available to Purchaser a complete and accurate list of each current employee of the Acquired Companies as of the Agreement Date, including for each current employee: (i) job title, (ii) employing entity and location of employment (including city, state, province and country, as applicable), (iii) exempt or nonexempt status under applicable federal and state wage and hour Laws, (iv) base salary or hourly wages, as applicable, (v) target bonuses, if applicable, (vi) target commissions and any other compensation arrangements, if applicable, and (vii) visa status and visa expiration date (if applicable). (c) No Acquired Company is party to, has a duty to bargain for, or is currently negotiating in connection with entering into, any collective bargaining agreement or other Contract with a labor organization or work council representing any of its employees and there are no labor organizations representing, purporting to represent or, to the Knowledge of the Company, seeking to represent any employees of any of the Acquired Companies. Since January 1, 2019, there has not been any strike, slowdown, work stoppage, lockout, picketing or labor dispute, affecting any of the Acquired Companies or any of its employees. There is not pending, and, to the Knowledge of the Company, since January 1, 2019, no Person has threatened in writing to commence, any such strike, slowdown, work stoppage, lockout, picketing or labor dispute. (d) There is no Legal Proceeding pending or, to the Knowledge of the Company, since January 1, 2019, threatened relating to employment, including any relating to any Company Employee Agreement, wages and hours, leave of absence, plant closing notification, employment statute or regulation, labor dispute, workers’ compensation policy or long-term disability policy, safety, retaliation, immigration or discrimination matters involving any Company Associate, other than any Legal Proceedings that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. Since January 1, 2019, each Acquired Company has complied with all applicable Laws related to employment, including applicable Laws relating to employment practices, discrimination, retaliation, harassment, immigration, wages, hours and other terms and conditions of employment, any reduction in force (including any notice and information requirements), except where the failure to be in compliance, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. (e) Section 4.18(e) of the Company Disclosure Schedule, contains a complete and accurate list of all Employee Plans as of the Agreement Date. No Acquired Company has any agreement, commitment or obligation, to create, enter into or contribute to any additional material Employee Plan, or to modify, amend, maintain or continue any existing Employee Plan (except for amendments required by applicable Law with respect to which the amendment deadline has not yet lapsed). The Company has either delivered or made available to Parent or Parent’s Representatives prior to the execution of this Agreement with respect to each material Employee Plan accurate and complete copies of the following, as relevant: (i) all plan documents and all amendments thereto, and all related trust, insurance Contracts and other funding

38 documents; (ii) any currently effective determination, opinion or advisory letter received from the IRS; (iii) the most recent annual actuarial valuation and the most recent Form 5500; (iv) the most recent summary plan descriptions and any material modifications thereto; (v) all material Contracts related to such Employee Plan, including all service provider agreements, (vi) all material and nonroutine correspondence since January 1, 2018 to or from any Governmental Body relating to such Employee Plan; and (vii) all coverage, nondiscrimination, top heavy and Code Section 415 tests performed with respect to such Employee Plan for the three most recently completed plan years. Solely for purposes of this Section 4.18(e) and Section 4.18(e) of the Company Disclosure Schedule, the definition of “Employee Plan” shall exclude the following: any employment agreements and offer letters for non-officer employees of any of the Acquired Companies that do not differ in any material respect from the form of such documents provided by the Company to Parent or Parent’s Representative and that can be terminated by the applicable Acquired Company without notice, severance or other cost or liability, equity grant notices, and related documentation, in each case, that do not differ in any material respect from the form of such documents provided by the Company to Parent or Parent’s Representative, with respect to employees of any of the Acquired Companies and agreements with independent contractors entered into in the ordinary course of business that can be terminated upon no more than 30 days’ advance notice without cost or liability. (f) Neither the Acquired Companies nor any ERISA Affiliate has maintained, contributed to, or been required to contribute to, or has any liability under or with respect to, (i) any plan that is or was subject to Section 302 or Title IV of ERISA or Code Section 412, (ii) any “multiemployer plan,” as defined in 3(37) or Section 4001 of ERISA, (iii) any “multiple employer plan” within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code, or (iv) any “multiple employer welfare arrangement,” as defined in Section 3(40) of ERISA, “welfare benefit fund,” as defined in Section 419 of the Code, or voluntary employees’ beneficiary association under Section 501(c)(9) of the Code. (g) Each of the Employee Plans that is intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code and nothing has occurred that has adversely affected or could reasonably be expected to adversely affect the qualified status of any such Employee Plan or the tax-exempt status of any trust related thereto. Each of the Employee Plans has been established, maintained, administered, operated and funded in compliance in all material respects with its terms and all applicable Laws, including but not limited to ERISA and the Code. No Acquired Company or any other Person (i) has breached any fiduciary duty imposed upon it by ERISA or any other Law with respect to any Employee Plan, or (ii) engaged in a prohibited transaction within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code (and not otherwise exempt under Section 408 of ERISA and Section 4975(c)(2) or 4975(d) of the Code) with respect to any Employee Plan. All contributions, premiums and other payments due or required to be paid to (or with respect to) any Employee Plan have been timely paid in accordance with the terms of such Employee Plan and applicable Law. No Acquired Company has incurred (whether or not assessed), and there exists no condition or set of circumstances in connection with which any Acquired Company, Parent or any of their respective Subsidiaries or Affiliates could incur, directly or indirectly, any material penalty, Tax, fine, Encumbrance or liability under ERISA, the Code or any other Law (including under Section 409, 502(i) or 502(l) of ERISA or Section 4975, 4980B, 4980D, 4980H, 5000, 6721 or 6722 of the Code) with respect to any Employee Plan. (h) Except as set forth in Section 4.18(h) of the Disclosure Schedules, no Acquired Company or Employee Plan provides, is obligated to provide or has promised or agreed to provide (or contribute toward the cost of) life insurance, medical or other welfare benefits (within the meaning of Section 3(1) of ERISA) to any Company Associate after his or her retirement or other termination of employment or service, except to the extent required by applicable Law. (i) No claim (other than routine claims for benefits) or Legal Proceeding is pending or, to the Knowledge of the Company, since January 1, 2019, threatened with respect to (or against the

39 assets of) any Employee Plan, nor, to the Knowledge of the Company, is there any reasonable basis for any such claim or Legal Proceeding. No Employee Plan is (or during since January 1, 2019 has been) the subject of any audit, examination, investigation or other Legal Proceeding by any Governmental Body or a participant in any amnesty, voluntary compliance, self-correction or similar program sponsored by any Governmental Body, and to the Knowledge of the Company, no such audit, examination or Legal Proceeding is contemplated or under consideration by any Governmental Body. (j) Each Employee Plan that provides nonqualified deferred compensation subject to Section 409A of the Code satisfies in form and operation all of the requirements of Sections 409A(a)(2), 409A(a)(3) and 409A(a)(4) of the Code and the guidance thereunder (and has satisfied such requirements for the entire period during which Section 409A of the Code has applied to such Employee Plan). (k) Except for as set forth on Schedule 7.15(e) of the Company Disclosure Schedule, neither the execution of this Agreement nor the consummation of the Transactions will (alone or in combination with any other event) (i) result in any forgiveness of indebtedness, payment becoming due to any current or former Company Associate, including any severance or any other cash payment, (ii) result in the acceleration of the time of payment or vesting, or the increase in the amount of, compensation or benefits due to any such Company Associate, (iii) directly or indirectly cause an Acquired Company to transfer or set aside any assets to fund any benefits under any Employee Plan, or (iv) impair the rights of any Acquired Company, Parent or any of their respective Subsidiaries or Affiliates under or with respect to any Employee Plan, including the right to amend, terminate or merge any Employee Plan. Section 4.19 Environmental Matters. Except for those matters that would not reasonably be expected to have a Material Adverse Effect: (a) each Acquired Company is, and since January 1, 2020, has been, in compliance with all applicable Environmental Laws, which compliance includes obtaining, maintaining or complying with all Governmental Authorizations required under Environmental Laws for the operation of their respective business; (b) no Acquired Company has received any written notice, report or other information of or entered into any legally-binding settlement or Order involving violations, liabilities or requirements on the part of any of the Acquired Companies relating to or arising under Environmental Laws; and (c) to the Knowledge of the Company, there are and have been no Hazardous Materials present or Released on, at, under or from any property or facility, including the Leased Real Property, in a manner and concentration that would reasonably be expected to result in any claim against or liability of an Acquired Company under any Environmental Law. Section 4.20 Real Property. (a) The Acquired Companies do not own, have never owned, and do not have any right of first refusal or option to purchase, any real property. (b) Except as would not reasonably be expected to have a Material Adverse Effect, each Acquired Company holds a valid and existing leasehold interest in the real property that is leased or subleased by such Acquired Company from another Person (the “Leased Real Property”), and is free and clear of all Encumbrances other than Permitted Encumbrances and Encumbrances described in the Company Leases. The Leased Real Property constitutes all of the real property used, occupied, licensed or leased by the Acquired Companies. Section 4.20(b) of the Company Disclosure Schedule sets forth an accurate list of all Company Leases, including the street address of the applicable Leased Real Property. True, correct and complete copies of the Company Leases (including all amendments, extensions, renewals, guaranties, estoppels, subordination, non-disturbance and attornment agreements, and other agreements with respect thereto) have been made available to Purchaser. As of the Agreement Date, no Acquired Company has received any written notice regarding any violation or breach or default by the Acquired Companies under any Company Lease that has not since been cured, and to the Knowledge of the Company, no default exists on the part of any other party to the Company Leases, except for violations or breaches

40 that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. No Acquired Company has received written notice of any pending or threatened condemnation or eminent domain proceedings or their local equivalent affecting or relating to the Leased Real Property. No Acquired Company has received written notice from any Governmental Body or other Person that the use and occupancy of any of the Leased Real Property, as currently used and occupied, and the conduct of the business thereon, as currently conducted, violate any deed restrictions, declarations, reciprocal easement agreements or similar restrictions or agreements, or zoning, subdivision or other land use, or similar Laws. No Acquired Company has assigned, pledged, mortgaged, hypothecated or otherwise transferred any Company Lease or any interest therein, nor has any Acquired Company subleased, licensed or otherwise granted any Person a right to use or occupy such Leased Real Property or any portion thereof or any option, right of first offer or refusal or other contractual right with respect to any interest therein. Section 4.21 Title to Assets. Each Acquired Company has good and valid title to all material assets owned by it as of the Agreement Date, including all assets reflected on the Company’s unaudited balance sheet as of September 30, 2021 included in the last Quarterly Report on Form 10-Q (the “Balance Sheet”) filed by the Company with the SEC, except for dispositions of inventory or obsolete assets sold or otherwise disposed of since the date of such Balance Sheet in the ordinary course of business, and such assets include all of the material assets, properties and rights used to operate the business of the Acquired Companies as currently conducted and are sufficient for the continued conduct of the business of the Acquired Companies after the Closing in substantially the same manner as conducted prior to the Closing. Section 4.22 Insurance. The Company has delivered or made available to Parent or Parent’s Representatives an accurate and complete copy of all material insurance policies and all material self- insurance programs and arrangements in effect as of the date hereof relating to the business, assets and operations of the Acquired Companies. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all such insurance policies are in full force and effect, no written notice of cancellation or modification has been received, and there is no existing default or event that, with the giving of notice or lapse of time or both, would constitute a default by any insured thereunder. Section 4.23 Section 203 of the DGCL. Assuming the accuracy of the representations and warranties set forth in Section 5.7, the Company Board has taken or will take all actions so that the restrictions applicable to business combinations contained in Section 203 of the DGCL and any other Takeover Laws are inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Transactions contemplated hereby. Section 4.24 Merger Approval. Following the Offer Acceptance Time, assuming satisfaction of the Minimum Condition, no vote of the holders of any class or series of the Company’s capital stock will be required in order to adopt this Agreement and the Merger. There are no bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Section 4.25 Opinion of Financial Advisor. The Company Board has received the opinion of the Company’s financial advisor, Moelis & Company LLC, to the effect that, as of the date of such opinion, the Merger Consideration or the Offer Price to be paid to holders of Shares (other than holders of Excluded Shares and Dissenting Shares) in the Offer or pursuant to the Merger is fair, from a financial point of view, to such holders. The Company will provide or make available to Parent, solely for informational purposes, a copy of the signed opinion following receipt thereof by the Company. Section 4.26 Brokers and Other Advisors. Except for Moelis & Company LLC, no broker, finder, investment banker, financial advisor or other Person is entitled to any brokerage, finder’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Company.

41 Section 4.27 Ownership of Parent Capital Stock. No Acquired Company, nor any of their respective Affiliates, beneficially own, or have any interest in, and, since January 1, 2019, have not beneficially owned or had any interest in, any shares of capital stock of Parent, or other securities of Parent or any options, warrants or other rights to acquire any economic interest in, Parent. Section 4.28 Acknowledgement by the Company on Behalf of the Acquired Companies. None of the Acquired Companies is relying and none of the Acquired Companies has relied on any representations or warranties whatsoever by or on behalf of Parent, Purchaser or any of their respective Affiliates regarding the subject matter of this Agreement, express or implied, except for the representations and warranties in ARTICLE 5. Such representations and warranties by Parent and Purchaser constitute the sole and exclusive representations and warranties of each of Parent and Purchaser in connection with the Transactions and the Company understands, acknowledges and agrees on behalf of itself and each of the other Acquired Companies that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by each of Parent and Purchaser. ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER Parent and Purchaser jointly and severally represent and warrant to the Company as follows: Section 5.1 Due Organization. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has all necessary power and authority (a) to conduct its business in the manner in which its business is currently being conducted and (b) to own and use its assets in the manner in which its assets are currently owned and used, except where any failure of such power and authority has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent is qualified or licensed to do business as a foreign Entity, and is in good standing (with respect to jurisdictions that recognize such concept), in each jurisdiction where the nature of its business requires such qualification or licensing, except where the failure to be so qualified, licensed or in good standing would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent has delivered or made available to the Company or the Company’s Representatives accurate and complete copies of the certificate of incorporation, bylaws and other organizational documents of Parent and Purchaser, including all amendments thereto. Section 5.2 Purchaser. Purchaser was formed solely for the purpose of engaging in the Transactions and activities incidental thereto and has not engaged in any business activities or conducted any operations other than in connection with the Transactions and those incident to its formation. Either Parent or a wholly owned (direct or indirect) Subsidiary of Parent owns beneficially and of record all of the outstanding capital stock of Purchaser. There are no actions pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries, including Purchaser, that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Section 5.3 Authority; Binding Nature of Agreement. Parent and Purchaser have the corporate power and authority to execute and deliver and perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Purchaser of this Agreement and the consummation of the Transactions have been duly authorized by all necessary action on the part of Parent and Purchaser and their respective boards of directors. This Agreement constitutes the legal, valid and binding obligation of Parent and Purchaser, and assuming due authorization, execution and delivery by the Company, is enforceable against them in accordance with its terms, subject to (a) Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

42 Section 5.4 Non-Contravention; Consents. Assuming compliance with the applicable provisions of the HSR Act, the execution and delivery of this Agreement by Parent and Purchaser, and the consummation of the Transactions, will not: (a) cause a violation of any of the provisions of the certificate of incorporation or bylaws or other organizational documents of Parent or Purchaser; (b) cause a violation by Parent or Purchaser of any Law or Order applicable to Parent or Purchaser, or to which they are subject; or (c) conflict with, result in a breach of, or constitute a default on the part of Parent or Purchaser under any Contract, except, in the case of clauses (b) and (c), for such conflicts, violations, breaches or defaults as would not reasonably be expected to have a Parent Material Adverse Effect. Except as may be required by the Exchange Act (including the filing with the SEC of the Offer Documents), state takeover laws, the DGCL or the HSR Act, neither Parent nor Purchaser, nor any of Parent’s other Affiliates, is required to make any filing with or give any notice to, or to obtain any Consent from, any Person at or prior to the Closing in connection with the execution and delivery of this Agreement by Parent or Purchaser or the consummation by Parent or Purchaser of the Transactions, other than such filings, notifications, approvals, notices or Consents that, if not obtained, made or given, would not reasonably be expected to have a Parent Material Adverse Effect. No vote of Parent’s stockholders is necessary to approve this Agreement or any of the Transactions. Section 5.5 Disclosure. The Offer Documents, when filed, distributed or disseminated, as applicable, will comply as to form in all material respects with the applicable requirements of the Exchange Act. The Offer Documents, at the time of the filing of such Offer Documents or any supplement or amendment thereto with the SEC and at the time such Offer Documents or any supplements or amendments thereto are first distributed or disseminated to the Company’s stockholders, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The information with respect to Parent or Purchaser that Parent or Purchaser furnishes to the Company in writing specifically for inclusion or incorporation by reference in the Schedule 14D-9 and the Company Disclosure Documents, at the time of filing the Schedule 14D-9 and at the time of any distribution or dissemination of the Company Disclosure Documents, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, neither Parent nor Purchaser makes any representation with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of the Company for inclusion or incorporation by reference in the Offer Documents. Section 5.6 Litigation. There is no Legal Proceeding pending (or, to the Knowledge of Parent, threatened) against Parent or Purchaser, other than Legal Proceedings that would not and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. As of the Agreement Date, neither Parent nor Purchaser is subject to any legally-binding settlement or Order that is reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect. Section 5.7 Ownership of Company Common Stock; Absence of Certain Arrangements. Neither Parent, nor Purchaser nor any of their respective Affiliates directly or indirectly owns, and at all times for the past three (3) years, neither Parent nor any of Parent’s Affiliates has owned, beneficially or otherwise, any shares of the Company’s capital stock or any securities, Contracts or obligations convertible into or exercisable or exchangeable for shares of the Company’s capital stock. Neither Parent nor Purchaser has enacted or will enact a plan that complies with Rule 10b5-1 under the Exchange Act covering the purchase of any of the shares of the Company’s capital stock. As of the Agreement Date, neither Parent nor Purchaser is an “interested stockholder” of the Company under Section 203(c) of the DGCL. Neither Parent nor Purchaser nor any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder, director, officer, employee or other Affiliate of the Company (a) relating to (i) this Agreement or the Transactions or (ii) the Surviving Corporation or

43 any of its businesses or operations (including as to continuing employment) from and after the Effective Time or (b) pursuant to which (i) any holder of Shares would be entitled to receive consideration of a different amount or nature than the Offer Price or the Merger Consideration in respect of such holder’s Shares or (ii) any holder of Shares has agreed to approve this Agreement or vote against any Superior Offer. Section 5.8 Brokers and Other Advisors. Except for Jefferies Group LLC, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries. Section 5.9 Sufficient Funds. Parent and Purchaser have (or have available to them), and will have as of the Offer Acceptance Time and Effective Time, on an unconditional basis, sufficient cash available to pay all amounts to be paid by Parent and Purchaser in connection with this Agreement and the Transactions, including Parent’s and Purchaser’s costs and expenses and the aggregate Offer Price and the Merger Consideration on the terms and conditions contained in this agreement, and there is not, nor will there be, any restriction on the use of such cash or cash equivalents for such purpose. In no event shall the receipt or availability of any funds or financing by or to Parent, Purchaser or any of their respective Affiliates or any other financing transaction (including receipt of all or any portion of the proceeds of the Debt Financing) be a condition to any of the obligations of Parent or Purchaser hereunder. ARTICLE 6 CERTAIN COVENANTS OF THE COMPANY Section 6.1 Access and Investigation. During the period from the Agreement Date until the earlier of the Effective Time and the termination of this Agreement pursuant to Section 9.1 (the “Pre- Closing Period”), upon reasonable advance notice to the Company and subject to applicable logistical restrictions or limitations as a result of COVID-19 or any COVID-19 Measures, the Company and its directors, employees and officers shall, and the Company shall direct its other Representatives of the Company, (a) to provide Parent and Parent’s Representatives with reasonable access during normal business hours of the Company to the Acquired Companies’ officers, employees, other personnel, and assets and to all existing books and records (provided, however, that any such access shall be conducted at Parent’s sole expense, at a reasonable time, under the supervision of appropriate personnel of the Company and in such a manner as not to unreasonably interfere with the normal operation of the business of the Company) and (b) to furnish to Parent such financial and operating data and other information as Parent may reasonably request, provided, that Parent and its Representatives shall use such access and information solely for the purpose of the consummation of the Transactions and post-Closing integration planning or otherwise for purposes of exercising Parent’s rights or remedies under this Agreement. The foregoing notwithstanding, nothing herein shall require the Company to disclose any information to the extent the disclosure of such information would jeopardize any attorney-client or other legal privilege or contravene any applicable Law (including Antitrust Law); provided, that the Company shall reasonably cooperate with Parent to permit such inspection of or to disclose such information on a basis that does not waive such privilege with respect thereto or contravene such applicable Law. No investigation pursuant to this Section 6.1 shall affect, or be deemed to modify or waive, any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto or otherwise limit or affect the remedies available to Parent or Purchaser pursuant to this Agreement. All requests for access pursuant to this Section 6.1 must be directed to the Chief Business Officer of the Company or another person designated in writing by the Company. Notwithstanding anything herein to the contrary, Parent and Purchaser shall not, and shall cause their respective representatives not to, contact any partner, licensor, licensee, customer or supplier of the Company in connection with the Offer, the Merger or any of the other Transactions without the Company’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), and Parent and Purchaser acknowledge and agree that any such contact shall be arranged by and with a representative of the Company participating.

44 Section 6.2 Operation of the Company’s Business. (a) During the Pre-Closing Period: (i) except (A) as expressly required by this Agreement or as required by applicable Laws (B) with the written consent of Parent or (C) as set forth in Section 6.2 of the Company Disclosure Schedule, the Company shall, and shall cause each other Acquired Company to, (i) conduct in all material respects its business and operations in the ordinary course and (ii) use commercially reasonable efforts to preserve intact the material components of the Acquired Companies’ current business organization, including by maintaining its relations and goodwill with all material suppliers, material customers, Governmental Bodies and other material business relations (it being understood that with respect to the matters specifically addressed by any provision of Section 6.2(b), such specific provisions shall govern over the more general provision of this Section 6.2(a)); provided that, in each case, the Company and its Subsidiaries may continue any necessary or advisable changes in their respective business practices adopted prior to the date hereof in response to COVID-19 and any COVID- 19 Measures and, after the date hereof, may take further actions in good faith that are reasonably required to respond to COVID-19 or any COVID-19 Measures. (b) During the Pre-Closing Period, except (i) as expressly required by this Agreement or as required by applicable Laws, (ii) with the written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed) or (iii) as set forth in Section 6.2 of the Company Disclosure Schedule, the Acquired Companies shall not: (i) amend or permit the adoption of any amendment to its certificate of incorporation and bylaws or other organizational documents of any Acquired Company; (ii) (A) establish a record date for, declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock other than (x) dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent, consistent with past practice and (y) distributions resulting from the vesting or exercise of a Company Stock Awards that are outstanding on the Agreement Date, or (B) repurchase, redeem or otherwise reacquire any of its shares of capital stock (including any Company Common Stock or Company Preferred Stock), or any rights, warrants or options to acquire any shares of its capital stock, other than: (1) repurchases or reacquisitions of Shares outstanding as of the Agreement Date pursuant to the Company’s right (under written commitments in effect as of the Agreement Date and set forth on Section 6.2(b)(ii) of the Company Disclosure Schedule) to purchase or reacquire Shares held by a Company Associate only upon termination of such associate’s employment or engagement by the Company; (2) repurchases of Company Stock Awards (or shares of capital stock issued upon the exercise or vesting thereof) outstanding on the Agreement Date (in cancellation thereof) pursuant to the terms of any such Company Stock Award (in effect as of the Agreement Date) between the Company and a Company Associate only upon termination of such Person’s employment or engagement by the Company or (3) in connection with withholding to satisfy the exercise price or Tax obligations with respect to Company Stock Awards; (iii) split, combine, subdivide or reclassify any Shares or other equity interests; (iv) issue, sell, grant, deliver, pledge, transfer, encumber or authorize the issuance, sale, grant delivery, pledge, transfer or Encumbrance (other than pursuant to agreements in effect as of the Agreement Date and set forth on Section 6.2(b)(iv) of the Company Disclosure Schedule or transfer restrictions arising under applicable Law) of (A) any capital stock, equity interest or other security of the Acquired Company, (B) any subscription, option, call, warrant, restricted securities or right or obligation to acquire any capital stock, equity interest or other security of the Acquired Company, or (C) any instrument convertible into or exchangeable for any capital stock, equity interest or other security of the Acquired Company (except that (1) the Company may issue Shares as required to be issued upon the exercise of Company Options or the vesting of Company Stock Awards issued and outstanding as of the

45 Agreement Date and (2) the Company may issue Shares upon conversion of the Company Preferred Stock in accordance with and solely to the extent required by the terms thereof; (v) except as contemplated by Section 3.8 or as set forth in Section 6.2(b)(v) of the Company Disclosure Schedule, establish, adopt, terminate or amend any Employee Plan (or any plan, program, arrangement, practice or agreement that would be an Employee Plan if it were in existence on the Agreement Date), or amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Employee Plans (or any plan, program, arrangement, practice or agreement that would be an Employee Plan if it were in existence on the Agreement Date) or grant any employee or director any increase in compensation, bonuses or other benefits, except that the Acquired Company may (A) amend any Employee Plans to the extent required by applicable Laws or (B) solely in the event that the Closing has not occurred prior to March 12, 2022, implement annual merit-based increases in compensation in the ordinary course of business consistent with past practice and in accordance with the parameters previously approved by the Company Board (or a committee thereof) as described on Section 6.2(b)(v) of the Company Disclosure Schedule. (vi) except as set forth in Section 6.2(b)(vi) of the Company Disclosure Schedule, (A) enter into (1) any change-of-control agreement with any Company Associate or (2) any retention, employment, severance or other material agreement with any Company Associate or (B) hire or terminate (other than for cause) any Company Associate; (vii) (A) form any Subsidiary, (B) acquire any equity interest in any other Entity or otherwise purchase or acquire, directly or indirectly (including by merger, consolidation or acquisition of stock or assets or any other business combination) any Entity or other business organization or division thereof or any other business or all or substantially all of the assets of any Entity) or (C) enter into any joint venture, partnership, collaboration or similar profit-sharing arrangement; (viii) make or authorize any capital expenditure, except that the Acquired Company may make any capital expenditure that: (A) is expressly provided for in the Company’s capital expense budget either delivered or made available to Parent prior to the Agreement Date, which expenditures shall be in accordance with the categories set forth in such budget; or (B) to the extent such capital expenditure is not provided for in such capital expense budget, does not exceed $50,000 individually and $100,000 in the aggregate; (ix) acquire, lease, exclusively license, sublicense, pledge, sell or otherwise dispose of, divest or spin-off, abandon, waive, relinquish or permit to lapse (other than any patent expiring at the end of its statutory term), transfer, assign, guarantee, mortgage or otherwise subject to any material Encumbrance (other than Permitted Encumbrances) any material right or other material asset or property, except, in the case of any of the foregoing (A) in the ordinary course of business consistent with past practice (including entering into non-exclusive license agreements in the ordinary course of business that are not material to the Acquired Companies), (B) pursuant to dispositions of obsolete, surplus or worn out assets that are no longer useful in the conduct of the business of the Acquired Company, or (C) as provided for in the Company’s capital expense budget delivered or made available to Parent prior to the Agreement Date; (x) lend money or make capital contributions or advances to or make investments in, any Person, or incur or guarantee any Indebtedness, including incurring any Indebtedness under existing credit facilities, except for (A) short-term borrowings of not more than $50,000 in the aggregate, incurred in the ordinary course of business, (B) advances to employees and consultants for travel and other business related expenses in the ordinary course of business or (C) intercompany loans and capital contributions made in the ordinary course of business between and among the Acquired Companies; (xi) make or change any material income or other material Tax election, change or revoke any income or other material method of Tax accounting, consent to the extension or

46 waiver of the statutory period of limitations applicable to any Tax claim or assessment (other than in connection with automatic extensions of the due date for filing a Tax Return), settle or compromise any material Tax liability, file any amended income or other material Tax Return, enter into any closing agreement with respect to Taxes, fail to pay any income or other material Tax as such Tax becomes due and payable, or prepare any income or other material Tax Return in a manner which is materially inconsistent with past practices of such Acquired Company with respect to the treatment of equivalent items on prior Tax Returns; (xii) settle, release, waive or compromise any Legal Proceeding, other than (A) any Legal Proceeding relating to a breach of this Agreement or (B) any Legal Proceeding that (1) does not relate to Intellectual Property; (2) results solely in an obligation involving only the payment of monies by the Acquired Company of not more than $50,000 individually and $100,000 in the aggregate and (3) does not involve the admission of wrongdoing by the Acquired Company; provided, that the settlement of any Legal Proceeding or claim brought by the stockholders of the Company against the Company or any of its directors relating to the Transactions or any breach of this Agreement or any other agreements contemplated hereby shall be subject to Section 3.7 or Section 7.5, as applicable. (xiii) enter into any collective bargaining agreement or other agreement with any labor organization (except to the extent required by applicable Laws); (xiv) adopt or implement any stockholder rights plan or similar arrangement; (xv) adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization; (xvi) take any action to exempt any Person from, or make any acquisition of securities of the Company by any Person not subject to, any state takeover statute or similar statute or regulation that applies to Company with respect to an Acquisition Proposal or otherwise, including the restrictions on “business combinations” set forth in Section 203 of the DGCL, except for Parent, Purchaser, or any of their respective Subsidiaries or Affiliates, or the Transactions; (xvii) change or modify any financial accounting, cash management, credit collection or payment policies, practices or procedures or otherwise make any material change to the management of its working capital (including the timing of collection of receivables or the payment of payables and the management of inventory); (xviii) (A) accelerate, terminate or consent to the termination of, cancel, amend in any material respect, grant a waiver of any material right under, agree to offset or defer any rights of payment or contribution available to the Company under, or otherwise modify in any material respect any Material Contract or any Contract that would constitute a Material Contract if in effect as of the date of this Agreement; or (B) enter into any Contract that would constitute a Material Contract if in effect as of the Agreement Date; (xix) terminate, fail to renew, abandon, allow to enter into the public domain, cancel, let lapse, fail to continue to prosecute or defend, encumber, license (including through covenants not to sue, non-assertion provisions or releases, immunities from suit that relate to Company IP or any option to any of the foregoing, but excluding any non-material non-exclusive licenses of Company IP that have been entered into in the ordinary course of business consistent with past practice), sell, assign, transfer or otherwise dispose of any material Company IP; (xx) make any material change in the selling, distribution, pricing, advertising, terms of sale or collection practices (including any rebate, discount, chargeback or refund policy or practice) or timing that is inconsistent with past practice during the twelve (12) months prior to the date hereof;

47 (xxi) engage in any practice, program, activity or other action (including any rebate, discount, chargeback or refund policy or practice) that is intended or would reasonably be expected to result in sales to the trade that are materially in excess of normal customer purchasing patterns consistent with past course of dealing with the Company during the twelve (12) months prior to the date hereof; (xxii) enter into a new line of business or abandon or discontinue any existing line of business; or (xxiii) authorize any of, or agree or commit to take, any of the actions described in clauses (i) through (xxii) of this Section 6.2(b). (c) Notwithstanding the foregoing, nothing contained herein shall give to Parent or Purchaser, directly or indirectly, rights to control or direct the operations of the Company prior to the Effective Time, and nothing contained in this Agreement is intended to give the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its and its Subsidiaries’ respective operations. Section 6.3 No Solicitation. (a) Except as permitted by this Section 6.3, during the Pre-Closing Period, the Company shall not, and shall cause each Acquired Company not to, and shall not authorize its and their respective Representatives to, and shall direct its Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (ii) engage in, continue or otherwise participate in any discussions (except to notify a Person that makes any inquiry or offer with respect to an Acquisition Proposal of the existence of the provisions of this Section 6.3 or to clarify whether any such inquiry, offer or proposal constitutes an Acquisition Proposal) or negotiations regarding, or furnish to any other Person any information in connection with or for the purpose of soliciting, knowingly encouraging or facilitating, an Acquisition Proposal or any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (iii) adopt, approve or enter into any letter of intent, acquisition agreement, agreement in principle or similar agreement with respect to an Acquisition Proposal or any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal or (iv) waive or release any Person from, fail to use reasonable best efforts to enforce any standstill agreement or any standstill provisions of any Contract entered into in respect of an Acquisition Proposal or any proposal or offer that constitutes or could reasonably be expected to lead to an Acquisition Proposal. The Company and its directors, officers and employees shall, and the Company shall use reasonable best efforts to cause its other Representatives to, within one (1) Business Day of the Agreement Date, (A) cease and cause to be terminated any solicitation and any and all existing discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal or any proposal or offer that constitutes, or could reasonably be expected to lead to, Acquisition Proposal, (B) terminate access by any Person (other than Parent, Purchaser, the Company or any of their respective Affiliates or Representatives) to any physical or electronic data room relating to any potential Acquisition Proposal or any proposal or offer that constitutes, or could reasonably be expected to lead to, Acquisition Proposal, and (C) request, in writing, the return or destruction of all confidential information of the Acquired Companies previously furnished or made available to such Persons. (b) Notwithstanding Section 6.3(a)(i), if at any time on or after the Agreement Date and prior to the Offer Acceptance Time, the Company or any of its Representatives receives an unsolicited bona fide written Acquisition Proposal from any Person or group of Persons, which Acquisition Proposal was made on or after the Agreement Date and did not result from or arise out of any material breach of this

48 Section 6.3 (including any of the provisions of Section 6.3(a)), and the Company Board determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Offer (and the Company provides Parent with written notice of this determination), then the Company and its Representatives may (i) furnish, pursuant to (but only pursuant to) an Acceptable Confidentiality Agreement, information (including non-public information) with respect to the Company to the Person or group of Persons who has made such Acquisition Proposal; provided, that the Company shall substantially concurrently provide to Parent any information concerning the Company that is provided to any Person given such access which was not previously provided to Parent or its Representatives and (ii) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Acquisition Proposal. (c) Following the Agreement Date, the Company shall (i) promptly (and in any event within forty-eight (48) hours) notify Parent of any inquiry, proposal or offer received by the Company or any of its Representatives with respect to, or that would reasonably be expected to lead to an Acquisition Proposal, including the identity of the Person(s) making such inquiry, proposal or offer, (ii) promptly (and in any event within forty-eight (48) hours) provide to Parent a summary of the material terms and conditions of any Acquisition Proposal or any such inquiry, proposal or offer, and a complete copy of any written proposal, written offer or other written material with respect to such Acquisition Proposal or such inquiry, proposal or offer (or an amendment thereto), including copies of any proposed Specified Agreement or any term sheet or letter of intent or other documents or materials delivered in connection therewith, including any financing documentation (or reasonable summaries thereof if providing copies thereof is prohibited by the terms of a confidentiality agreement with such Persons or group of Persons), (iii) keep Parent reasonably informed of any material developments, discussions or negotiations regarding any Acquisition Proposal or any such inquiry proposal or offer on a reasonably prompt basis, and (iv) reasonably inform Parent of the status of any Acquisition Proposal or any such inquiry, proposal or offer. (d) Nothing in this Agreement, including this Section 6.3, shall restrict the Company from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e- 2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, (ii) making any “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act or (iii) making any legally required disclosure to the stockholders of the Company (provided, that such disclosure includes an express reaffirmation of the Company Board Recommendation), (iv) communicating with any Person or group of Persons (or the representatives of such Person or group of Persons) that makes any Acquisition Proposal to the extent necessary to direct such Person or group of Persons to the provisions of this Section 6.3 and/or to clarify and understand the terms and conditions of an Acquisition Proposal made by such Person or group of Persons and none of the foregoing actions shall be deemed to constitute a Company Adverse Change Recommendation; provided that, for the avoidance of doubt, this Section 6.3(d) shall not be deemed to permit the Company Board to make a Company Adverse Change Recommendation except to the extent permitted by and in accordance with Section 7.1(b)). Section 6.4 Termination of 401(k) Plans. Prior to the Closing Date, the Acquired Companies shall (a) terminate each Employee Plan that contains a 401(k) cash or deferred arrangement (each, a “Company 401(k) Plan”) effective no later than the day immediately preceding the Closing Date, (b) adopt any and all amendments to each Company 401(k) Plan as may be necessary to ensure compliance with all applicable requirements of the Code (including all qualification requirements) and all other Laws, and (c) take such other action in connection with the termination of any Company 401(k) Plan as Parent may reasonably direct, unless Parent elects and notifies the Company at least five (5) days prior to the Closing Date to not terminate such Company 401(k) Plan. Unless Parent provides the notice described in the preceding sentence to the Company, the Acquired Companies will, prior to the Closing Date, provide Parent with evidence reasonably satisfactory to Parent that (i) each Company 401(k) Plan has been terminated effective no later than the day before the Closing Date pursuant to resolutions of the Company Board (or

49 the governing body of the applicable Subsidiary of the Company), (ii) each Company 401(k) Plan has been amended as described above, and (iii) all other actions directed by Parent have been completed (the form and substance of the resolutions and amendments referred to herein will be subject to the prior review and approval of Parent, which approval will not be unreasonably delayed, denied or conditioned). ARTICLE 7 ADDITIONAL COVENANTS OF THE PARTIES Section 7.1 Company Board Recommendation. (a) Subject to Section 7.1(b), the Company hereby consents to the inclusion of a description of the Company Board Recommendation in the Offer Documents. During the Pre-Closing Period, neither the Company Board nor any committee thereof shall (i) (A) withdraw or withhold (or modify, change or qualify in a manner adverse to Parent or Purchaser), or publicly propose to withdraw or withhold (or modify, change or qualify in a manner adverse to Parent or Purchaser), the Company Board Recommendation, (B) adopt, approve, recommend or declare advisable, or publicly propose to adopt, approve, recommend or declare advisable, any Acquisition Proposal, (C) if a tender offer or exchange offer for the Company Common Stock that constitutes an Acquisition Proposal is commenced (within the meaning of Rule 14d-2 under the Exchange Act), fail to recommend against acceptance of such tender offer or exchange offer within ten (10) Business Days or (D) if any Acquisition Proposal has been made public, fail to publicly reaffirm the Company Board Recommendation upon request of Parent within the earlier of three (3) Business Days prior to the then scheduled Expiration Date or ten (10) Business Days after Parent requests such reaffirmation with respect to such Acquisition Proposal; provided, that, Parent may make such request only once with respect to such Acquisition Proposal unless such Acquisition Proposal is subsequently materially modified in which case Parent may make such request once each time such material modification is made, (any action described in this clause (i) being referred to as a “Company Adverse Change Recommendation”) or (ii) adopt, approve, recommend or declare advisable, or propose to adopt, approve, recommend or declare advisable, enter into or allow any Acquired Company to execute or enter into any Contract (A) with respect to any Acquisition Proposal or (B) requiring, or that would reasonably expect to cause, the Company to abandon, materially delay, terminate or fail to consummate the Transactions (other than an Acceptable Confidentiality Agreement) (a “Specified Agreement”). (b) Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the Offer Acceptance Time, if the Company has received a bona fide written Acquisition Proposal (which Acquisition Proposal was made after the Agreement Date and did not result from or arise out of a breach of Section 6.3(a)) from any Person that has not been withdrawn and after consultation with the Company’s financial advisors and outside legal counsel, the Company Board shall have determined in good faith that such Acquisition Proposal constitutes a Superior Offer, the Company Board may make a Company Adverse Change Recommendation if and only if: (A) the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Company Board under applicable Law; (B) the Company shall have given Parent prior written notice of its intention to consider making a Company Adverse Change Recommendation or terminate this Agreement pursuant to Section 9.1(d)(i) at least three (3) Business Days prior to making any such Company Adverse Change Recommendation or termination (a “Superior Offer Determination Notice”) (which notice shall not constitute a Company Adverse Change Recommendation); and (C) (1) the Company shall have provided to Parent the information (including a copy of any definitive agreement and related financing agreement) with respect to the Acquisition Proposal and all other information and materials to be provided in accordance with Section 6.3(d), (2) the Company shall have given Parent the three (3) Business Days after the Superior Offer Determination Notice to propose revisions to the terms of this Agreement or make another proposal so that such Acquisition Proposal would cease to constitute a Superior Offer (to the extent Parent desires to do so), and, to the extent requested by Parent, shall have negotiated in good faith with Parent and its Representatives with respect to such proposed revisions or other

50 proposal, if any, and (3) at the end of such three (3) Business Day period, the Company Board, after consultation with the Company’s financial advisers and outside legal counsel, taking into account the amendments to this Agreement and the Transactions proposed by Parent, if any, shall have determined in good faith that such Acquisition Proposal is a Superior Offer and makes the determination under Section 7.1(b)(y)(A) with respect to such Superior Offer. If there are any material amendments, revisions or changes to the terms of any such Superior Offer, the Company shall notify Parent of each such material amendment, revision or change and the applicable three (3) Business Day period shall be extended until at least two (2) Business Days after the time that Parent receives notification from the Company of each such revision. (c) Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the Offer Acceptance Time, the Company Board may, at any time before the Offer Acceptance Time, make a Company Adverse Change Recommendation in response to an Intervening Event, but only if: (A) the Company Board has determined in good faith, after consultation with its outside legal counsel, that failure to do so would be inconsistent with the Company Board’s fiduciary obligations to the Company’s stockholders under applicable Law; (B) the Company shall have first provided prior written notice to Parent of at least three (3) Business Days that the Company is prepared to make a Company Adverse Change Recommendation in response to such Intervening Event (an “Intervening Event Determination Notice”) (which notice shall not constitute a Company Adverse Change Recommendation), which notice shall specify in reasonable detail the Intervening Event that renders a Company Adverse Change Recommendation; (C) during the three (3) Business Days, the Company has negotiated with Parent in good faith (if requested by Parent) to enable Parent to propose revisions to the terms of this Agreement so that the failure to make such Company Adverse Change Recommendation would no longer be inconsistent with the Company Board’s fiduciary obligations to the Company’s stockholders under applicable Law; and (D) following the end of the three (3) Business Days (it being understood and agreed that any material change to the conditions constituting such Intervening Event shall require an additional notice to Parent and a new two (2) Business Day period), and after considering such negotiations and any revisions to the terms of this Agreement that have been agreed to in writing by Parent, the Company Board has determined that, after consultation with its outside legal counsel, the failure to make such Company Adverse Change Recommendation would continue to be inconsistent with the Company Board’s fiduciary obligations to the Company’s stockholders under applicable Law. Section 7.2 Filings, Consents and Approvals. (a) Subject to the terms and conditions set forth in this Agreement, each of the Parties shall use their respective reasonable best efforts to take, or cause to be taken, all actions, to file, or cause to be filed, all documents and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable Antitrust Laws to consummate and make effective the Transactions as soon as reasonably practicable, including (i) the obtaining of all necessary actions or nonactions, waivers, Consents, clearances, decisions, declarations, approvals and, expirations or terminations of waiting periods from Governmental Bodies and the making of all necessary registrations and filings and the taking of all steps as may be reasonably necessary to obtain any such Consent, decision, declaration, approval, clearance or waiver, or expiration or termination of a waiting period by or from, or to avoid an action or proceeding by, any Governmental Body in connection with any Antitrust Law; (ii) the obtaining of all necessary Consents, authorizations, approvals or waivers from third parties; and (iii) the execution and delivery of any additional instruments necessary to consummate the Transactions; provided, that, in connection with obtaining any waivers and Consents, the Company shall not agree to (x) make any payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payment) or concede anything of monetary or economic value or (y) amend, supplement or modify such Contract in any manner that would be adverse to the interest of the Company or, after the Merger, the Purchaser or Parent, in each case, without the prior written consent of Parent.

51 (b) The Parties agree to use their respective reasonable best efforts, and cause their respective Affiliates to use their respective reasonable best efforts, to promptly take all actions and steps reasonably necessary to obtain, or requested or required by any Governmental Body as a condition to granting any Consent, permit, authorization, waiver, clearance or approval, and to cause the prompt expiration or termination of any applicable waiting period and to resolve objections, if any, of the FTC or DOJ, or other Governmental Bodies of any other jurisdiction for which Consents, permits, authorizations, waivers, clearances, approvals and expirations or terminations of waiting periods are sought with respect to the Transactions, so as to obtain such Consents, permits, authorizations, waivers, clearances, approvals or expiration or termination of the waiting period under the HSR Act or other Antitrust Laws, and to avoid the issuance of a Request for Additional Information and Documentary Material (“Second Request”) or commencement of a lawsuit by the FTC, the DOJ or other Governmental Bodies under Antitrust Laws, and to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding which would otherwise have the effect of preventing the Closing or materially delaying the Offer Acceptance Time or the Closing or delaying the Offer Acceptance Time beyond the Expiration Date, including withdrawing and refiling any Notification and Report forms pursuant to the HSR Act (“pull and refile”), prior to the Expiration Date, if the Parties determine, after consultation with legal counsel, that such pull and refile is reasonably likely to enable the parties to avoid the issuance of a Second Request or otherwise expedite the Closing; provided, however, that neither Parent nor any of its Subsidiaries will be required, either pursuant to this Section 7.2 or otherwise, to (and, without Parent’s prior written consent, the Company will not, nor will it permit any of its Subsidiaries or Representatives to) (i) negotiate, commit to or effect, by consent decree, hold separate order or otherwise, the sale, lease, license, divestiture or disposition of any assets, rights, product lines, or businesses of the Company, Parent or any of their respective Subsidiaries, (ii) terminate existing relationships, contractual rights or obligations of the Company, Parent or any of their respective Subsidiaries, (iii) terminate any venture or other arrangement, (iv) create any relationship, contractual rights or obligations of the Company, Parent or any of their respective Subsidiaries, (v) effectuate any other change or restructuring of the Company, Parent or any of their respective Subsidiaries and (vi) otherwise take or commit to take any actions with respect to the businesses, product lines or assets of the Company, Parent or any of their respective Subsidiaries; provided, further, that the Company shall only be required to take or commit to take any such action, or agree to any such condition or restriction, if such action, commitment, agreement, condition or restriction is binding on the Company only in the event the Closing occurs. Without limitation of the foregoing, the Parties shall defend through litigation on the merits any claim asserted in court by any party, including any Governmental Body, under Antitrust Laws in order to avoid entry of, or to have vacated or terminated, any Order (whether temporary, preliminary or permanent) that could restrain, delay, or prevent the Closing by the End Date. (c) Subject to the terms and conditions of this Agreement, each of the Parties shall (and shall cause their respective Affiliates, if applicable, to): (i) promptly, but in no event later than five (5) Business Days after the Agreement Date unless otherwise agreed to in writing by Parent and the Company, make an appropriate filing of all Notification and Report forms as required by the HSR Act with respect to the Transactions and (ii) cooperate with each other in determining whether, and promptly preparing and making, any other filings or notifications or other Consents required to be made with, or obtained from, any other Governmental Bodies in connection with the Transactions. (d) Without limiting the generality of anything contained in this Section 7.2, during the Pre-Closing Period, each of Company and Parent (on its and Purchaser’s behalf) shall use its reasonable best efforts to (i) cooperate in all respects and consult with each other in connection with any filing or submission in connection with any investigation or other inquiry, including allowing the other Party to have a reasonable opportunity to review in advance and comment on drafts of filings (other than the Notification and Report Form filed pursuant to the HSR Act) and submissions and providing the other Party with any information that may be necessary to prepare any such filings and submissions, (ii) give the other Party prompt notice of the making or commencement of any request, inquiry, investigation, action or Legal

52 Proceeding brought by a Governmental Body or brought by a third party before any Governmental Body, in each case, with respect to the Transactions, (iii) keep the other Party promptly informed as to the status of any such request, inquiry, investigation, action or Legal Proceeding, (iv) promptly inform the other Party of any communication to or from the FTC, DOJ or any other Governmental Body in connection with any such request, inquiry, investigation, action or Legal Proceeding, (v) upon request, promptly furnish to the other Party, subject to an appropriate confidentiality agreement to limit disclosure to outside counsel and consultants retained by such counsel, with copies of documents provided to or received from any Governmental Body in connection with any such request, inquiry, investigation, action or Legal Proceeding (except, for the avoidance of doubt, no Party is required to furnish all or a significant portion of it documents or data submitted in response to a request for additional information or documentary material issued by the FTC or DOJ pursuant to 15 U.S.C. § 18a(e) and 16. C.F.R. § 803.20), (vi) subject to an appropriate confidentiality agreement to limit disclosure to counsel and outside consultants retained by such counsel, consult in advance and cooperate with the other Party and consider in good faith the views of the other Party in connection with any substantive communication, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal to be made or submitted in connection with any such request, inquiry, investigation, action or Legal Proceeding, and (vii) except as may be prohibited by any Governmental Body or by any Law, in connection with any such request, inquiry, investigation, action or Legal Proceeding in respect of the Transactions, each Party shall provide advance notice of and permit authorized Representatives of the other Party to be present at each meeting or conference, including any virtual or telephonic meetings and discussions, relating to such request, inquiry, investigation, action or Legal Proceeding and to have access to and be consulted in advance in connection with any argument, opinion or proposal to be made or submitted to any Governmental Body in connection with such request, inquiry, investigation, action or Legal Proceeding; provided, however, that materials required to provided pursuant to this Section 7.2(d) may be redacted (A) to remove references concerning the valuation of Parent, Purchaser, Company, or any of their respective Subsidiaries or assets, (B) as necessary to comply with contractual arrangements, and (C) as necessary to address reasonable privilege or confidentiality concerns; provided, further that the disclosing Party shall use commercially reasonable efforts to otherwise address such privilege or confidentiality concerns (including using commercially reasonable efforts to obtain the consent of a third party to provide such materials) or provide another reasonably alternative means to provide such information prior to redaction of such materials. Each Party shall supply as promptly as practicable such information, documentation, other material or testimony that may be reasonably requested by any Governmental Body, including by complying at the earliest reasonably practicable date with any reasonable request for additional information, documents or other materials received by any Party or any of their respective Subsidiaries from any Governmental Body in connection with such applications or filings for the transactions contemplated by this Agreement. Purchaser shall pay all filing fees under the HSR Act and for any filings required under foreign Antitrust Laws, but the Company shall bear its own costs for the preparation of any such filings. Neither Party shall commit to or agree with any Governmental Body to (i) stay, toll or extend any applicable waiting period under the HSR Act, (ii) pull and refile under the HSR Act or (iii) enter into any timing agreement, without the prior written consent of the other Party. Section 7.3 Employee Communications. Prior to making any broad-based or any written communications to the directors, officers or employees of the Company (other than any communications consistent in all material respects with prior communications made by the Company or Parent), including communications pertaining to compensation or benefit matters that are affected by the Transactions, the Company shall, to the extent not prohibited by applicable Law, (a) provide Parent with a copy of the intended communication, (b) give Parent a reasonable period of time to review and comment on the communication, (c) consider any such comments in good faith and (d) provide Representatives of Parent

53 with a reasonable opportunity to participate in any broad-based meetings or oral communications to the directors, officers or employees of the Company concerning the Transactions. Section 7.4 Indemnification of Officers and Directors. (a) All rights to indemnification, advancement of expenses and exculpation by the Company existing as of the Agreement Date in favor of those Persons who are directors and officers of the Company as of the Agreement Date or have been directors and officers of the Company in the past (the “Indemnified Persons”) for their acts and omissions occurring prior to the Effective Time, including in respect of the Transactions, as provided in the certificate of incorporation and bylaws of the Company (as in effect as of the Agreement Date) and as provided in the indemnification agreements between the Company and said Indemnified Persons set forth on Section 7.4(a) of the Company Disclosure Schedule shall survive the Merger and shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of such Indemnified Persons, and shall be observed by Parent, the Surviving Corporation and their successors and assigns to the fullest extent available under Delaware Law for a period of six (6) years from the Effective Time, and any claim made pursuant to such rights within such six (6) year period shall continue to be subject to this Section 7.4(a) and the rights provided under this Section 7.4(a) until disposition of such claim. (b) From and after the Effective Time until the sixth (6th) anniversary of the date on which the Effective Time occurs, Parent and the Surviving Corporation (together with their successors and assigns, the “Indemnifying Parties”) shall, to the fullest extent permitted under applicable Laws and the certificate of incorporation and bylaws of the Company (as in effect as of the Agreement Date), indemnify and hold harmless each Indemnified Person in his or her capacity as an officer or director of the Company against all losses, claims, damages, liabilities (including amounts paid in settlement or compromise), fees, expenses, judgments or fines incurred by such Indemnified Person as an officer or director of the Company in connection with any pending or threatened Legal Proceeding based on or arising out of, in whole or in part, the fact that such Indemnified Person is or was a director or officer of the Company at or prior to the Effective Time and pertaining to any and all matters pending, existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including any such matter arising under any claim with respect to the Transactions. Without limiting the foregoing, from the Effective Time until the sixth (6th) anniversary of the date on which the Effective Time occurs, the Indemnifying Parties shall also, to the fullest extent permitted under applicable Laws and the certificate of incorporation and bylaws of the Company (as in effect as of the Agreement Date), advance reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) incurred by the Indemnified Persons in connection with matters for which such Indemnified Persons are eligible to be indemnified pursuant to this Section 7.4(b), subject to the execution by such Indemnified Persons of appropriate undertakings in favor of the Indemnifying Parties to repay such advanced costs and expenses if it is ultimately determined in a final and non-appealable judgment of a court of competent jurisdiction that such Indemnified Person is not entitled to be indemnified under this Section 7.4(b). (c) From the Effective Time until the sixth (6th) anniversary of the Effective Time, the Surviving Corporation shall maintain, and Parent shall cause the Surviving Corporation to maintain, in effect, a directors’ and officers’ liability insurance, providing coverage no less favorable to the insureds than the policy maintained by the Company as of the Agreement Date, for the benefit of the Indemnified Persons who are currently covered by such existing policy with respect to their acts and omissions occurring prior to the Effective Time in their capacities as directors and officers of the Company (as applicable), including terms with respect to coverage, deductibles and amounts no less favorable than the currently existing policy, or, at or prior to the Effective Time, Parent or the Company may (through a nationally recognized insurance broker approved by Parent (such approval not to be unreasonably withheld, conditioned or delayed)) purchase a six (6)-year “tail” policy for the existing policy effective as of the Effective Time and if such “tail policy” has been obtained, it shall be deemed to satisfy all obligations to

54 obtain or maintain insurance pursuant to this Section 7.4(c); provided, however, that in no event shall the Surviving Corporation be required to expend in or for any one (1) policy year an amount in excess of 250% of the annual premium currently payable by the Company with respect to such currently existing policy, it being understood that if the annual premiums payable for such insurance coverage exceeds such amount, Parent shall be obligated to cause the Surviving Corporation to obtain a policy with the greatest coverage available for a cost equal to such amount. (d) In the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving Entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, Parent shall use commercially reasonable efforts to ensure that the successors and assigns of Parent or the Surviving Corporation, as the case may be, or at Parent’s option, Parent, shall assume the obligations set forth in this Section 7.4. (e) The provisions of this Section 7.4 shall survive the acceptance of Shares for payment pursuant to the Offer and the consummation of the Merger and are (i) intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Persons and their successors, assigns and heirs and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise. This Section 7.4 may not be amended, altered or repealed after the Offer Acceptance Time in such a manner as to adversely affect the rights of any Indemnified Person or any of their successors, assigns or heirs without the prior written consent of the affected Indemnified Person. Section 7.5 Transaction Litigation. Prior to the Effective Time, the Company shall as promptly as reasonably practicable notify Parent of (A) any commencement of, or material development with respect to Transaction Litigation and (B) the existence or occurrence of any event, fact or circumstance arising after the execution of this Agreement that would reasonably be expected to cause any condition set forth in ARTICLE 8 not to be satisfied; provided that the delivery of any notice pursuant to this Section 7.5 will not limit the remedies available to Purchaser under or with respect to this Agreement. The Company shall give Parent the opportunity to participate in the defense and settlement of any Transaction Litigation and shall reasonably cooperate with Parent in conducting the defense or settlement of Transaction Litigation, including by giving Parent the right to review and comment on all material filings or responses to be made by the Company in connection with such Transaction Litigation, and the right to consult on the settlement with respect to such Transaction Litigation, and the Company shall in good faith take such comments into account. No such settlement shall be agreed to without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Without otherwise limiting the Indemnified Persons’ rights with regard to the right to counsel, following the Effective Time, the Indemnified Persons shall be entitled to continue to retain Goodwin Procter LLP or such other counsel selected by such Indemnified Persons prior to the Effective Time to defend any Transaction Litigation Section 7.6 Further Assurances. Without limitation or contravention of the provisions of Section 7.2, and subject to the terms and conditions of this Agreement, Parent and the Company shall use commercially reasonable efforts to take, or cause to be taken, and do, or cause to be done, and assist and cooperate with other parties hereto in doing, all actions necessary, proper or advisable to consummate the Offer and the Merger and make effective the other Transactions. Without limiting the generality of the foregoing, subject to the terms and conditions of this Agreement, each Party will (a) make all filings (if any) and give all notices (if any) required to be made and given by such Party pursuant to any Material Contract in connection with the Offer and the Merger and the other Transactions, if requested by Parent, (b) use commercially reasonable efforts to obtain each Consent (if any) required to be obtained pursuant to any Material Contract by such Party in connection with the Transactions to the extent requested in writing and upon terms (including with respect to the making of any payment or granting of any concession)

55 consented to by Parent and (c) use commercially reasonable efforts to lift any restraint, injunction or other legal bar to the Offer, the Merger or the other Transactions brought by any third party against such Party. Section 7.7 Public Announcements; Disclosure. The initial press releases relating to this Agreement shall be separate press releases issued by each of the Company and Parent, and Parent and the Company shall consult with each other before issuing such press releases and any further press release(s) or otherwise making any public statement (to the extent not previously issued or made in accordance with this Agreement) with respect to the Offer, the Merger, this Agreement or any of the other Transactions and shall not issue any such press release or public statement without the other Party’s written consent (which shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing: (a) each Party may, without such consultation or consent, make any public statement in response to questions from the press, analysts, investors or those attending industry conferences, make internal announcements to employees and make disclosures in its filings under applicable securities Laws, so long as such statements are consistent with previous press releases, public disclosures or public statements made jointly by the Parties (or individually, if approved by the other Party); (b) subject to any other applicable terms of this Agreement, each Party may make any disclosures, without the other Party’s prior written consent (but with prior notice and after providing a reasonable opportunity to review and comment upon any such disclosure), in the Company SEC Documents or the Parent SEC Documents, as applicable, as may be required by applicable federal securities Laws or the rules of any relevant securities exchange upon which the capital stock of such Party is traded; (c) a Party may, without the prior consent of the other Party but subject to giving advance notice to the other Party and a reasonable opportunity to review and comment on such public announcement or statement, issue any such press release or make any such public announcement or statement as may be required by any applicable Law; (d) the Company need not consult with Parent in connection with such portion of any press release, public statement or filing to be issued or made pursuant to Section 6.3(d) or with respect to any Acquisition Proposal, Company Adverse Change Recommendation or “stop-look-and-listen” communication or similar communication of the type contemplated by Rule 14d- 9(f) under the Exchange Act and (e) Parent need not consult with the Company in connection with such portion of any press release, public statement or filing to be issued or made in respect to any press release, public statement or filing issued or made by the Company pursuant to the foregoing clause (d) or otherwise in response to any action taken by the Company pursuant to Section 6.3(d) or with respect to any Acquisition Proposal or Company Adverse Change Recommendation. Section 7.8 Takeover Laws. If any Takeover Law may become, or may purport to be, applicable to the Offer, the Merger or any of the other Transactions, each of Parent and the Company and their respective boards of directors shall use their respective reasonable best efforts to grant such approvals and take such actions as are necessary so that the Offer, the Merger and the other Transactions contemplated hereby may be consummated as promptly as practicable on the terms and conditions contemplated hereby and otherwise act to lawfully minimize the effect of any Takeover Law on any of the Offer, the Merger or the other Transactions. Section 7.9 Section 16 Matters. The Company, and the Company Board, shall, to the extent necessary, take appropriate action, prior to or as of the Offer Acceptance Time, to approve, for purposes of Section 16(b) of the Exchange Act, the disposition and cancellation or deemed disposition and cancellation of the Shares and Company Stock Awards in the Transactions by applicable Section 16 individuals and to cause such dispositions or cancellations to be exempt under Rule 16b-3 promulgated under the Exchange Act. Section 7.10 Rule 14d-10 Matters. Prior to the Offer Acceptance Time and to the extent permitted by applicable Laws, the compensation committee of the Company Board shall approve, as an “employment compensation, severance or other employee benefit arrangement” within the meaning of Rule 14d-10(d)(2) under the Exchange Act, each agreement, arrangement or understanding between the Company or any of its Affiliates and any Company Associate that are effective as of the Agreement Date

56 or are entered into after the Agreement Date and prior to the Effective Time with the consent of Parent pursuant to which compensation is paid to such Company Associate and shall take all other action reasonably necessary to satisfy the requirements of the non-exclusive safe harbor set forth in Rule 14d- 10(d)(2) under the Exchange Act. Section 7.11 Purchaser Stockholder Consent. Immediately following the execution of this Agreement, Parent shall execute and deliver, in accordance with Section 228 of the DGCL and in its capacity as the sole stockholder of Purchaser, a written consent adopting this Agreement. Section 7.12 Stock Exchange Delisting; Deregistration. Prior to the Closing Date, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of Nasdaq to enable the delisting by the Surviving Corporation of the Shares from Nasdaq and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time. Upon Parent’s reasonable determination that the Surviving Corporation may be required to file any quarterly or annual reports pursuant to the Exchange Act after the Closing but prior to the deregistration of the Shares under the Exchange Act, the Company shall deliver to Parent at least three (3) Business Days prior to Closing a draft of any such reports required to be filed during such period, which is sufficiently developed, in the Company's reasonable determination, such that it can be timely filed and when filed will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and comply in all material respects with the provisions of applicable Law. Section 7.13 Payoff Letters. Prior to or on the Closing Date, Company shall, and shall cause its Representatives to, use commercially reasonable best efforts to deliver to Parent executed customary payoff letters in form reasonably acceptable to Parent from the relevant lender under the Company Loan Agreement that (a) reflect the amounts required in order to pay in full all such amounts outstanding pursuant to the Company Loan Agreement as of the Closing and (b) provide that, upon payment in full of the amounts indicated, all Encumbrances securing such outstanding amounts pursuant to the Company Loan Agreement with respect to the assets of the Company and the Subsidiaries of the Company shall be terminated and of no further force and effect. Parent shall pay, or shall cause one or more of its Subsidiaries to pay, the Payoff Amount in full on behalf of the Company on the Closing Date. Section 7.14 Financing Cooperation. (a) From the Agreement Date to the earlier of the Closing Date and the date this Agreement is validly terminated in accordance with its terms, the Company shall use commercially reasonable efforts, and shall cause each other Acquired Company and its and their respective Representatives to use their commercially reasonable efforts, to provide Parent and Purchaser with all cooperation reasonably requested by Parent or Purchaser to assist Parent or Purchaser to consummate the Debt Financing on or prior to the Closing Date or as is otherwise customary and reasonably requested in writing by Parent or Purchaser in connection with the Debt Financing in each case, to the extent such cooperation is necessary and customary in connection with debt financings similar to the debt financing for the transactions contemplated by this agreement (the “Debt Financing”) and at Parent’s and/or Purchaser’s sole cost and expense, including using commercially reasonable efforts to: (i) subject to the terms of the Non-Disclosure Agreement, deliver to Parent and Purchaser the Financing Information (provided that (A) Parent and Purchaser shall be responsible for the preparation of such pro forma financial statements and any pro forma adjustments giving effect to the transactions contemplated herein and (B) Company’s assistance shall relate solely to the financial information and data derived from the Company’s historical books and records);

57 (ii) participate in and cause the Company’s management team, with appropriate seniority and expertise, including senior officers, to participate in a reasonable and customary number of drafting sessions and due diligence sessions to the extent reasonably required in connection with the Debt Financing on reasonable advance written notice and at mutually agreeable times (which participation shall be limited to teleconference or virtual meeting platforms); (iii) furnish no later than four (4) Business Days prior to the Closing Date all documentation and other information that is reasonably requested by Parent or Purchaser no later than nine (9) days prior to the Closing Date that is required by regulatory authorities in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, relating to the Acquired Companies; and (iv) reasonably assisting Parent and Purchaser in connection with the preparation of any pledge and security documents and other definitive financing documents (including schedules thereto) as may be reasonably requested by Parent, Purchaser or the Debt Financing Sources and otherwise reasonably cooperating with Parent and Purchaser in facilitating the pledging of collateral and the granting of security interests required by the Debt Commitment Letters. (b) Nothing in this Section 7.14 will require the Company or any of its Subsidiaries to (i) waive or amend any terms of this Agreement or agree to pay any fees or reimburse any expenses prior to the Effective Time, (ii) enter into any agreement, document or instrument that would be effective prior to the Effective Time or that is not contingent on the occurrence of the Effective Time, (iii) give any indemnities that are effective prior to the Effective Time, (iv) take any action that, in the good faith determination of the Company, would unreasonably interfere with the ordinary conduct of the business of the Company and its Subsidiaries or would require an action that is not within the control of the Company using commercially reasonable efforts, (v) take any action or fail to take any action in a manner that would reasonably be expected to conflict with or violate applicable Law or any Contract, (vi) requires the provision of access to or disclose information that any Acquired Company determines in good faith could jeopardize any attorney client privilege of, or conflict with any confidentiality obligations binding on any Acquired Company or any of their respective Affiliates, (vii) requires the taking of any action that could subject any director, officer, employee, agent, manager, consultant, advisor or other representative of the Acquired Companies or any of their Affiliates to any actual or potential personal liability, (viii) requires the delivery of any financial or other information that is not currently readily available or prepared in the ordinary course of business of the Acquired Companies and at the time requested by Parent or (ix) causes any condition to Closing to fail to be satisfied or would reasonably be expected to conflict with, violate or result in a breach of or default under any Contract (including this Agreement) or any Organizational Document of any Acquired Company; provided, however, in no event shall anything in this Agreement require members of the board of managers, board of directors or similar governing body of any Acquired Company who will not continue in such capacities in respect of the Surviving Company as of the Closing Date to execute any consent or adopt resolutions, in each case, approving or otherwise relating to the Debt Financing. In addition, no action, liability or obligation of the Company, any of its Subsidiaries or any of their respective Representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the Debt Financing will be effective until the Effective Time, and neither the Company nor any of its Subsidiaries will be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument that is not contingent on the occurrence of the Closing or that must be effective prior to the Effective Time. Parent shall, promptly upon request by the Company (i) reimburse the Company for all reasonable and documented out-of-pocket costs (such as reasonable and documented travel costs and attorneys’ fees) actually incurred by the Acquired Companies or any of its or their respective Representatives in connection with its cooperation pursuant to this Section 7.14; and (ii) indemnify and hold harmless the Acquired Companies and its and their respective Representatives from and against any and all losses suffered or incurred by them in connection with the arrangement of the Debt Financing, any action taken by them pursuant to this Section 7.14, and any information used in connection therewith; in

58 each case, except to the extent suffered or incurred as a result of the bad faith, gross negligence, willful misconduct, or fraud by any Acquired Company or their respective Representatives. This Section 7.14(b) is intended to be for the benefit of each of the Acquired Companies and their respective Affiliates and may be enforced by any such Person as if such Person were a party to this Agreement. (c) The Company hereby consents to the reasonable use of the Acquired Companies’ logos and other trademarks in connection with the Debt Financing in a manner usual and customary for debt financings of a type similar to the Debt Financing; provided, that such logos and trademarks are used solely in a manner that is not intended to, and is not reasonably likely to, harm or disparage the Acquired Companies or their reputation. (d) All non-public or other confidential information provided by the Company or any of its Representatives pursuant to this Section 7.14 will be kept confidential in accordance with the Non- Disclosure Agreement, except that Parent and Purchaser will be permitted to disclose such information to any Debt Financing Source or prospective Debt Financing Source and other financial institutions that are or may become parties to the Debt Financing (and, in each case, to their respective Representatives) so long as such Persons: (i) agree to be bound by the Confidentiality Agreement as if parties thereto, or (ii) are otherwise subject to other customary confidentiality arrangements, including “click through” confidentiality agreements and confidentiality provisions contained in customary bank books and offering memoranda. (e) For the avoidance of doubt, the parties hereto acknowledge and agree that the provisions contained in this Section 7.14 represent the sole obligation of the Acquired Companies and their respective Affiliates with respect to cooperation in connection with the Debt Financing. (f) None of the Acquired Companies, their respective Affiliates nor any of their respective Representatives shall have no liability whatsoever to Parent in respect of any financial information or data or other information (including any financial statements or other information) provided pursuant to this Section 7.14. (g) Notwithstanding this Section 7.14 or anything else in this Agreement, Parent and Purchaser affirm that it is not a condition to the Closing or to any of its other obligations under this Agreement that Parent, Purchaser or any of their respective Affiliates obtain financing for or related to any of the transactions contemplated by this Agreement (including all or any portion of the Debt Financing). Section 7.15 Employment and Benefit Matters. (a) For the period commencing at the Effective Time and ending twelve (12) months after the Effective Time, Parent shall provide, or cause to be provided, to each employee of any Acquired Company who remains employed with the Surviving Corporation (or any Affiliate thereof) after the Effective Time (each, a “Continuing Employee”) with employee benefits (other than equity compensation and other long-term incentives, change in control, retention, transition, stay or similar arrangements) that in the aggregate are substantially comparable to the employee benefits (other than equity compensation and other long-term incentives, retention, transition, stay or similar arrangements) provided to similarly situated employees of Parent. In addition, Parent shall assume and honor, and shall cause the Surviving Corporation and their respective Subsidiaries to assume and honor, the Employee Plans set forth in Section 4.18(e) that provide for severance payments and benefits to any Continuing Employee terminated without cause or whose employment ends for a severance-qualifying reason pursuant to such Employee Plan. (b) Parent will treat, and cause the applicable benefit plans of Parent (or one of Parent’s Affiliates, as applicable) to treat, the service of the Continuing Employees with any Acquired Company attributable to any period before the Effective Time as service rendered to Parent or any Affiliate of Parent for purposes of eligibility and vesting under any defined contribution plan, vacation program,

59 health or welfare plan(s) maintained by Parent or any Affiliate of Parent, except where credit would result in duplication of benefits. Without limiting the foregoing, to the extent that any Continuing Employee participates in any health or other group welfare benefit plan of Parent or any of its Affiliates following the Effective Time, (A) Parent shall use commercially reasonable efforts to cause any pre-existing conditions or limitations, eligibility waiting periods or required physical examinations under any health or similar welfare plan of Parent or any Affiliate to be waived with respect to the Continuing Employees and their eligible dependents, to the extent waived under the corresponding plan in which the Continuing Employee participated immediately prior to the Effective Time, and (B) Parent shall use commercially reasonable efforts to cause any deductibles paid by Continuing Employee under any of the Company’s or its Subsidiaries’ health plans in the plan year in which the Effective Time occurs shall be credited towards deductibles under the health plans of Parent or any Affiliate of Parent. (c) Parent, Purchaser, and Surviving Corporation shall not, at any time prior to 90 days after the Closing, take any action that would result in a “mass layoff” or “plant closing” as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988, as amended (“WARN”), or comparable conduct under any applicable state, local or foreign Law, affecting in whole or in part any site of employment or employee of Surviving Corporation without complying fully with the requirements of WARN or such applicable state, local or foreign Law. (d) Parent and Purchaser acknowledge that the consummation of the Transactions contemplated by this Agreement will constitute a change in control of the Company and each of its Subsidiaries and/or a sale of the Company and each of its Subsidiaries (to the extent such concepts are applicable) for purposes of all employment, severance and similar agreements between the Company and/or its Subsidiaries set forth on Section 7.15(d) of the Company Disclosure Schedule and any Person who was employed by the Company and its Subsidiaries immediately preceding the Effective Time, including those on vacation or a leave of absence. (e) Following the Agreement Date, the Company shall enter into such other compensation arrangements as are set forth on and in accordance with the terms of Section 7.15(e) of the Company Disclosure Schedule (which schedule may be updated by Parent no later than five (5) Business Days before the Closing Date, only upon prior written consent of the Company, not to be unreasonably withheld, conditioned or delayed). (f) Nothing in this Agreement shall confer upon any Company Associate any right to continue in the employ or service of Parent, Purchaser, Company, Surviving Corporation, or any Affiliate of the foregoing entities, or shall interfere with or restrict in any way the rights of Parent, Purchaser, Company, Surviving Corporation, or any Affiliate of the foregoing entities, which rights are hereby expressly reserved, to discharge or terminate the services of any Company Associate at any time for any reason whatsoever, with or without cause. Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 7.15 shall (i) be deemed or construed to be an amendment or other modification of any Employee Plan, or (ii) create any third party rights in any current or former employee, director or other service provider of Parent, Purchaser, Company, Surviving Corporation, or any of their respective Affiliates (or any beneficiaries or dependents thereof). Section 7.16 Interim Operations of Purchaser. During the period from the date hereof through the earlier of the Effective Time or the date of termination of this agreement, Purchaser shall not engage in any activities of any nature except as provided in or contemplated by this agreement. Nothing in this Section 7.16 shall be construed to limit or otherwise restrict the operations or conduct of Parent except as otherwise expressly contemplated by this Agreement.

60 ARTICLE 8 CONDITIONS PRECEDENT TO THE MERGER The obligations of the Parties to effect the Merger are subject to the satisfaction, at or prior to the Closing, of each of the following conditions: Section 8.1 No Restraints. There shall not have been issued by any Governmental Body any judgment, temporary, preliminary or permanent Order that remains in effect preventing the consummation of the Merger, nor shall any action have been taken, or any Law (other than any Antitrust Law) or Order have been promulgated, entered, enforced, enacted, issued or deemed applicable to the Merger or the consummation of the Offer by any Governmental Body that remains in effect which directly or indirectly enjoins, restrains or otherwise prohibits or makes illegal the consummation of the Offer or the Merger. Section 8.2 Consummation of Offer. Purchaser (or Parent on Purchaser’s behalf) shall have irrevocably accepted for payment all of the Shares validly tendered pursuant to the Offer and not validly withdrawn. ARTICLE 9 TERMINATION Section 9.1 Termination. This Agreement may be terminated, and the Offer and the Merger may be abandoned: (a) by mutual written consent of Parent and the Company at any time prior to the Offer Acceptance Time; (b) by either Parent or the Company, at any time prior to the Offer Acceptance Time: (i) if (A) the Offer Acceptance Time shall not have occurred on or before midnight, Eastern Time, on March 31, 2022 (the “Initial End Date”, and, as such time and date as it may be extended pursuant to this Section 9.1(b)(i), the “End Date”) or (B) the Offer is terminated or withdrawn in accordance with Section 2.1(c) of this Agreement without any Shares being purchased thereunder; provided, however, that in the case of this Section 9.1(b)(i), if on the Initial End Date, all of the Offer Conditions, other than the condition in clause (e) of Annex I (HSR Act) and those conditions that by their nature are to be satisfied at the time that the Offer expires, shall have been satisfied or waived by Parent, then either Parent or the Company may, by written notice to the other prior to the Initial End Date, extend the Initial End Date by 135 days immediately following the Initial End Date; provided, further, in no event shall the End Date be later than August 13, 2022 (and all references to the End Date herein, including in Annex I shall be deemed to be references to such same date); provided, further, that neither Parent nor the Company shall be permitted to terminate this Agreement pursuant to this Section 9.1(b)(i) in the event that such Party’s material breach of any provision of this Agreement shall have been the primary cause of the Offer Acceptance Time not occurring on or prior to the End Date; or (ii) if a court or other Governmental Body of competent jurisdiction shall have issued an Order, having the effect of permanently restraining, enjoining or otherwise prohibiting the acceptance for payment of Shares pursuant to the Offer or the Merger or making consummation of the Offer or the Merger illegal, which Order shall be final and nonappealable; provided, however, that neither Parent nor the Company shall be permitted to terminate this Agreement pursuant to this Section 9.1(b)(ii) in the event that such Party’s material breach of any provision of this Agreement shall have been the primary cause of the issuance of such final and nonappealable Order.

61 (c) by Parent, at any time prior to the Offer Acceptance Time: (i) upon prior written notice to the Company if (A) the Company Board or any committee thereof shall have effected a Company Adverse Change Recommendation, (B) the Company shall have failed to include the Company Board Recommendation in Schedule 14D-9 when disseminated to the Company’s stockholders or (C) the Company Board has caused or permitted the Company to enter into a Specified Agreement with respect to a Superior Offer or the Company enters into a Specified Agreement; provided, however, that Parent shall not be permitted to terminate this Agreement pursuant to this Section 9.1(c)(i) unless the notice of termination pursuant to this Section 9.1(c)(i) is delivered by Parent to the Company within ten (10) days following the occurrence of the event giving rise to Parent’s right to terminate this Agreement pursuant to this Section 9.1(c)(i); or (ii) a breach of any representation or warranty contained in ARTICLE 4 of this Agreement or failure to perform any covenant or obligation in this Agreement on the part of the Company shall have occurred such that the conditions set forth in clause (b) (Representations and Warranties of the Company), clause (c) (Covenants of the Company) or clause (d) (Material Adverse Effect) of Annex I would not be satisfied and cannot be cured by the Company by the End Date, or if capable of being cured, shall not have commenced to have been cured within thirty (30) days of the date on which Parent gives the Company written notice of such breach or failure to perform; provided, however, that, Parent shall not have the right to terminate this Agreement pursuant to this Section 9.1(c)(ii) if either Parent or Purchaser is then in breach of any representation, warranty, covenant or obligation hereunder that would result in a failure of any of the conditions set forth in ARTICLE 8 to be satisfied as of the date of termination; or (iii) if the Offer (as extended in accordance with the terms of this Agreement) has been withdrawn or terminated in accordance with the terms of this Agreement without the acceptance for payment of Shares pursuant to the Offer; provided, however, that Parent shall not be permitted to terminate this Agreement pursuant to this Section 9.1(c)(iii) in the event that Parent’s material breach of any provision of this Agreement shall have been the primary cause of the events specified in this Section 9.1(c)(iii) occurring. (d) by the Company, at any time prior to the Offer Acceptance Time: (i) in order to accept a Superior Offer and enter into a Specified Agreement with respect to a transaction constituting a Superior Offer if (A) the Company Board has determined that an Acquisition Proposal constitutes a Superior Offer in accordance with Section 7.1, (B) the Company has complied with its covenants and obligations under Section 6.3 and Section 7.1(b), (C) the Company, substantially concurrently with such termination, pays to Parent the Termination Fee, and (D) substantially concurrently with such termination, the Company enters into a definitive Specified Agreement in respect of such Superior Offer; (ii) if a breach of any representation or warranty contained in ARTICLE 5 of this Agreement or failure to perform any covenant or obligation in this Agreement on the part of Parent or Purchaser shall have occurred, in each case if such breach or failure would reasonably be expected to prevent Parent or Purchaser from consummating the Transactions and such breach or failure cannot be cured by Parent or Purchaser, as applicable, by the End Date, or if capable of being cured, shall not have commenced to have been cured within thirty (30) days of the date the Company gives Parent written notice of such breach or failure to perform; provided, however, that, the Company shall not have the right to terminate this Agreement pursuant to this Section 9.1(d)(ii) if the Company is then in material breach of any representation, warranty, covenant or obligation hereunder; or (iii) in the event that (A) Purchaser shall have failed to commence (within the meaning of Rule 14d-2 under the Exchange Act) the Offer within the period specified in Section 2.1(a) or

62 (B) Purchaser shall have failed to purchase all Shares validly tendered (and not validly withdrawn) when required to do so in accordance with the terms of this Agreement; provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to Section 9.1(d)(iii)(A) in the event that Purchaser’s failure to commence the Offer is primarily due to the Company’s material breach of this Agreement. Section 9.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1, written notice thereof shall be given to the other Party or Parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall be of no further force or effect and there shall be no liability on the part of Parent, Purchaser or the Company or their respective directors, officers and Affiliates following any such termination; provided, however, that (a) Section 2.1(d), Section 2.2(b), this Section 9.2, Section 9.3 and ARTICLE 10 shall survive the termination of this Agreement and shall remain in full force and effect, (b) the Non-Disclosure Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms; and (c) the termination of this Agreement shall not relieve any Party from any claim, liability or damages to the other in respect of any Willful Breach of this Agreement prior to such termination. Nothing shall limit or prevent any Party from exercising any rights or remedies it may have under Section 10.5(b) in lieu of terminating this Agreement pursuant to Section 9.1. Section 9.3 Expenses; Termination Fee. (a) Except as set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such expenses, whether or not the Offer and Merger are consummated. (b) In the event that: (i) this Agreement is terminated by the Company in accordance with Section 9.1(d)(i); (ii) this Agreement is terminated by Parent in accordance with Section 9.1(c)(i); or (iii) (x) this Agreement is terminated (A) pursuant to Section 9.1(b)(i) (but in the case of a termination by the Company, only if at such time Parent has complied with its obligations under this Agreement in all material respects such that Parent would not be prohibited from terminating this Agreement pursuant to the third proviso of Section 9.1(b)(i)) or (B) pursuant to Section 9.1(c)(iii) (only if at such time Parent has complied with its obligations under this Agreement in all material respects such that Parent would not be prohibited from terminating this Agreement pursuant to the proviso of Section 9.1(c)(iii)), in the case of clauses (A) or (B), as a result of the failure to satisfy the Minimum Condition, (y) after the Agreement Date and prior to such termination, any Person shall have publicly disclosed a bona fide Acquisition Proposal and such Acquisition Proposal shall not have been publicly withdrawn prior to the time of the termination of this Agreement and (z) within twelve (12) months of such termination, the Company shall have entered into a Specified Agreement with respect to, or shall have consummated a transaction with respect to, an Acquisition Proposal (provided, that for purposes of this clause (z) the references to “20%” in the definition of “Acquisition Proposal” shall be deemed to be references to “80%”); then, in any such event under this Section 9.3(b), the Company shall pay, or shall cause to be paid, to Parent the Termination Fee by wire transfer of same day funds to an account designed in writing by Parent (A) in the case of Section 9.3(b)(i), substantially concurrently with (and as a condition to) the termination of this Agreement (it being agreed that if such termination occurs on a day that is not a Business Day, “substantially concurrently” shall mean no later than on the next Business Day), (B) in the case of Section 9.3(b)(ii), within two (2) Business Days after such termination or (C) in the case of Section 9.3(b)(iii), within two (2) Business Days after the execution of a Specified Agreement in respect of an Acquisition Proposal referred

63 to in clause (z) above. Anything to the contrary in this Agreement notwithstanding, the Parties agree that in no event shall the Company be required to pay the Termination Fee on more than one occasion. As used herein, “Termination Fee” means a cash amount equal to $18,120,000. In the event that Parent or its designee shall receive full payment pursuant to this Section 9.3(b), the receipt of the Termination Fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Purchaser, any of their respective Affiliates and Representatives or any other Person in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Purchaser, any of their respective Affiliates and Representatives (collectively, “Parent Related Parties”) or any other Person shall be entitled to bring or maintain any claim, action or proceeding against the Company, any of its Affiliates or any of its Representatives for damages or equitable relief arising out of, relating to, or in connection with, this Agreement, any of the Transactions or any matters forming the basis for such termination; provided, however, that nothing in this Section 9.3(b) shall limit the rights of Parent or Purchaser under Section 10.5(b) or in the case of fraud or Willful Breach. (c) Parent’s right to receive payment from the Company of the Termination Fee pursuant to Section 9.3(b) (and, if applicable, pursuant to Section 9.3(e)) shall be the sole and exclusive remedy of the Parent Related Parties against the Company and any of their respective former, current or future officers, directors, partners, stockholders, optionholders, managers, members, Affiliates or Representatives (collectively, “Company Related Parties”) in any circumstance in which the Termination Fee becomes due and payable, and upon payment of such amount, none of the Company Related Parties shall have any further liability or obligation relating to, arising out of, or in connection with, this Agreement or the Transactions; provided, however, that nothing in this Section 9.3(c) shall limit the rights of Parent or Purchaser under Section 10.5(b) or in the case of fraud or Willful Breach. For the avoidance of doubt, Parent or Purchaser may seek specific performance to cause the Company to consummate the Transactions in accordance with Section 10.5(b) or the payment of the Termination Fee pursuant to Section 9.3(b), but in no event shall Parent or Purchaser be entitled to both (i) equitable relief ordering the Company to consummate the Transactions in accordance with Section 10.5(b) and (ii) the payment of the Termination Fee pursuant to Section 9.3(b) and any expense reimbursement pursuant to Section 9.3(e). (d) In the event that: (i) this Agreement is terminated by Parent or the Company in accordance with Section 9.1(b)(i) where all of the Offer Conditions, other than the condition in clause (e) of Annex I (HSR Act) and those conditions that by their nature are to be satisfied at the time that the Offer expires, have been satisfied or waived, then within two (2) Business Days after such termination, Parent shall pay to the Company a non-refundable termination fee, without offset or reduction of any kind, in cash in U.S. dollars by wire transfer of immediately available funds, in an amount equal to $12,080,000 (the “Reverse Termination Fee”). (ii) Each of the Parties to this Agreement expressly acknowledges and agrees that if the Reverse Termination Fee becomes payable by, and is actually paid by, Parent, then such Reverse Termination Fee, together with the Collection Costs, shall be the sole and exclusive remedy of the Company, for damages (including, without limitation, costs and expenses, including attorneys’ fees) against Parent and its Affiliates and its and their representatives in connection with this Agreement, and in no event will the Company (or any of its Affiliates) seek to recover any other money damages or seek any other remedy based on a claim in law or equity for any reason in connection with this Agreement; provided, however, that nothing in this Section 9.3(d) shall limit the rights of the Company under Section 10.5(b) or in the case of fraud or Willful Breach. In no event shall Parent be required to pay the Reverse Termination Fee on more than one occasion. If Parent fails to pay any amount when due pursuant to this Section 9.3, and, in order to obtain the payment, the Company commences a Legal Proceeding which results in a judgment against Parent, then Parent shall pay the Company the amount due plus (y) the Company’s

64 reasonable and documented out-of-pocket costs and expenses (including reasonable and documented outside attorneys’ fees) in connection with such Legal Proceeding, together with (z) interest at a rate equal the prime rate as published in the Wall Street Journal on the date such payment was required to be made, with such interest accruing on such amount from the date such payment was required to be made through the date such payment was made to the Company (clauses (y) and (z) collectively, the “Collection Costs”). Each Party further acknowledges that the Reverse Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate the Company in the circumstances in which the Reverse Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions. (e) Each Party acknowledges that the agreements contained in this Section 9.3 are an integral part of the Transactions and that, without these agreements, the Parties would not enter into this Agreement; accordingly, if the Company fails to timely pay any amount due pursuant to this Section 9.3, and, in order to obtain the payment, Parent commences a Legal Proceeding which results in a judgment against the Company, the Company shall pay Parent its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented outside attorneys’ fees) in connection with such Legal Proceeding, together with interest on such amount (together with any amounts that remain unpaid under this Section 9.3, including the Termination Fee) at a rate equal the prime rate as published in the Wall Street Journal on the date such payment was required to be made, with such interest accruing on such amount from the date such payment was required to be made through the date such payment was made to Parent or its designee. Each Party further acknowledges that the Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent and Purchaser in the circumstances in which the Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions. ARTICLE 10 MISCELLANEOUS PROVISIONS Section 10.1 Amendments. Prior to the Offer Acceptance Time, subject to Section 7.4(e), this Agreement may be amended only with the approval of the Company Board and the board of directors of Parent. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties. Section 10.2 Waiver. No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. Section 10.3 No Survival. None of the representations or warranties in this Agreement or in any certificate, instrument or document delivered pursuant to this Agreement will survive the Effective Time. Section 10.4 Entire Agreement; Counterparts. This Agreement (including the Company Disclosure Schedule and the exhibits, annexes, schedules and instruments referred to herein) and the Support Agreements constitute the entire agreement and supersede all contemporaneous and prior agreements and understandings, both written and oral, among or between any of the Parties, with respect

65 to the subject matter hereof and thereof; provided, however, that the Non-Disclosure Agreement shall not be superseded and shall remain in full force and effect; provided, further, that, if the Effective Time occurs, the Non-Disclosure Agreement shall automatically terminate and be of no further force and effect. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) in pdf, DocuSign or similar format and transmitted by facsimile or email shall be sufficient to bind the Parties to the terms and conditions of this Agreement. Section 10.5 Applicable Laws; Jurisdiction; Specific Performance; Remedies. (a) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof. In any action or proceeding arising out of, relating to, in connection with or to enforce this Agreement or any of the Transactions: (i) each of the Parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware and any state appellate court therefrom or, if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware, or, if such United States District Court lacks subject matter jurisdiction, the Superior Court of the State of Delaware (it being agreed that the consents to jurisdiction and venue set forth in this Section 10.5(a) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the Parties); and (ii) each of the Parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such Party is to receive notice in accordance with Section 10.8. Each of the Parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the Transactions in the Court of Chancery of the State of Delaware and any state appellate court therefrom or, if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware, or, if such United States District Court lacks subject matter jurisdiction, the Superior Court of the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum (including, any claim based on the doctrine of forum non conveniens or any similar doctrine). The Parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Laws; provided, however, that nothing in the foregoing shall restrict any Party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment. (b) The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Subject to the terms and conditions of this Section 10.5(b), the Parties acknowledge and agree that (i) the Parties shall be entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 10.5(a), this being in addition to any other remedy to which they are entitled under this Agreement, (ii) the provisions set forth in Section 9.3: (x) except with respect to monetary damages, are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement and (y) shall not be construed to diminish or otherwise impair in any respect any Party’s right to specific enforcement and (iii) the right of specific performance is an integral part of the Transactions and without that right, neither the Company nor Parent nor Purchaser would have entered into this Agreement. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 10.5(b) shall not be required to provide any bond or other security in connection with the seeking of any such injunction or specific performance.

66 (c) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RELATING TO, IN CONNECTION OR TO ENFORCE WITH THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. Section 10.6 Assignment. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights hereunder may be assigned without the prior written consent of the other Parties, and any attempted assignment of this Agreement or any of such rights without such consent shall be void ab initio and of no effect. Section 10.7 No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; except for: (i) if the Offer Acceptance Time occurs (A) the right of the Company’s stockholders to receive the Offer Price or the Merger Consideration, as applicable and (B) the right of the holders of Company Stock Awards to receive the Merger Consideration pursuant to Section 3.8; (ii) each Indemnified Person set forth in Section 7.4; (iii) the limitations on liability of the Company Related Parties set forth in Section 9.3(c), and (iv) the Debt Financing Sources with respect to Section 10.15. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties and that, in some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the Knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely on the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Section 10.8 Notices. Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) two (2) Business Days after being sent by registered mail or by courier or express delivery service, (c) if sent by email transmission prior to 5:00 p.m. recipient’s local time, upon transmission thereof or (d) if sent by email transmission after 5:00 p.m. recipient’s local time, the Business Day following the date of transmission thereof; provided that in each case the notice or other communication is sent to the physical address or email address, as applicable, set forth beneath the name of such Party below (or to such other physical address or email address as such Party shall have specified in a written notice given to the other Parties): if to Parent or Purchaser (or following the Effective Time, the Company): Collegium Pharmaceutical, Inc. 100 Technology Center Drive, Suite 300 Stoughton, MA 02072 Attention: Shirley Kuhlmann, General Counsel Email:

67 with a copy to (which shall not constitute notice): Troutman Pepper Hamilton Sanders LLP 3000 Two Logan Square Eighteenth and Arch Streets Philadelphia, PA 19103 Attention: Jennifer Porter Email: jennifer.porter@troutman.com if to the Company (prior to the Effective Time): BioDelivery Sciences International, Inc. 4131 Park Lake Ave., Suite 225 Raleigh, NC Attention: James Vollins, General Counsel and Chief Compliance Officer Email: with a copy to (which shall not constitute notice): Goodwin Procter LLP 100 Northern Ave. Boston, MA 02210 Attention: Robert E. Puopolo Blake Liggio Email: rpuopolo@goodwinlaw.com bliggio@goodwinlaw.com Section 10.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, the remaining provisions of this Agreement will be enforced so as to conform to the original intent of the Parties as closely as possible such that the Transactions are fulfilled to the fullest extent possible. Section 10.10 Obligation of Parent. Parent shall ensure that each of its Subsidiaries (including Purchaser), and shall use reasonable best efforts to ensure that each of its Representatives, duly performs, satisfies and discharges on a timely basis each of the covenants, obligations and liabilities applicable to its Subsidiaries or its Representatives under this Agreement, and Parent, as applicable, shall be jointly and severally liable with its Subsidiaries and Representatives for the due and timely performance and satisfaction of each of said covenants, obligations and liabilities. Section 10.11 Transfer Taxes. Except as provided in Section 3.6(b), all transfer, documentary, sales, use, stamp, registration, value-added and other similar Taxes and fees incurred in connection with this Agreement and the Transactions (“Transfer Taxes”) shall be paid by Parent and Purchaser when due and payable. All necessary Tax Returns required to be filed with respect to any Transfer Taxes shall be prepared and filed by the party responsible for filing such Tax Return pursuant to applicable Law.

68 Section 10.12 Interpretations. (a) For purposes of this Agreement, the Parties agree that: (i) whenever the context requires, the singular number shall include the plural, and vice versa; (ii) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if”; (iii) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation;” (iv) the words “in the ordinary course of business” shall be deemed to mean “in the ordinary course of business consistent with past practices;” (v) the meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders; (vi) where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning unless the context otherwise requires; (vii) a reference to any specific Law or to any provision of any Law includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or promulgated thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any specific Law will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued or promulgated thereunder or pursuant thereto) as of such date; (viii) references to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented as of the date of this Agreement or, thereafter from time to time; (ix) the information contained in this Agreement and in the Company Disclosure Schedule is disclosed solely for purposes of this Agreement, and no information contained herein or therein will be deemed to be an admission by any Party to any third Person of any matter whatsoever, including (A) any violation of Law or breach of Contract; or (B) that such information is material or that such information is required to be referred to or disclosed under this Agreement or such information constitutes a representation or warranty of the Company; (x) the word “or” shall not be exclusive (i.e., “or” shall be deemed to mean “and/or”); (xi) all references to “dollars” or “$” are to U.S. Dollars, unless expressly stated otherwise; and (xii) the measure of a period of one (1) month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following August 18 is September 18 and one month following August 31 is October 1).

69 (b) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits,” “Annexes” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits, Annexes or Schedules to this Agreement. The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall require the Company to take any action in violation of applicable Law. (c) This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted. Time is of the essence with respect to the performance of the obligations set forth in this Agreement and the provisions hereof will be interpreted as such. Section 10.13 Company Disclosure Schedule References. The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Schedule will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding Section or subsection of this Agreement and any other Section or subsection of this Agreement where the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure. Section 10.14 Parent Disclosure Schedule References. The Parties agree that the disclosure set forth in any particular section or subsection of the Parent Disclosure Schedule will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the representations and warranties (or covenants, as applicable) of the Parent that are set forth in the corresponding Section or subsection of this Agreement and any other Section or subsection of this Agreement where the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure. Section 10.15 Financing Provisions. Notwithstanding anything in this Agreement to the contrary, the Company, on behalf of itself, the other Acquired Companies and each of its controlled Affiliates hereby: (a) agrees that any action or proceeding, whether in law or in equity, whether in contract or in tort or otherwise, involving the Debt Financing Sources, arising out of or relating to, this Agreement, the Debt Commitment Letter, the Debt Financing or any of the agreements entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof and each party hereto irrevocably submits itself and its property with respect to any such action or proceeding to the exclusive jurisdiction of such court, (b) agrees that any such action or proceeding shall be governed by the Laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the Laws of another state), except as otherwise provided in any agreement relating to the Debt Financing, (c) agrees not to bring or support or permit any other Acquired Company or controlled Affiliates to bring or support any action or proceeding of any kind or description, whether in Law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Source in any way arising out of or relating to, this Agreement, the Debt Financing, the Debt Commitment Letter or any other agreement entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any federal (to the extent permitted by law) or state court in the Borough of Manhattan, New York, New York, (d) agrees that service of process upon the Company, and each of the other Acquired Companies or controlled Affiliates in any such action or proceeding shall be effective if notice is given in accordance with Section 10.8, (e) irrevocably waives, to the fullest extent that it may effectively do so, the

70 defense of an inconvenient forum to the maintenance of such action or proceeding in any such court, (f) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable law trial by jury in any action or proceeding brought against the Debt Financing Sources in any way arising out of or relating to, this Agreement, the Debt Financing, the Debt Commitment Letter or any other agreement entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (g) hereby waives any and all claims and causes of action against the Debt Financing Sources relating to or arising out of this Agreement, the Debt Financing, the Debt Commitment Letter or any other agreement entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise, (h) agrees that the Debt Financing Sources are express third party beneficiaries of, and may enforce, any of the provisions of this Section 10.15, and (i) agrees that the provisions of this Section 10.15 and the definition of “Debt Financing Sources” (and any other provisions of this Agreement to the extent a modification thereof would affect the substance of any of the foregoing) shall not be amended in any manner adverse to the Debt Financing Sources without the prior written consent of the Debt Financing Sources party to the Debt Commitment Letter. Notwithstanding anything contained herein to the contrary, nothing in this Section 10.15 shall in any way affect any party’s or any of their respective Affiliates’ rights and remedies under any binding agreement to which a Debt Financing Source is a party, including any of the agreements entered into in connection with the Debt Financing (including the Debt Commitment Letter and Fee Letter). [Signature pages follow]

[Signature Page to Agreement and Plan of Merger] IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written. BIODELIVERY SCIENCES INTERNATIONAL, INC. By: /s/ Jeffrey Bailey Name: Jeffrey Bailey Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger] IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written. COLLEGIUM PHARMACEUTICAL, INC. By: /s/ Joseph Ciaffoni Name: Joseph Ciaffoni Title: President and Chief Executive Officer BRISTOL ACQUISITION COMPANY INC. By: /s/ Joseph Ciaffoni Name: Joseph Ciaffoni Title: President and Chief Executive Officer

Exhibit A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF BIODELIVERY SCIENCES INTERNATIONAL, INC. FIRST: The name of the corporation is BioDelivery Sciences International, Inc. (the “Corporation”). SECOND: The address of the Corporation’s registered office in the State of Delaware and New Castle County shall be 1313 N. Market Street, Suite 5100, Wilmington, Delaware 19801. The registered agent at such address shall be PHS Corporate Services, Inc. THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware. FOURTH: The total number of shares of all classes of stock that the Corporation shall have authority to issue is one hundred (100) shares, all of which are designated Common Stock, with a par value of $0.001 per share. FIFTH: The election of directors need not be by written ballot unless the Bylaws of the Corporation so provide. SIXTH: The Corporation is to have perpetual existence. SEVENTH: The board of directors of the Corporation is expressly authorized and empowered from time to time in its discretion to make, alter, amend or repeal the Bylaws of the Corporation, except as such power may be restricted or limited by the General Corporation Law of the State of Delaware. EIGTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power. NINTH: To the maximum extent permitted from time to time under the laws of the State of Delaware, the Corporation eliminates the personal liability of each member of its board of directors to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that, to the extent provided by applicable law, the foregoing shall not eliminate the liability of a director (i) for any breach of such director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code or (iv) for any transaction from which such director derived an improper personal benefit. No amendment or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. TENTH: To the maximum extent permitted from time to time under the laws of the State of Delaware, the Corporation shall indemnify and, upon request, shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to be a director or officer of the Corporation or while a director or officer is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any and all expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. No amendment or repeal of this Article TENTH shall apply to or adversely affect any right or protection of a director or officer of the Corporation with respect to any act or omission of such director occurring prior to such amendment or repeal.

Exhibit B

AMENDED AND RESTATED BYLAWS OF BIODELIVERY SCIENCES INTERNATIONAL, INC. 1. OFFICES: 1.1. BioDelivery Sciences International, Inc. (the “Corporation”) may have an office or offices at such places as the Board of Directors may from time to time designate. 2. MEETING OF STOCKHOLDERS: 2.1. The annual meeting of stockholders for the election of directors shall be held at such time and date as may be fixed by the Board of Directors. 2.2. Special meetings of the stockholders may be called at any time by the president, and shall be called by the president or secretary on the request in writing, or by vote, of a majority of the directors, or at the request in writing of stockholders of record owning a majority in amount of the capital stock outstanding and entitled to vote. 2.3. All meetings of the stockholders may be held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors or as shall be specified and fixed in the respective notices or waiver of notice thereof. 2.4. Unless otherwise provided in the Certificate of Incorporation of the Corporation, as amended from time to time (the “Certificate of Incorporation”) or by an express provision of the Delaware General Corporation Law, as amended from time to time (the “Statute”), when a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting. 2.5. Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. 3. DIRECTORS: 3.1. The property and business of the Corporation shall be managed by, or under the direction of, its Board of Directors, consisting of one or more directors as determined from time to time by resolution of the Board of Directors. 3.2. Each director shall hold office until the next annual election, and until such director’s successor is elected and qualified, or until such director's earlier resignation or removal. Directors shall be elected by the stockholders, except that vacancies in the Board of Directors by reason of death, resignation or otherwise and newly created directorships may be filled for the unexpired term by the remaining directors, though less than a quorum, by a majority vote. 4. POWER OF DIRECTORS: 4.1. The Board of Directors shall have such general and specific powers as are conferred upon corporations by the Statute, subject only to the provisions of applicable law, the Certificate of Incorporation, and these Bylaws, which may restrict or deny such powers. 5. MEETING OF DIRECTORS: 5.1. After each annual election of directors, the newly elected directors may meet for the purpose of organization, the election of officers, and the transaction of other business, at such place and time as may be fixed by the stockholders at the annual meeting, and if a majority of the directors be present at such place and time, no prior notice of such meeting shall be required to be given to the directors. The place and time of such meeting may also be fixed by written consent of the directors. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors. 5.2. Special meetings of the Board of Directors may be called by the president, and shall be called by the president or the secretary at the written request of two directors, by notice to each director given five (5) days prior to the meeting if by mail, or two (2) days prior to the meeting if by telephone, facsimile telecommunication or electronic transmission. 5.3. Special meetings of the Board of Directors may be held within or without the State of Delaware at such place as is indicated in the notice or waiver of notice thereof. 5.4. At all meetings of the Board of Directors a majority of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Statute or by the Certificate of Incorporation. A smaller number may adjourn from time to time, without further notice, until a quorum is secured. 5.5. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee. 6. EXECUTIVE AND OTHER COMMITTEES: 6.1. The Board of Directors may designate an executive committee and one or more other committees each to consist of one or more of the directors of the Corporation. 6.2. Any such committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation to the extent provided in the resolution of the Board of Directors, subject to applicable laws. 6.3. The executive committee and such other committees shall meet at stated times or on notice to all by any of their own number. They shall fix their own rules of procedure. A majority shall constitute a quorum, but unless otherwise determined by the Board of Directors, the affirmative vote of a majority of the whole committee shall be necessary in every case. 7. OFFICERS OF THE CORPORATION: 7.1. The officers of the Corporation may be a President, a Chief Executive Officer, a Chairman of the Board, one or more Vice-Presidents, Secretary, Treasurer, an Assistant Treasurer and such other officers as may from time to time be chosen by the Board of Directors. The officers of the Corporation shall have the duties assigned to each such office by the Board of Directors. 7.2. Each officer shall hold office until such officer's successor is elected and qualified or until such officer's earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. Any officer may be removed either with or without cause at any time by the Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors. 7.3. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, executive committee or President, taking proper vouchers for such disbursements, and shall render to the President and Board of Directors, whenever they may require it, an account of all his transactions as treasurer, and of the financial condition of the Corporation, and at the regular meeting of the Board of Directors next preceding the annual stockholders’ meeting, a like report for the preceding year. 7.4. The Treasurer shall keep an account of stock registered and transferred in such manner and subject to such regulations as the Board of Directors may prescribe. 7.5. The Treasurer shall give the Corporation a bond, if required by the Board of Directors, in such sum and in form and with security satisfactory to the Board of Directors for the faithful performance of the duties of his office and the restoration to the Corporation, in case of his death, resignation or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession, belonging to the Corporation. The Treasurer shall perform such other duties as the Board of Directors or executive committee may from time to time prescribe or require. 8. DUTIES OF OFFICERS MAY BE DELEGATED: 8.1. In case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by a majority of the Board of Directors, the Board of Directors may delegate his powers or duties to any other officer or to any director for the time being. 9. CERTIFICATES OF STOCK: 9.1. Shares of stock of the Corporation may be represented by certificates or may be uncertificated shares, as shall be determined by the Board of Directors. Certificated shares of stock of the Corporation shall be signed (either manually or by facsimile) by the Chairman, the Vice Chairman, the President or a Vice-President, and either by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary. If a certificate of stock be lost or destroyed, another may be issued in its stead upon proof of loss or destruction and the giving of a satisfactory bond of indemnity in an amount sufficient to indemnify the Corporation against any claim. A new certificate may be issued without requiring bond when, in the judgment of the Board of Directors, it is proper to do so.

10. TRANSFER OF STOCK: 10.1. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on its books. 11. STOCKHOLDERS OF RECORD: 11.1. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware. 12. FISCAL YEAR: 12.1. The fiscal year of the Corporation shall be determined by the Board of Directors. 13. DIVIDENDS: 13.1. Dividends upon the capital stock may be declared by the Board of Directors at any regular or special meeting and may be paid in cash or property or in shares of the capital stock. The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purposes and may alter or abolish any such reserve or reserves. 14. CHECKS FOR MONEY: 14.1. All checks, drafts or orders for the payment of money shall be signed by the Treasurer or by such other officer or officers as the Board of Directors may from time to time designate. No check shall be signed in blank. 15. BOOKS AND RECORDS: 15.1. The books, records and accounts of the Corporation except as otherwise required by the laws of the State of Delaware, may be kept within or without the State of Delaware, at such place or places as may from time to time be designated by the Bylaws or by resolution of the Board of Directors. 16. NOTICES: 16.1. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by facsimile telecommunication or electronic transmission. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or when such notice is dispatched, if delivered through the mail, by facsimile telecommunication or electronic transmission, shall be the time of the giving of the notice. 16.2. A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver. 17. AMENDMENT: 17.1. These Bylaws may be amended, altered, repealed or supplemented at any regular meeting of the stockholders or of the Board of Directors or at any special meeting called for that purpose, by affirmative vote of a majority of the stock issued and outstanding and entitled to vote or of a majority of the whole board of directors, as the case may be. 18. INDEMNIFICATION: 18.1. Right to Indemnification: 18.1.1. Each person who was or is a party to, or is threatened to be made a party to, or is involved in, any action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”), including without limitation Proceedings by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he or she or a person for whom he or she is the legal representative is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Statute, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to be paid by the Corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer of the Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this section or otherwise. 18.2. Right of Claimant to Bring Suit: 18.2.1. If a claim under Section 18.1 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Statute for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Statute, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall create a presumption that claimant had not met the applicable standard of conduct. 18.3. Non-Exclusivity of Rights: 18.3.1. The rights conferred by Sections 18.1 and 18.2 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise. 18.4. Insurance: 18.4.1. The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Statute. DATED: [_____], 2022

Exhibit C

TENDER AND SUPPORT AGREEMENT THIS TENDER AND SUPPORT AGREEMENT (this “Agreement”) is entered into as of February 14, 2022, by and among Collegium Pharmaceutical, Inc., a Virginia corporation (“Parent”), Bristol Acquisition Company Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), and each of the Persons set forth on Schedule A hereto (each a “Stockholder”). RECITALS A. Parent, Purchaser and BioDelivery Sciences International, Inc. (the “Company”) are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), which provides, among other things, for (i) Purchaser to commence a cash tender offer (the “Offer”) to acquire all of the outstanding shares of Company Common Stock, par value $0.001 per share, of the Company (the “Common Shares”) and (ii) following the consummation of the Offer, the merger of Purchaser with and into the Company, with the Company continuing as the Surviving Corporation and as a wholly owned subsidiary of Parent (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement. B. Stockholder is, as of the date hereof, the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of certain Common Shares set forth opposite the name of the Stockholder on Schedule A hereto. C. As a condition to the willingness of Parent and Purchaser to enter into the Merger Agreement and as an inducement in consideration therefor, Stockholder has agreed to enter into this Agreement and tender and vote Stockholder’s Subject Securities (as defined below) as described herein. AGREEMENT In consideration of the foregoing, and the mutual covenants and agreements set forth in the Merger Agreement and as an inducement and in consideration therefor, the parties to this Agreement, intending to be legally bound, agree as follows: SECTION 1. CERTAIN DEFINITIONS For purposes of this Agreement: (a) Capitalized terms used but not defined herein shall have the respective meanings assigned to those terms in the Merger Agreement. (b) “Expiration Date” means the earliest to occur, without any notice or other action by any Person, of (i) the valid termination of the Merger Agreement in accordance with its terms,(ii) the Effective Time, (iii) the date of any material modification, waiver or amendment to any provision of the Merger Agreement without Stockholder’s consent that reduces the amount or changes the form of consideration payable to the Stockholder pursuant to the Merger Agreement as in effect on the date hereof or (iv) the mutual written consent of each of Parent, Purchaser and the Stockholder. (c) Stockholder is deemed to “Own” or to have acquired “Ownership” of a security if Stockholder (i) is the record owner of such security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

(d) “Subject Securities” means (i) all Common Shares Owned by Stockholder as of the date hereof and (ii) all additional Common Shares of which Stockholder acquires ownership during the Support Period (including any Common Shares issuable upon the exercise of any Company Warrant). For the avoidance of doubt, Company Options and Company RSUs beneficially owned by Stockholder shall not be considered Subject Securities, and Common Shares issued upon the exercise of a Company Option or the settlement of a Company RSU during the Support Period shall be Subject Securities. (e) “Support Period” means the period commencing on (and including) the date of this Agreement and ending on (and including) the Expiration Date. (f) A Person is deemed to have effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, transfers, pledges, gifts, hedges, encumbers, assigns, distributes, grants a Lien on or an option with respect to, enters into any derivative arrangement with respect thereto, transfers or disposes of such security or any interest in such security or right therein to any Person other than Parent or Purchaser; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, gift, hedge, assignment of, encumbrance or Lien of, grant of an option with respect to, a derivative arrangement, transfer of or disposition of such security or any interest or right therein to any Person other than Parent or Purchaser; or (iii) reduces such Person’s beneficial ownership of or interest in or risk relating to such security or enters into a derivative arrangement with respect to such security. SECTION 2. TRANSFER OF SUBJECT SECURITIES AND VOTING RIGHTS 2.1 Restriction on Transfer of Subject Securities. Subject to Section 2.3 below, during the Support Period, Stockholder shall not cause or permit any Transfer of any of the Subject Securities to be effected. Without limiting the generality of the foregoing, during the Support Period, Stockholder shall not tender, agree to tender or permit to be tendered any of the Subject Securities in response to or otherwise in connection with any tender or exchange offer other than the Offer. 2.2 Restriction on Transfer of Voting Rights. During the Support Period, Stockholder shall ensure that: (a) none of the Subject Securities is deposited or otherwise transferred into a voting trust or any voting agreement or arrangement is entered into with respect to the Subject Securities (other than this Agreement); (b) no proxy, power-of-attorney, consent right or other authorization is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities (other than this Agreement); and (c) no action is taken or permitted that would in any way restrict, limit or interfere with the performance of Stockholder’s obligations hereunder or otherwise make any representation or warranty of Stockholder herein untrue or incorrect. 2.3 Permitted Transfers. Section 2.1 above shall not prohibit a Transfer of Subject Securities by Stockholder: (a) if Stockholder is an individual (i) to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, or otherwise for estate planning purposes, or (ii) by will or under the laws of intestacy upon the death of Stockholder; (b) if such Transfers or dispositions do not involve a change in beneficial ownership; (c) if Stockholder is a trust, to any beneficiary of Stockholder or the estate of any such beneficiary; (d) by operation of law or to a charitable organization qualified under Section 501(c)(3) of the Code; (e) by exercise of a Company Option (including a net or cashless exercise of such Company Option to purchase Common Shares); (f) to the Company to cover tax withholding obligations of Stockholder in connection with any option exercise or the vesting of any restricted stock or restricted stock unit award, provided that the underlying Subject Securities shall continue to be subject to the restrictions on transfer set forth in this Agreement; or (g) if Stockholder is a corporation, limited partnership, partnership or other entity, to any controlled affiliate of such Stockholder; provided, however, that a Transfer referred to in clauses “(a)” through “(d)” and “(g)” of this sentence shall be permitted only if (as a precondition to such Transfer, the transferee agrees in a written document, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement. SECTION 3. TENDER OF SUBJECT SECURITIES 3.1 Tender of Subject Securities. Until the Expiration Date, Stockholder hereby agrees, subject to Section 3.3 to tender the Subject Securities free and clear of all Liens, or cause such Subject Securities (collectively, the “Initial Tender Shares”) to be tendered, into the Offer no later than the tenth (10th) Business Day following the commencement of the Offer within the meaning of Rule 14d-2 under the Exchange Act (the “Tender Deadline”). If Stockholder acquires additional Subject Securities after the date hereof and during the Support Period , Stockholder shall tender or cause to be tendered such Subject Securities on or before the earlier of (a) five (5) Business Days after such acquisition, and (b) one (1) Business Day prior to the Expiration Date (the “Additional Tender Shares”, and together with the Initial Tender Shares, the “Tender Shares”). Until the Expiration Date, Stockholder will not withdraw the Tender Shares, or cause the Tender Shares to be withdrawn, from the Offer. Stockholder shall notify Parent as promptly as reasonably practicable in writing of the number of any additional shares of Common Shares which Stockholder acquires beneficial or record ownership after the date hereof and during the Support Period. 3.2 Return of Subject Securities. If (a) the Offer is terminated or withdrawn by Parent or Purchaser, or (b) the Expiration Date occurs prior to the purchase of the Subject Securities in the Offer, Parent and Purchaser shall promptly and in any event no later than two (2) Business Days direct any depository acting on behalf of Parent and Purchaser to return, all Tender Shares to Stockholder. 3.3 No Requirement to Exercise. Notwithstanding anything in this Agreement to the contrary, nothing herein shall require Stockholder to exercise any Company Option or other equity award or require any Stockholder to purchase any Common Shares, and nothing herein shall prohibit Stockholder from exercising any Company Option or other equity award or warrant held by Stockholder in accordance with the applicable plan, award grant agreement(s), and/or other agreements(s) or document(s) evidencing such Company Option or other equity award or warrant, as applicable. SECTION 4. VOTING OF COMMON SHARES 4.1 Voting Covenant. During the Support Period, Stockholder hereby irrevocably and unconditionally agrees that, at any annual or special meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, Stockholder shall, (or shall cause)in each case to the fullest extent that such Subject Securities are entitled to be voted therein: (a) appear at each such meeting or otherwise cause all such Subject Securities to be counted as present thereat for purposes of determining a quorum; and (b) be present (in person or by proxy) and vote (or cause to be voted), or deliver (or cause to be delivered) a written consent with respect to, all of the Subject Securities, and unless otherwise directed in writing by Parent: (a) in favor of (i) the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the Merger Agreement and the terms thereof, and (ii) each of the other Transactions; (b) against any action or agreement which is intended or would reasonably be expected to impede, delay, postpone, interfere with, nullify, prevent or adversely affect in any material respect the Merger, the Offer or any of the other Transactions or this Agreement, including any Acquisition Proposal of any Person (other than Parent and Purchaser) to acquire the Company or all or substantially all of the assets thereof and action in furtherance of any Acquisition Proposal or to engage in any other similar extraordinary corporate transaction; and During the Support Period, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in a manner inconsistent with clauses “(a)” or “(b)” of this Section 4.1. 4.2 Further Assurances. Stockholder shall not enter into any tender, voting or other such agreement, or grant a proxy or power of attorney, with respect to any of the Subject Securities that is inconsistent with this Agreement or otherwise take any other action with respect to any of the Subject Securities that would restrict, limit or interfere with the performance of any of Stockholder’s obligations hereunder. SECTION 5. WAIVER OF APPRAISAL RIGHTS 5.1 During the term of this Agreement, Stockholder hereby (a) irrevocably and unconditionally waives, and agrees not to exercise or assert, on its own behalf or on behalf of any other holder of Common Shares, any rights of appraisal, any dissenters’ rights or any similar rights under Section 262 of the Delaware General Corporation Law (the “DGCL”) relating to the Merger that Stockholder may have by virtue of, or with respect to, any Subject Securities and (b) agrees not to commence or join in and agrees to use commercially reasonable efforts to take all actions necessary to opt out of, any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Purchaser or the Company or any of their respective successors that challenges the validity of, or seeks to enjoin, any provision of this Agreement or alleges breach or any fiduciary duty of any person in connection with the negotiation and entry into the Merger Agreement. SECTION 6. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER Stockholder hereby represents and warrants to each of Parent and Purchaser as follows: 6.1 Authorization, etc. Stockholder has full authority and legal capacity to execute and deliver this Agreement and to perform Stockholder’s obligations hereunder. This Agreement has been duly authorized, executed and delivered by Stockholder and, assuming due authorization, execution and delivery by Parent and Purchaser, constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as enforcement thereof may be limited by (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. If Stockholder is a corporation, then Stockholder is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. If Stockholder is a general or limited partnership, then Stockholder is a partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. If Stockholder is married, and any of the Subject Securities constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly executed and delivered by Stockholder’s spouse and, assuming due authorization, execution and delivery by Parent and Purchaser, is enforceable against Stockholder’s spouse in accordance with its terms, except as enforcement thereof may be limited by (x) Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (y) rules of law governing specific performance, injunctive relief and other equitable remedies. 6.2 No Conflicts or Consents. (a) The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not: (a) assuming the filing of such reports as may be required under Sections 13(d) and 16 of the Exchange Act, which such Stockholder will file, violate any Law applicable to such Stockholder or such Stockholder’s Shares, (b) except as may be required by applicable federal securities laws, require any consent, approval, order, authorization, permit or other action by, or filing with or notice to, any Person (including any Governmental Authority) under, constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation, modification or acceleration under, or result in the creation of any Liens on any of the Shares pursuant to, any Contract, trust, Order or other instrument binding on such Stockholder or such Stockholder’s Shares or any applicable Law; (c) if Stockholder is not an individual, violate, contravene or conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or other similar governing documents) of Stockholder; or (d) result in or constitute (with or without notice or lapse of time) any material breach of or material default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any Lien on any of the Subject Securities pursuant to, any Contract to which Stockholder is a party or by which Stockholder or any of Stockholder’s Affiliates or properties is or may be bound or affected, except, in each case, for any conflict, violation, breach, default or right which would not adversely affect in any material respect the ability of Stockholder to perform its obligations hereunder. (b) The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not, require any filing with or notification of, nor any permit, authorization, consent or approval of, any Person, other than under any applicable Antitrust Laws or where the failure to make such filings or obtain such permits, authorizations, consents or approvals would not, individually or in the aggregate, prevent or materially delay the performance by Stockholder of any of its obligations under this Agreement. Assuming the compliance of each of the Company, Parent and Purchaser with all applicable Antitrust Laws, no consent or notification of, or registration, declaration or filing with, any Governmental Body is required to be obtained or made by or with respect to Stockholder in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, other than such reports under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement, or where the failure to obtain such consents or make such registrations, declarations or filings would not adversely affect in any material respect the ability of Stockholder to perform its obligations hereunder. 6.3 Title to Common Shares. As of the date hereof, stockholder (a) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), free and clear of any Lien (other than Liens that would not adversely affect in any material respect the ability of Stockholder to perform Stockholder’s obligations hereunder), the Subject Securities set forth opposite Stockholder’s name on Schedule A to this Agreement, and (b) except as set forth in Schedule A hereto, does not hold or have any ownership interest in any other Common Shares or any performance based stock awards, restricted stock, restricted stock units, options (including any granted pursuant to the Company Equity Plan) or Company Warrants, or other rights or securities convertible into or exercisable or exchangeable for Common Shares. 6.4 Legal Proceedings. As of the date of this Agreement, there is no Legal Proceeding pending or, to the knowledge of Stockholder, threatened against Stockholder or any of Stockholder's properties or assets that would reasonably be expected to impair the ability of Stockholder to perform Stockholder’s obligations hereunder. 6.5 Merger Agreement. Stockholder and its Representatives have reviewed and understand the terms of this Agreement and the Merger Agreement, and Stockholder has had the opportunity to consult with Stockholder’s counsel in connection with this Agreement.

6.6 Voting Power. Stockholder has full voting power with respect to all the Subject Securities, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all the Subject Securities. None of the Subject Securities are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Securities, except as provided hereunder. 6.7 Reliance. Stockholder understands and acknowledges that Parent and Purchaser are entering into the Merger Agreement in reliance upon Stockholder’s execution, delivery and performance of this Agreement. SECTION 7. REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER Each of Parent and Purchaser hereby, jointly and severally, represents and warrants to Stockholder as follows: 7.1 Authorization, etc. Each of Parent and Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by each of Parent and Purchaser and, assuming due authorization, execution and delivery by Stockholder, constitutes a legal, valid and binding obligation of Parent and Purchaser, enforceable against Parent and Purchaser in accordance with their terms, subject to (a) Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it was organized, except where the failure to be in good standing would not, individually or in the aggregate, prevent or materially delay the performance by Parent or Purchaser of their obligations under this Agreement. 7.2 No Conflicts or Consents. The execution and delivery of this Agreement by Parent and Purchaser does not, and the performance of this Agreement by Parent and Purchaser and their respective Representatives will not: (a) conflict with or violate any Law or Order applicable to Parent and Purchaser (or any of such Representatives); or (b) require any filing with, nor any permit, authorization, consent or approval of, or require any consent of, or registration, declaration or filing with, any Governmental Body, other than (i) any applicable requirements of the Exchange Act, Nasdaq, and the DGCL, (ii) as required by Antitrust Laws, (iii) as contemplated by the Merger Agreement (including schedules thereto), and (iv) where the failure to obtain such consents or approvals or to make such filings, would not, individually or in the aggregate, prevent or materially delay the performance by Parent or Purchaser of their obligations under this Agreement. SECTION 8. COVENANTS OF STOCKHOLDER 8.1 Stockholder Information; Disclosure. Stockholder hereby consents to and authorizes the publication and disclosure by Parent, Purchaser and the Company (including in the Schedule TO, the Schedule 14D-9 or any other publicly filed documents relating to the Merger, the Offer or the Transactions) of: (a) Stockholder’s identity; (b) Stockholder’s ownership of the Subject Securities; and (c) the nature of Stockholder’s commitments, arrangements and understandings under this Agreement (including filing this Agreement as an exhibit to any publicly filed documents relating to the Merger, the Offer or the Transactions), and any other information that Parent, Purchaser or the Company determines to be necessary in any SEC disclosure document in connection with the Offer, the Merger or the Transactions. Stockholder further agrees as promptly as practicable to notify Parent, Purchaser and the Company of any required corrections with respect to any written information supplied by Stockholder specifically for use in any such disclosure document. 8.2 Further Assurances. From time to time and without additional consideration, Stockholder shall (at Parent’s sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, consents and other instruments, and shall (at Parent’s sole expense) take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Agreement. 8.3 Stop Transfer Order; Legends. Stockholder hereby agrees that it will not request that the Company register the Transfer of any certificated or uncertificated interest representing any of the Subject Securities, unless such Transfer is made in compliance with this Agreement. In furtherance of this Agreement, concurrently herewith, Stockholder shall, and hereby does authorize Parent to direct the Company or its counsel to, notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Subject Securities (and that this Agreement places limits on the voting and transfer of such shares). The parties hereto agree that such stop transfer order shall be removed and shall be of no further force and effect upon the Expiration Date. 8.4 Public Announcement. Stockholder shall not, and shall cause its Representatives not to, directly or indirectly, issue any press release, public announcement or make any other public statement or communication with respect to the transactions contemplated by this Agreement or the Merger Agreement without the prior written consent (email sufficient) of Parent, except as may be required by applicable Law. 8.5 Waiver of Certain Actions. Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Purchaser or any of their respective successors (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Expiration Date or the Closing) or (b) alleging a breach of any duty of the Company Board in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby. SECTION 9. MISCELLANEOUS 9.1 Adjustments. In the event that, between the date of this Agreement and the Effective Time, (a) the outstanding Common Shares are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, or (b) Stockholder shall become the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of any additional Common Shares, then the terms of this Agreement shall apply to the Common Shares held by Stockholder immediately following the effectiveness of the events described in the aforementioned clause (a) or Stockholder becoming the beneficial owner thereof as described in the aforementioned clause (b), as though, in either case, they were Subject Securities hereunder. In the event that Stockholder shall become the beneficial owner of any other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 4 hereof, then the terms of Section 4 hereof shall apply to such other securities as though they were Subject Securities hereunder. 9.2 Survival of Representations, Warranties and Agreements. All representations, warranties, covenants and agreements in this Agreement, and all rights and remedies with respect thereto, shall not survive the Expiration Date.

9.3 Expenses. Except as provided in Sections 4.2 and 8.2 hereof or as otherwise agreed between the parties, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses. 9.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered to Parent and Purchaser in accordance with Section 10.8 of the Merger Agreement and to each Stockholder at its address set forth below such Stockholder’s signature hereto (or at such other address for a party as shall be specified by like notice).Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, the remaining provisions of this Agreement will be enforced so as to conform to the original intent of the Parties as closely as possible such that the terms of this Agreement, the Merger Agreement and the Transactions contemplated therein are fulfilled to the fullest extent possible. 9.5 Entire Agreement; Counterparts. This Agreement and any other documents delivered by the parties in connection herewith constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties hereto, with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by PDF shall be sufficient to bind the parties hereto to the terms and conditions of this Agreement. 9.6 Assignment; Binding Effect. No party may assign (by merger, operation of law or otherwise) either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Any purported assignment in violation of this Agreement will be void ab initio. 9.7 Independence of Obligations. The covenants and obligations of Stockholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Stockholder, on the one hand, and the Company, Purchaser or Parent, on the other. The existence of any claim or cause of action by Stockholder against the Company, Purchaser or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Stockholder. 9.8 Governing Law. (a) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof. Subject to Section 9.9(c), in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby: (i) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and any state appellate court therefrom or, if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware, (it being agreed that the consents to jurisdiction and venue set forth in this Section 9.9(a) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties); and (ii) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 9.4. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Laws; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post- judgment relief regarding, or any appeal from, such final trial court judgment. (b) The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy will occur in the event that the parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Subject to the following sentence, the parties acknowledge and agree that (i) the parties shall be entitled to seek an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 9.9(a) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) the right of specific performance is an integral part of the transactions contemplated hereby and without that right, neither the Company nor Parent would have entered into this Agreement. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.9(b) shall not be required to provide any bond or other security in connection with any such order or injunction. (c) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RELATING TO, IN CONNECTION OR TO ENFORCE WITH THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. 9.9 Waiver. No failure on the part of any party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of such party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. 9.10 Termination. This Agreement and all rights and obligations of the parties hereunder shall automatically terminate, and no party shall have any rights or obligations hereunder, and this Agreement shall be revoked and become null and void on, and have no further effect as of the Expiration Date. Nothing in this Section 9.11 shall relieve any party from any liability for any Willful Breach of this Agreement occurring prior to the termination of this Agreement and the provisions of this Section 9 (other than Section

9.1) shall survive any termination of this Agreement. For the avoidance of doubt, the representations and warranties herein shall not survive the termination of this Agreement. 9.11 Directors and Officers. Stockholder signs this Agreement solely in Stockholder’s capacity as a stockholder of the Company, and not in Stockholder’s (or any Representative of Stockholder’s) capacity as a director, officer or employee of the Company. Nothing in this Agreement shall be construed to prohibit Stockholder or any of Stockholder’s Representatives who is an officer or member of the Company Board from taking any action (or failure to act) in his or her capacity as an officer or member of the Company Board or from taking any action with respect to any Acquisition Proposal solely in their capacity as such an officer or director or in the exercise of his or her fiduciary duties in his or her capacity as director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer, and no action taken solely in any such capacity as an officer or director of the Company shall be deemed to constitute a breach of this Agreement. 9.12 Construction. (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. (b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. (c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement, unless otherwise stated, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. (d) Unless otherwise indicated all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement, as applicable. (e) The headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to effect in any way the meaning or interpretation of this Agreement or any term or provision hereof. (f) References to “$” refer to United States dollars unless otherwise noted. 9.13 No Ownership Interest. All rights, ownership and economic benefits of and relating to the Subject Securities at a given time shall remain vested in and belong to Stockholder as of such time, and neither Parent nor Purchaser shall have any authority to exercise any power or authority to direct Stockholder in the voting of any of the Subject Securities, except as otherwise specifically provided herein. 9.14 No Agreement Until Executed. This Agreement shall not be effective unless and until (i) the Merger Agreement is executed by all parties thereto and (ii) this Agreement is executed by all parties hereto.

9.15 Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, (i) in the case of an amendment, by each of (x) Parent and the Purchaser, on the one hand, and (y) Stockholder, on the other hand, or (ii) in the case of a waiver, by each party against whom such waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. 9.16 Specific Performance. Each of the parties hereto acknowledges and agrees that, in the event of any breach of this Agreement, each nonbreaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in accordance with Section 9.9 hereof. 9.17 Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. 9.18 No Presumption. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted. 9.19 Counterparts. This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement. [Remainder of page intentionally left blank]

[Signature Page to Tender and Support Agreement] IN WITNESS WHEREOF, each of Parent, Purchaser and Stockholder has caused this Tender and Support Agreement to be executed as of the date first written above. COLLEGIUM PHARMACEUTICAL, INC. By: Name: Title: BRISTOL ACQUISITION COMPANY INC. By: Name: Title:

[Signature Page to Tender and Support Agreement] IN WITNESS WHEREOF, each of Parent, Purchaser and Stockholder has caused this Tender and Support Agreement to be executed as of the date first written above. STOCKHOLDER [STOCKHOLDER] By: __________________________________ Name: Title: Address: E-mail:

SCHEDULE A SUBJECT SECURITIES, COMPANY RSUS AND COMPANY OPTIONS Stockholder Name Company Warrants Common Shares Shares Underlying Company RSUs Company Options Total Shares

ANNEX I CONDITIONS TO THE OFFER The capitalized terms used in this Annex I shall have the meanings set forth in the Agreement and Plan of Merger to which this Annex I is attached (the “Agreement”) unless specifically defined in this Annex I. The obligation of Purchaser to accept for payment and pay for Shares validly tendered (and not validly withdrawn) pursuant to the Offer is subject to the satisfaction of the conditions set forth in clauses (a) through (h) below. Accordingly, notwithstanding any other provision of the Offer or this Agreement to the contrary, Purchaser shall not be required to accept for payment or (subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act relating to Purchaser’s obligation to pay for or return tendered shares of Company Common Stock promptly after termination or withdrawal of the Offer) purchase any shares of Company Common Stock validly tendered (and not validly withdrawn as of immediately prior to the expiration of the Offer) pursuant to the Offer (and not theretofore accepted for payment) if at any time prior to the expiration of the Offer, any of the following events shall have occurred and be continuing immediately prior to the expiration of the Offer: (a) the number of Shares validly tendered (and not validly withdrawn) prior to the time that the Offer expires (but excluding Shares tendered pursuant to guaranteed delivery procedures that have not yet been “received”, as defined by Section 251(h)(6)(f) of the DGCL by the “depository” (as such term is defined in Section 251(h)(6)(c) of the DGCL)), together with the Shares then owned by Purchaser and its “affiliates” (as such term is defined in Section 251(h)(6)(a) of the DGCL), represent at least one (1) Share more than 50% of all issued and outstanding Shares as of immediately after the consummation of the Offer (the “Minimum Condition”); (b) (i) the representations and warranties of the Company set forth in Section 4.4 (Capitalization, Etc.) of the Agreement shall have been true and correct in all respects except for any de minimis inaccuracies, in each case, at and as of the Agreement Date and at and as of the Offer Acceptance Time as if made on and as of such time (except representations and warranties that by their terms speak specifically as of another date or time, in which case as of such other date or time); (ii) the representations and warranties of the Company set forth in Section 4.1 (Due Organization; Subsidiaries, Etc.), Section 4.2 (Certificate of Incorporation and Bylaws), Section 4.3 (Authority; Binding Nature of Agreement), Section 4.5 (Non-Contravention; Consents) (solely with respect to clause (a) thereof), Section 4.24 (Merger Approval) and Section 4.26 (Brokers and Other Advisors) of the Agreement shall have been true and correct in all material respects, in each case, at and as of the Agreement Date and at and as of the Offer Acceptance Time as if made on and as of such time (except representations and warranties that by their terms speak specifically as of another date or time, in which case as of such other date or time); and (iii) all of the other representations and warranties of the Company set forth in the Agreement (other than those referred to in clauses (b)(i) or (b)(ii) above) shall have been true and correct (disregarding for this purpose all “Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) at and as of the Agreement Date and at and as of the Offer Acceptance Time as if made on and as of such time (except representations and warranties that by their terms speak specifically as of another date or time, in which case as of such other date or time), except where any failure of any representation or warranty to be so true and correct has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(c) the Company shall have complied with or performed in all material respects all of the Company’s covenants and agreements it is required to comply with or perform at or prior to the Offer Acceptance Time; (d) since the Agreement Date, there shall not have been any Material Adverse Effect; (e) (i) the waiting period (or any extension thereof) applicable to the Offer and the Merger under the HSR Act shall have expired or been terminated without action by the Federal Trade Commission or U.S. Department of Justice to prevent the consummation of the Transactions or (ii) any action commenced by the Federal Trade Commission or the U.S. Department of Justice in relation to the transactions contemplated by the Agreement shall have been resolved in manner that permits the consummation of the Closing; (f) Parent and Purchaser shall have received a certificate executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer confirming that the conditions set forth in clauses (b), (c) and (d) of this Annex I have been duly satisfied; (g) there shall not have be in effect any temporary, preliminary or permanent Law or Order issued by any Governmental Body of competent jurisdiction that has the effect of restraining, enjoining or otherwise preventing the consummation of the Offer or the Merger; and (h) this Agreement shall not have been terminated in accordance with its terms (the “Termination Condition”). The foregoing conditions shall be in addition to, and not a limitation of, the rights of Parent and Purchaser to extend, terminate or modify the Offer in accordance with the Agreement and applicable Law. The foregoing conditions are for the sole benefit of Parent and Purchaser, may be asserted by Parent or Purchaser regardless of the circumstances giving rise to any such conditions and may be waived (but solely to the extent permitted by the Agreement and applicable Law) by Parent and Purchaser, in whole or in part at any time and from time to time, in the sole discretion of Parent and Purchaser. The failure by Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.